As filed with the Securities and Exchange Commission on July 20, 2018

Registration No. 333-226074

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

To

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFE-T GROUP LTD.

(Exact name of registrant as specified in its charter)

State of Israel	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Shachar Daniel	Safe-T USA Inc.
Chief Executive Officer	51 John F. Kennedy Parkway
8 Abba Eban Ave.	First Floor West at Regus
Herzliya, 4672526 Israel	Short Hills, NJ 07078
Tel: +972 9.866.6110	Tel: 888.304.5010
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq.	Eitan Shmueli, Adv.	Stuart Neuhauser, Esq.	Shachar Hadar
Edwin L. Miller Jr., Esq.	Gregory Irgo, Adv.	Ellenoff Grossman &	Meitar Liquornik Geva
Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.3000	Eitan Mehulal & Sadot 10 Abba Eban Ave. PO Box 2081 Herzliya 4612002, Israel Tel: +972 9.972.6000	Schole, LLP 1345 Avenue of the Americas New York, NY 10105 Tel: 212.370.1300	Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)
Ordinary shares, no par value, as represented by American Depositary Shares (1)	$11,500,000	$1,431.75
Warrants to purchase American Depositary Shares (5)	-	-
Ordinary Shares underlying the American Depositary Shares issuable upon exercise of warrants	14,375,000	1,789.69
Representative’s warrants to purchase American Depositary Shares (6)	-	-
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Representative’s warrants (7)	718,750	89.48
Total Registration Fee (8)	$26,593,750	$3,310.92

(1)	The ordinary shares will be represented by American Depositary Shares, or ADS, which have been registered under a separate registration statement on Form F-6 (Registration No. 333-218251) and are issuable upon deposit of the ordinary shares registered hereby. Each ADS represents 20 ordinary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of ordinary shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(5)	Because the ordinary shares of the Registrant underlying the warrants are being simultaneously registered hereby, and no additional consideration is allocated to the warrants, the fee is based on the estimated exercise price of the warrants, which is 125% of the public offering price, and no separate registration fee is required with respect to the warrants registered hereby.

(6)	In accordance with Rule 457(g) under the Securities Act, because the ordinary shares of the Registrant underlying the warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the underwriters’ warrants is $718,750 (125% of $575,000 which in turn is 5% of the proposed maximum aggregate offering price for the ADSs of $11,500,000).

(8)	$1,245 already paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 20, 2018

1,000,000 American Depositary Shares

Representing 20,000,000 Ordinary Shares

Warrants to Purchase 1,000,000 American Depositary Shares

Safe-T Group Ltd.

We are offering 1,000,000 American Depositary Shares, or ADSs, and warrants to purchase ADSs, or warrants, at an estimated offering price between $9.50 and $10.50 per ADS and $0.01 per warrant. The ADSs and warrants will be purchased together in this offering but are immediately separable. Each warrant will have a per ADS exercise price of 125% of the per ADS public offering price, will be exercisable immediately and will expire three years from the date of issuance. Each ADS offered represents 20 of our ordinary shares, no par value, or Ordinary Shares. This is our initial public offering in the United States.

Our Ordinary Shares currently trade on the Tel Aviv Stock Exchange Ltd., or TASE, under the symbol “SAFE.” On July 18, 2018, the last reported trading price of our Ordinary Shares on the TASE was NIS 1.76, or $0.48 per share (based on the exchange rate reported by the Bank of Israel on such date). The ADSs, each representing 20 of our Ordinary Shares, are quoted on the OTCQB Venture Market operated by OTC Markets Inc., or the OTCQB, under the symbol “SFTTY.” On May 24, 2018, the closing price of the ADSs on the OTCQB was $10.00 per ADS, which was the last reported trade of the ADSs on the OTCQB. Our share price on the TASE or OTCQB may not be indicative of actual offering price. The actual offering price will be determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price. We have applied to list the ADSs on the Nasdaq Capital Market under the symbol “SFET.” No assurance can be given that our application will be approved or that a trading market will develop.

There is no established public trading market for the warrants, and we do not intend to list the warrants on any securities exchange or automated quotation system.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission, or the SEC, the Israel Securities Authority nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to us (before expenses) (2)	$	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses and the underwriters will receive compensation in addition to underwriting discounts and commissions. See the section titled “Underwriting” beginning on page 105 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.
(2)	Does not include proceeds from the exercise of the warrants in cash, if any.

We have granted the representative of the underwriters an option to purchase up to additional 150,000 ADSs and warrants to purchase up to an additional 150,000 ADSs from us at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable will be $862,500, and the total proceeds to us, before expenses, will be $10,637,500.

The underwriters expect to deliver the ADSs and warrants on or about              , 2018.

Sole Book – Running Manager

Chardan

The date of this prospectus is           , 2018

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell the ADSs and warrants, and seeking offers to buy the ADSs and warrants, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ADSs or warrants.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “Safe-T” refer to Safe-T Group Ltd. and its wholly owned subsidiary, Safe-T Data A.R Ltd., an Israeli corporation, and its wholly owned subsidiary, Safe-T USA Inc., a Delaware corporation.

“SAFE-T,” “SmarTransfer,” and “SAFE-T BOX” are registered trademarks of Safe-T, and our logo, and the logo of our subsidiaries are our and our subsidiaries unregistered trademarks. All other trademarks and trade names appearing in this prospectus are the property of their respective owners.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB.  None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

All descriptions of our share capital in this prospectus take into account a reverse share split of our Ordinary Shares that was effected in March 2016, whereupon every 800 of our Ordinary Shares were consolidated into one Ordinary Share (no par value).

As of June 18, 2018, the ratio of Ordinary Shares to ADSs was adjusted such that one ADS represents 20 Ordinary Shares. All descriptions of our share capital and ADSs in this prospectus reflect such ratio adjustment.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Our Company

We develop and market software solutions that address multiple aspects of the information security and cybersecurity markets. Our patented solutions secure our customers’ data, services and networks from internal and external threats, such as unauthorized access to data, services and networks, as well as data-related threats that include data exfiltration, leakage, malware, ransomware and fraud. We believe that our innovative products are the first solution that controls, in one integrated package, the entire data access lifecycle, allowing our customers to avoid the integration complexities of multiple products. In addition, we believe that our products create stronger perimeter security than other vendors as a result of our patented Reverse-Access technology. Recently, we received the 2018 Fortress Cyber Security Award for Compliance and Authentication & Identity and were finalists in the 2018 Cyber Defence Magazine Infosec Awards. Reverse-Access is an innovative and unique technology providing for “reverse movement” of communication, and is designed to reduce the need to store sensitive data in the demilitarized zone (unfirewalled), or DMZ, and to open ports in the organizations’ firewall, thus enabling secure access to networks and services.

We have a broad customer base spanning several industries, including finance, healthcare, government agencies, commercial companies and educational institutions. Currently, most of our end-customers are located in Israel, including large Israeli regional banks with branches across the country and globally (accounting for approximately 6% of our 2017 gross revenue), large Israeli healthcare organizations and the Israeli Ministry of Health (accounting for approximately 7% of our 2017 gross revenue), leading Israeli insurance companies (accounting for approximately 14% of our 2017 gross revenue), and the Israeli Police Force (accounting for approximately 13% of our 2017 gross revenue). Our initial engagements with our customers either follow (i) a license sale model, or (ii) a lease subscription model between one to three years, which are renewable upon expiration, at our customers’ discretion. Our headquarters are located in Israel with customers and sales operations in Israel, North America, Europe, Asia-Pacific and Africa.

Vast amounts of data, including sensitive personal and commercial information, are stored electronically and are typically connected to external networks, including the internet, and in cloud storage. This information architecture has enabled threats that all organizations face, including:

●	distributed ‘denial of service’ attacks on published services and applications;
●	access to an organization’s data by unauthorized internal personnel;
●	access to an organization’s data and networks by outside hackers; and
●	unsecure transfer of information and files within an organization and to and from third parties.

The data security market offers a variety of information security products that provide specific protection for a certain market or aspect of information security. Our solution, however, offers various security capabilities to organizations designed to ensure full security of intra-organizational and inter-organizational data access and exchanges. Further, our unique open extensible and customizable architecture integrates with over 30 third party security and enterprise applications and solutions for end-to-end security coverage across business processes.

Our flagship solution called Software Defined Access is a patented multi-layered solution that integrates our upgraded and comprehensive Software Defined Perimeter, or SDP, solution. We believe that our SDP solution is superior to other available products in the market, as it controls the entire application access lifecycle by combining SDP, a new architecture and technology that allows secure access to published applications, and our Enterprise File Sync and Share, or EFSS, software/service that securely synchronizes and shares files and data among multiple devices. The SDP architecture essentially hides published services and applications from unauthorized parties. According to Markets and Markets Research Private Ltd., the combined markets for secure data access and secure data exchange have been reported to have generated revenues in excess of $4 billion in 2017.

In addition to offering an integrated solution, we intend to also offer the components of our solution as stand-alone products, as a white label via OEM partners, as well as bundled with our channel partners’ complementary products. An example would be a joint solution combining the solution of an identity provider such as SecureAuth Corporation, or SecureAuth, and our secure application access solution.

Our main goal is to become a market leader in the fields of cyber and information security, including increased penetration into the U.S. market. Penetration into the U.S. market is expected to be achieved through a combination of direct sales by our local sales team with the support of our corporate marketing and U.S. field marketing teams, as well as indirect sales via resellers, distributors, and channel and OEM partners, such as SourceCode Technology Holdings, Inc. and SecureAuth Corporation. We began operations in Israel, and have since expended sales and marketing of our products around the world. We have distributors and resellers in Israel, the United States, Mexico, Singapore, United Kingdom, Switzerland, Canada, Germany, Italy, Spain, Serbia, Austria, France, Nigeria, Turkey and the Philippines.

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Risks Associated with Our Business

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in the ADSs or warrants. In particular, our risks include, but are not limited to, the following:

●	we have a limited operating history on which to assess our business, have incurred significant losses since our inception, including an accumulated deficit of approximately $39.5 million as of March 31, 2018, and anticipate that we will continue to incur significant losses for the foreseeable future;
●	given our limited revenue and lack of positive cash flow, we will need to raise additional capital after this offering, which may be unavailable to us;
●	we may not generate as much revenue as we anticipate. Further, we expect to incur losses for the foreseeable future;
●	the information technology, or IT, security market is rapidly evolving within the increasingly challenging cyber threat landscape. If the industry does not continue to develop as we anticipate, our sales will not grow as quickly as expected and our share price could decline;
●	if we fail to effectively manage our growth, our business and operations will be negatively affected, and as we invest in the growth of our business, we expect our operating and net profit margins to decline in the near-term;
●	our reputation and business could be harmed based on real or perceived shortcomings, defects or vulnerabilities in our solution or the failure of our solution to meet customers’ expectations;
●	if we are unable to renew existing agreements or acquire new customers, our future revenues and operating results will be harmed;
●	we face intense competition from IT security vendors, some of which are larger and better known than we are, and we may lack sufficient financial or other resources to maintain or improve our competitive position; and
●	if we are unable to obtain and maintain effective intellectual property rights for our technologies, products or any future product candidates, we may not be able to compete effectively in our markets.

Corporate Information

We are an Israeli corporation based in Herzliya and were incorporated in 1989. From June 2011 until June 2016, we were a “shell corporation” and did not have any business activity, excluding administrative management. On June 15, 2016, we closed a merger transaction, or the Merger Transaction, with Safe-T Data A.R Ltd., or the Subsidiary, whereby we acquired 100% of the share capital of the Subsidiary. Since the date of the Merger Transaction, we have devoted substantially all of our financial resources to develop and commercialize our products. Our principal executive offices are located at 8 Abba Eban Avenue, Herzliya, 4672526 Israel. Our telephone number in Israel is +972-9-8666110. Our website address is http://www.safe-t.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

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THE OFFERING

Ordinary Shares currently outstanding	28,428,833 Ordinary Shares

ADSs offered by us	1,000,000 ADSs representing 20,000,000 Ordinary Shares

Warrants offered by us

Warrants to purchase up to 1,000,000 ADSs. Each warrant will have per ADS exercise price of 125% of the per ADS public offering price, will be exercisable upon issuance and will expire three years from the date of issuance.

The ADSs and warrants will be purchased together in this offering, such that for every one ADS purchased one warrant will be purchased, but are immediately separable.

Representative’s Warrants	We will issue to Chardan warrants to purchase 50,000 ADSs (or 57,500 ADSs if the underwriters exercise their over-allotment option in full). The representative’s warrants will have an exercise price of 125% of the per ADS public offering price, will be exercisable commencing one year after issuance and will expire three years from the date of issuance.

Ordinary Shares to be outstanding after this offering	48,428,833 Ordinary Shares or 69,428,833 Ordinary Shares if the warrants (including the representative’s warrant) offered in this offering are exercised in full.

The ADSs

Each ADS represents 20 of our Ordinary Shares, no par value. The ADSs may be evidenced by American Depositary Receipts, or ADRs.

The depositary will be the holder of the Ordinary Shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and owners and beneficial owners of ADSs from time to time.

To better understand the terms of the ADSs, you should carefully read the section in this prospectus entitled “Description of American Depositary Shares.” We also encourage you to read the deposit agreement, which is incorporated by reference as an exhibit to the registration statement that includes this prospectus.

Over-allotment option	We have granted the underwriters an option for a period of up to 45 days to purchase up to 150,000 additional ADSs and additional warrants to purchase up to an aggregate amount of 150.000 ADSs at the applicable assumed initial public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Use of proceeds

We expect to receive approximately $8.45 million in net proceeds from the sale of 1,000,000 ADSs and 1,000,000  warrants offered by us in this offering (approximately $9.8  million if the underwriters exercise their over-allotment option in full), based upon an assumed public offering price of $10.00  per ADS, the midpoint of the price range sent forth on the cover page of this prospectus and $0.01 per warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, not including proceeds from warrants exercise.

We currently expect to use the net proceeds from this offering for the following purposes:

●	approximately $2.0 million for scaling up marketing and sales of our products in the United States, including brand creation and enhancing our dedicated marketing and sales activities in the United states;

●	approximately $2.0 million for scaling up marketing and sales of our products in the rest of the world;

●	approximately $2.0 million for research and development of new and related technologies to expand our business; and

●	the remainder for working capital and general corporate purposes.

Depositary	Bank of New York Mellon.

Risk factors	You should read the “Risk Factors” section starting on page 6 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the ADSs.

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Proposed Nasdaq Capital Market symbol:	We have applied to list the ADSs to be issued in this offering on the Nasdaq Capital Market under the symbol “SFET.” There is no established public trading market for the warrants, and we do not intend to list the warrants on any securities exchange or automated quotation system.

OTCQB symbol:	Our ADSs are currently traded on the OTCQB under the symbol “SFTTY.”

Tel Aviv Stock Exchange symbol:	Our Ordinary Shares are currently traded on the Tel Aviv Stock Exchange under the symbol “SAFE.”

The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the ADSs offered hereby are sold, and is based on 28,428,833 Ordinary Shares outstanding as of July 18, 2018. This number excludes:

●	3,812,385 Ordinary Shares issuable upon the exercise of warrants outstanding as of July 18, 2018, at exercise prices ranging from NIS 6.00 (approximately $1.68) to NIS 10.00 (approximately $2.79), all of which are vested;
●	4,792,735 Ordinary Shares issuable upon the exercise of warrants outstanding as of July 18, 2018, with an exercise price of $0.65, all of which are vested;
●	up to a maximum of 210,000 Ordinary Shares that may become issuable to certain investors in the event that such investors are unable convert their Ordinary Shares purchased on June 3, 2018, into unrestricted ADSs. See “Dilution” for further information;
●	4,399,842 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of July 18, 2018, at a weighted average exercise price of $0.97, of which 1,612,708 were vested as of July 18, 2018; and
●	1,944,076 Ordinary Shares reserved for future issuance under our Safe-T Group Global Equity Plan.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the warrants issued in the offering;
●	no exercise of the underwriters’ over-allotment option; and
●	no exercise of underwriters’ warrants.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2017 and 2016, from our audited consolidated financial statements included elsewhere in this prospectus. We have derived the following statements of operations data for the three months ended March 31, 2018 and 2017, and the balance sheet data as of March 31, 2018, from our unaudited interim condensed financial statements included elsewhere in this prospectus, which have been prepared on the same basis as the audited financial statements for December 31, 2017, except for the adoption of International Financial Reporting Standard No. 9 “Financial Instruments” in our March 31, 2018 unaudited interim condensed financial statements, which became effective from January 1, 2018. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Our consolidated financial statements included in this prospectus were prepared in accordance with IFRS, as issued by the IASB.

	Year Ended December 31,		Three Months Ended March 31,
U.S. dollars in thousands, except share and per share data	2017	2016	2018	2017
Revenues	1,096	843	458	319
Cost of revenues	583	512	223	139
Gross profit	513	331	235	180
Research and development expenses	1,608	1,085	487	305
Selling and marketing expenses	4,051	2,892	1,593	658
General and administrative expenses	2,150	2,123	484	475
Listing expenses	-	1,579	-	-
Total operating expenses	7,809	7,679	2,564	1,438
Operating loss	(7,296)	(7,348)	(2,329)	(1,258)
Finance expenses	(975)	(1,854)	(18)	(341)
Finance income	2,959	282	743	123
Finance expenses, net	1,984	(1,572)	725	(218)
Loss before taxes on income	(5,312)	(8,920)	(1,604)	(1,476)
Taxes on income	1	2	-	-
Net loss for the year	(5,313)	(8,922)	(1,604)	(1,476)
Basic loss per Ordinary Share	(0.29)	(0.77)	(0.08)	(0.10)
Diluted loss per Ordinary Share	(0.29)	(0.77)	(0.10)	(0.10)

U.S. dollars in thousands	As of March 31, 2018
	Actual	Pro Forma (1)	Pro Forma As Adjusted (2)
Consolidated Balance Sheet Data:
Cash and cash equivalents	1,609	4,378	12,828
Total assets	4,291	7,060	15,510
Total non-current liabilities	418	910	910
Accumulated deficit	(39,540)	(39,579)	(39,579)
Total shareholders’ equity	1,817	4,094	12,544

(1)	The pro forma data gives effect to the issuance of the following securities pursuant to a private placement from June 2018 (which included derivative liabilities features): (i) 3,775,520 Ordinary Shares to certain investors, at a price per share of NIS 1.50 (approximately $0.42), (ii) 3,859,016 Ordinary Shares to certain investors, at a price per share of approximately NIS 1.28 (approximately $0.36), (iii) warrants to purchase an aggregate of 4,792,735 Ordinary Shares with an exercise price of $0.65, and (iv) the corresponding issuance of 416,456 Ordinary Shares and warrants to purchase 12,893 Ordinary Shares, issued pursuant to an anti-dilution provision included in a certain private placement agreement, that was triggered upon the foregoing issuances.
(2)	The pro forma as adjusted data gives additional effect to the issuance of ADSs and warrants offered by us in this offering at an assumed offering price of $10.00 per ADS, the midpoint of the price range on the cover page of this prospectus, assuming this offering was consummated on March 31, 2018, and $0.01 per warrant, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale of the ADSs and warrants had occurred on March 31, 2018.

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RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our securities. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of the ADSs to decline, and you may lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We have a limited operating history on which to assess the prospects for our business, have incurred losses since the date of inception of Safe-T Data A.R Ltd., and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our products globally.

From June 2011 until June 2016, we were a “shell corporation” and did not have any business activity, excluding administrative management. On June 15, 2016, we closed the Merger Transaction with the Subsidiary, whereby we acquired 100% of the share capital of the Subsidiary. Since the date of the Merger, we have devoted substantially all of our financial resources to develop and commercialize our products. We have financed our operations primarily through the issuance of equity securities. The amount of our future net losses will depend, in part, on on-going development of our products, the rate of our future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. We expect to continue to incur significant losses until we are able to successfully commercialize our products globally. We anticipate that our expenses will increase substantially if and as we:

●	continue the development of our products;
●	establish and reinforce a sales, marketing, and distribution infrastructure to commercialize our products;
●	seek to identify, assess, acquire, license, and/or develop other products and subsequent generations of our current products;
●	seek to maintain, protect, and expand our intellectual property portfolio;
●	seek to attract and retain skilled personnel; and
●	continue to support our operations as a public company, our product development and planned future commercialization efforts.

Our ability to generate future revenue from product sales depends heavily on our success in many areas, including but not limited to:

●	addressing any competing technological and market developments;
●	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;
●	establishing and maintaining resale and distribution relationships with third parties that can provide adequate (in amount and quality) infrastructure to support market demand for our products;
●	launching and commercializing current and future products, either directly or with a collaborator or distributor; and
●	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how.

Given our limited revenue and lack of positive cash flow, we expect that we will need to raise substantial additional funding even after this offering before we can expect to become profitable from sales of our products. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

According to our management’s estimates, based on our current cash on hand and further based on our budget, we believe that we have sufficient resources to continue our activities until at least September 1, 2018, without using the net proceeds from this offering. Since we might be unable to generate sufficient revenue or cash flow to fund our operations for the foreseeable future, we will need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations. We may also need additional funding for developing products and services, increasing our sales and marketing capabilities, and promoting brand identity, as well as for working capital requirements and other operating and general corporate purposes.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and financial condition may be materially adversely affected. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or candidate products, or to grant licenses on terms that are not favorable to us.

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Raising additional capital would cause dilution to holders of our equity securities, and may affect the rights of existing holders of equity securities.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of equity (such as this offering) or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of the ADSs.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

The report of our independent registered public accounting firm on our audited consolidated financial statements as expected for the period ended December 31, 2017 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of the uncertainty regarding our ability to continue as a going concern. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further reports on our financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. If we cannot continue as a going concern, our investors may lose their entire investment in the ADSs and warrants. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This may raise substantial doubts about our ability to continue as a going concern.

Risks Related to Our Business and Industry

The IT security market is rapidly evolving within the increasingly challenging cyber threat landscape. If the industry does not continue to develop as we anticipate, our sales will not grow as quickly as expected and our share price could decline.

We operate in a rapidly evolving industry focused on securing organizations’ IT systems and sensitive business data. Our solution focuses on protecting an organization’s sensitive data, in terms of how internal/external users access the data and use the data. While theft, leakage, and ransomware have gained media attention in recent years, IT security spending within enterprises is often concentrated on endpoint and web security products designed to stop threats from penetrating corporate networks. Organizations that use these security products may allocate all or most of their IT security budgets to these products and may not adopt our solution in addition to such products. Further, a security solution such as ours, which is focused on disrupting cyber-attacks by insiders and external perpetrators that have penetrated an organization’s perimeter, is a relatively new technology that has been developed to respond to advanced threats and more rigorous compliance standards and audit requirements. However, advanced cyber attackers are skilled at adapting to new technologies and developing new methods of gaining access to organizations’ sensitive business data. Changes in the nature of advanced cyber threats could result in a shift in IT budgets away from solutions such as ours. In addition, any changes in compliance standards or audit requirements that deemphasize the types of controls, storage, monitoring and analysis that our solution provides would adversely impact demand for our offerings. It is therefore difficult to predict how large the market will be for our solution. If solutions such as ours are not viewed by organizations as necessary, or if customers do not recognize the benefit of our solution as a critical layer of an effective security strategy, then our revenues may not grow as quickly as expected, or may decline, and our share price could suffer.

If we fail to effectively manage our growth, our business and operations will be negatively affected, and as we invest in the growth of our business, we expect our operating and net profit margins to decline in the near-term.

We have experienced significant growth in a relatively short period of time and intend to continue to aggressively grow our business. We expect that our annual operating expenses will continue to increase as we invest in sales, marketing, research and development. Our growth to-date has placed significant demands on our management, sales and operational and financial infrastructure, and our growth will continue to place significant demands on these resources. We may not be able to successfully implement these improvements in a timely or efficient manner, and our failure to do so may materially impact our projected growth rate. We may also not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, failure to deliver and timely deliver our products to customers, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional new products. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced, and we may not be able to implement our business strategy.

As we invest in the growth of our business, our operating and net profit margins and our operating and net income have declined in recent periods compared to prior periods and we expect this trend to continue in the near-term, primarily as a result of the costs associated with expanding our direct and indirect sales forces, our increased rate of investment in research and development and our increased administrative costs in connection with becoming a public company. We expect that these invested costs will adversely impact our operating and net profit margins since it will take time and resources to train and integrate new sales force members and to comply with public company reporting and regulatory requirements. In addition, costs associated with adding new personnel to our sales force are expensed before their positive impact on our sales is recognized, and even then, a significant portion of any revenues that they generate from maintenance and professional services are deferred over the delivery period of those services. A failure to meet market expectations regarding our revenues and profitability could have an adverse effect on our share price.

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Our quarterly and annual results of operations may fluctuate for a variety of reasons, including our failure to close significant sales before the end of a particular quarter.

Even if we are successful in introducing our products to the market, the operating results and financial condition of our company may fluctuate from quarter to quarter and year to year and are likely to continue to vary due to a number of factors, many of which will not be within our control. If our operating results do not meet the guidance that we provide to the market place or the expectations of securities analysts or investors, the market price of our Ordinary Shares and the ADSs will likely decline. Fluctuations in our operating results and financial condition may be due to a number of factors:

●	the degree of market acceptance of our products and services;
●	long sales cycles;
●	our ability to attract and retain new customers;
●	our ability to sell additional products to current customers;
●	changes in customer or channel partner requirements or market needs;
●	changes in the growth rate of the information security market;
●	the timing and success of new product and service introductions by us or our competitors or any other change in the competitive landscape of the information security market, including consolidation among our customers or competitors;
●	a disruption in, or termination of, our relationship with channel partners;
●	our ability to successfully expand our business globally;
●	reductions in maintenance renewal rates;
●	changes in our pricing policies or those of our competitors and our responses to price competition;
●	general economic conditions in our markets;
●	future accounting pronouncements or changes in our accounting policies or practices;
●	the amount and timing of our operating costs;
●	a change in our mix of products and services; and
●	increases or decreases in our expenses caused by fluctuations in foreign currency exchange rates.

Any of the above factors, individually or in the aggregate, may result in significant fluctuations in our financial and other operating results from period to period. These fluctuations could result in our failure to meet our operating plan or the expectations of investors or analysts for any period. If we fail to meet such expectations for these or other reasons, the market price of our Ordinary Shares and the ADSs could fall substantially, and we could face costly lawsuits, including securities class action suits.

Our reputation and business could be harmed based on real or perceived shortcomings, defects or vulnerabilities in our solution or the failure of our solution to meet customers’ expectations.

Organizations are facing increasingly sophisticated and targeted cyber threats, including the growing threat of cyber terrorism throughout the world. If we fail to identify and respond to new and increasingly complex methods of attack and update our products to detect or prevent such threats, our business and reputation will suffer. In particular, we may suffer significant adverse publicity and reputational harm if a significant breach occurs generally or if any breach occurs at a high-profile customer. Moreover, as our solution is adopted by an increasing number of enterprises and governmental entities, it is possible that attackers will begin to focus on finding ways to defeat our solution. An actual or perceived security breach or theft of our customers’ sensitive business data, regardless of whether the breach or theft is attributable to the failure of our products, could adversely affect the market’s perception of the efficacy of our solution and current or potential customers may look to our competitors for alternatives to our solution. The failure of our products may also subject us to lawsuits and financial losses stemming from indemnification of our partners and other third parties, as well as the expenditure of significant financial resources to analyze, correct or eliminate any vulnerabilities. Any claim brought against us, regardless of its merit, could result in material expense, diversion of management time and attention, and damage to our reputation, and could cause us to fail to retain or attract customers. Costs or payments made in connection with warranty and product liability claims and product recalls or other claims could materially affect our financial condition and results of operations. It could also cause us to suffer reputational harm, lose existing customers or deter them from purchasing additional products and services and prevent new customers from purchasing our solution.

False detection of threats, while typical in our industry, may reduce perception of the reliability of our products and may therefore adversely impact market acceptance of our products. If our solution restricts legitimate privileged access by authorized personnel to IT systems and applications by falsely identifying those users as an attack or otherwise unauthorized, our customers’ business could be harmed. There can be no assurance that, despite testing by us, errors will not be found in existing and new versions of our products, resulting in loss of or delay in market acceptance. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

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If we are unable to acquire new customers, our future revenues and operating results will be harmed.

Our success depends on our ability to acquire new customers. The number of customers that we add in a given period impacts both our short-term and long-term revenues. If we are unable to attract a sufficient number of new customers, we may be unable to generate revenue growth at desired rates. The IT security market is competitive and many of our competitors have substantial financial, personnel, and other resources that they utilize to develop products and attract customers. As a result, it may be difficult for us to add new customers to our customer base. Competition in the marketplace may also lead us to win fewer new customers or result in us providing discounts and other commercial incentives. Additional factors that impact our ability to acquire new customers include the perceived need for IT security, the size of our prospective customers’ IT budgets, the utility and efficacy of our existing and new offerings, whether proven or perceived, and general economic conditions. These factors may have a meaningful negative impact on future revenues and operating results.

If we are unable to sell additional products and services to our existing customers, our future revenues and operating results will be harmed.

Our revenues are also generated from sales to existing customers. Our future success depends, in part, on our ability to obtain recurring licenses and services to our existing customers. We devote significant efforts to developing, marketing and selling additional licenses and associated maintenance and support to existing customers and rely on these efforts for a portion of our revenues. These efforts require a significant investment in building and maintaining customer relationships, as well as significant research and development efforts in order to provide product upgrades and launch new products. The rate at which our existing customers purchase additional products and services depends on a number of factors, including the perceived need for additional IT security, the fit and efficacy of our solutions and the utility of our new offerings, whether proven or perceived, our customers’ IT budgets, general economic conditions, our customers’ overall satisfaction with the maintenance and professional services we provide and the continued growth and economic health of our customer base to require incremental users and servers to be covered. If our efforts to sell additional products and services to our customers are not successful, our future revenues and operating results will be harmed.

We face intense competition from IT security vendors, some of which are larger and better known than we are, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

The IT security market in which we operate is characterized by intense competition, constant innovation and evolving security threats. We compete with companies that offer a broad array of IT security products. Our current and potential future competitors include Vidder Inc., CryptZone North America Inc., Akamai Technologies, Inc. and Zscaler, Inc. in the software defined perimeter and application access market, and also include providers of secure data vaults and secure data exchange such as CyberArk Software Ltd., Accellion, Inc. and Varonis Systems Inc. Some of our competitors are large companies that have the technical and financial resources and broad customer bases needed to bring competitive solutions to the market and already have existing relationships as a trusted vendor for other products. Such companies may use these advantages to offer products and services that are perceived to be as effective as ours at a lower price or for free as part of a larger product package or solely in consideration for maintenance and services fees. They may also develop different products to compete with our current solution and respond more quickly and effectively than we do to new or changing opportunities, technologies, standards or client requirements. Additionally, from time to time we may compete with smaller regional vendors that offer products with a more limited range of capabilities that purport to perform functions similar to our solution. Such companies may enjoy stronger sales and service capabilities in their particular regions.

Our competitors may enjoy potential competitive advantages over us, such as:

●	greater name recognition, a longer operating history and a larger customer base, notwithstanding the increased visibility of our brand following our initial public offering;
●	larger sales and marketing budgets and resources;
●	broader distribution and established relationships with channel and distribution partners and customers;
●	greater customer support resources;
●	greater resources to make acquisitions;
●	larger intellectual property portfolios; and
●	greater financial, technical and other resources.

Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources. Current or potential competitors may be acquired by third parties with greater available resources. As a result of such acquisitions, our current or potential competitors might be able to adapt more quickly to new technologies and customer needs, devote greater resources to the promotion or sale of their products and services, initiate or withstand substantial price competition, take advantage of other opportunities more readily or develop and expand their product and service offerings more quickly than we do. Larger competitors with more diverse product offerings may reduce the price of products that compete with ours in order to promote the sale of other products or may bundle them with other products, which would lead to increased pricing pressure on our products and could cause the average sales prices for our products to decline.

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In addition, other IT security technologies exist or could be developed in the future by current or future competitors, and our business could be materially and adversely affected if such technologies are widely adopted.

We may not be able to successfully anticipate or adapt to changing technology or customer requirements on a timely basis, or at all. If we fail to keep up with technological changes or to convince our customers and potential customers of the value of our solution even in light of new technologies, our business, results of operations and financial condition could be materially and adversely affected.

If our internal network system is compromised by cyber attackers or other data thieves, public perception of our products and services will be harmed.

We will not succeed unless the marketplace is confident that we provide effective IT security protection. We provide privileged account security products, and as such we may be an attractive target for attacks by cyber attackers or other data thieves since a breach of our system could provide data information regarding not only us, but potentially regarding the customers that our solution protects. Further, we may be targeted by cyber terrorists because we are an Israeli company. If we experience an actual or perceived breach of our network or privileged account security in our internal systems, it could adversely affect the market perception of our products and services. In addition, we may need to devote more resources to address security vulnerabilities in our solution, and the cost of addressing these vulnerabilities could reduce our operating margins. If we do not address security vulnerabilities or otherwise provide adequate security features in our products, certain customers, particularly government customers, may delay or stop purchasing our products. Further, a security breach could impair our ability to operate our business, including our ability to provide maintenance and support services to our customers. If this happens, our revenues could decline and our business could suffer.

If we do not effectively expand, train and retain our sales force, we may be unable to acquire new customers or sell additional products and services to existing customers, and our business will suffer.

We depend significantly on our sales force to attract new customers and expand sales to existing customers. We currently generate between 60% to 70% of our revenues from direct sales. As a result, our ability to grow our revenues depends in part on our success in recruiting, training and retaining sufficient numbers of sales personnel to support our growth. We expect to continue to expand our sales personnel significantly and face a number of challenges in achieving our hiring and integration goals. There is intense competition for individuals with sales training and experience. In addition, the training and integration of a large number of sales personnel in a short time requires the allocation of internal resources. We invest significant time and resources in training new sales force personnel to understand our solutions and growth strategy. Based on our past experience, it takes an average of approximately six to nine months before a new sales force member operates at target performance levels. However, we may be unable to achieve or maintain our target performance levels with large numbers of new sales personnel as quickly as we have done in the past. Our failure to hire a sufficient number of qualified sales force members and train them to operate at target performance levels may materially and adversely impact our projected growth rate.

We rely on original equipment manufacturer, or OEM, partners, channel partners, including systems integrators, distributors and value-added resellers, to generate a significant portion of our revenue. If we fail to maintain successful relationships with our OEM and channel partners, or if our channel partners fail to perform, our ability to market, sell and distribute our solution will be limited, and our business, financial position and results of operations will be harmed.

In addition to our direct sales force, we rely on our OEM and channel partners to sell and support our solution, currently in the United States, Europe, Asia Pacific, Africa and Israel region. We expect that sales through our partners will continue to account for a significant percentage of our revenue. We generate approximately 35% of our revenues from sales to channel partners and we expect that channel partners will represent a substantial portion of our revenues for the foreseeable future. Most of our agreements with channel partners are non-exclusive, meaning our partners may offer customers IT security products from other companies, including products that compete with our solution. If our channel partners do not effectively market and sell our solution, or choose to use greater efforts to market and sell their own products and services or the products and services of our competitors, our ability to grow our business will be adversely affected. Our channel partners may cease or deemphasize the marketing of our solution with limited or no notice and with little or no penalty. Further, new channel partners require training and may take several months or more to achieve productivity. The loss of a substantial number of our channel partners, the inability to replace them or the failure to recruit additional OEM or channel partners could materially and adversely affect our results of operations. Our reliance on channel partners could also subject us to lawsuits or reputational harm if, for example, a channel partner misrepresents the functionality of our solution to customers or violates laws or our corporate policies. Our ability to grow revenues in the future will depend in part on our success in maintaining successful relationships with our OEM and channel partners and training our OEM and channel partners to independently sell and install our solution. If we are unable to maintain our relationship with OEM and channel partners or otherwise develop and expand our indirect sales channel, or if our OEM and/or channel partners fail to perform, our business, financial position and results of operations could be adversely affected.

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If our products fail to help our customers achieve and maintain compliance with certain government regulations and industry standards, our business and results of operations could be materially and adversely affected.

We generate a substantial portion of our revenues from our products and services because they enable our customers to achieve and maintain compliance with certain government regulations and industry standards, and we expect that will continue for the foreseeable future. Examples of industry standards and government regulations include the European Union General Data Protection Regulation, or GDPR; the Payment Card Industry Data Security Standard, or PCI- DSS; the Health Insurance Portability and Accountability Act, or HIPAA; the Sarbanes-Oxley Act; the Gramm-Leach-Bliley Act, or GLBA; and the international banking regulations of the Basel Committee on Bank Supervision. These industry standards may change with little or no notice, including changes that could make them more or less onerous for businesses. In addition, governments may also adopt new laws or regulations, or make changes to existing laws or regulations, that could impact whether our solution enables our customers to maintain compliance with such laws or regulations. If we are unable to adapt our solution to changing government regulations and industry standards in a timely manner, or if our solution fails to expedite our customers’ compliance initiatives, our customers may lose confidence in our products and could switch to products offered by our competitors. In addition, if government regulations and industry standards related to IT security are changed in a manner that makes them less onerous, our customers may view compliance as less critical to their businesses, and our customers may be less willing to purchase our products and services. In either case, our sales and financial results would suffer.

Our model for long-term growth depends upon the introduction of new products. If we are unable to develop new products or if these new products are not adopted by customers, our growth will be adversely affected.

Our business depends on the successful development and marketing of new products, including adding complementary offerings to our current products. For example, in October 2017, we completed the development of the first version of our Software Defined Access solution, which is designed to reduce cyber-attacks by hiding mission-critical data at the perimeter, limiting access to authorized and intended entities, on premise or in the cloud. Development and marketing of new products requires significant up-front research, development and other costs, and the failure of new products we develop to gain market acceptance may result in a failure to achieve future sales and adversely affect our competitive position. There can be no assurance that any of our new or future products will achieve market acceptance or generate revenues at forecasted rates or that the margins generated from their sales will allow us to recoup the costs of our development efforts.

Failure by us or our partners to maintain sufficient levels of customer support could have a material adverse effect on our business, financial condition and results of operations.

Our customers depend in large part on customer support delivered through our partners or by us to resolve issues relating to the use of our solution. However, even with our support and that of our l partners, our customers are ultimately responsible for effectively using our solution and ensuring that their IT staff is properly trained in the use of our products and complementary security products. The failure of our customers to correctly use our solution, or our failure to effectively assist customers in installing our solution and providing effective ongoing support, may result in an increase in the vulnerability of our customers’ IT systems and sensitive business data. Additionally, if our partners do not effectively provide support to the satisfaction of our customers, we may be required to provide support to such customers, which would require us to invest in additional personnel, which requires significant time and resources. We may not be able to keep up with demand, particularly if the sales of our solution exceed our internal forecasts. To the extent that we or our partners are unsuccessful in hiring, training and retaining adequate support resources, our ability and the ability of our partners to provide adequate and timely support to our customers will be negatively impacted, and our customers’ satisfaction with our products will be adversely affected. Accordingly, our failure to provide satisfactory maintenance and technical support services could have a material and adverse effect on our business and results of operations.

If we do not successfully anticipate market needs and enhance our existing products or develop new products that meet those needs on a timely basis, we may not be able to compete effectively and our ability to generate revenues will suffer.

Our customers operate in markets characterized by rapidly changing technologies and business plans, which require them to adapt to increasingly complex IT infrastructures that incorporate a variety of hardware, software applications, operating systems and networking protocols. As our customers’ technologies and business plans grow more complex, we expect them to face new and increasingly sophisticated methods of attack. We face significant challenges in ensuring that our solution effectively identifies and responds to these advanced and evolving attacks without disrupting the performance of our customers’ IT systems. As a result, we must continually modify and improve our products in response to changes in our customers’ IT and industrial control infrastructures.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop product enhancements or new products to meet such needs or opportunities in a timely manner, if at all. Even if we are able to anticipate, develop and commercially introduce enhancements and new products, there can be no assurance that enhancements or new products will achieve widespread market acceptance.

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Our product enhancements or new products could fail to attain sufficient market acceptance for many reasons, including:

●	delays in releasing product enhancements or new products;
●	failure to accurately predict market demand and to supply products that meet this demand in a timely fashion;
●	inability to interoperate effectively with the existing or newly introduced technologies, systems or applications of our existing and prospective customers;
●	inability to protect against new types of attacks or techniques used by cyber attackers or other data thieves;
●	defects in our products, errors or failures of our solutions to secure privileged accounts;
●	negative publicity about the performance or effectiveness of our products;
●	introduction or anticipated introduction of competing products by our competitors;
●	installation, configuration or usage errors by our customers; and
●	easing or changing of regulatory requirements related to IT/ cyber security.

If we fail to anticipate market requirements or fail to develop and introduce product enhancements or new products to meet those needs in a timely manner, it could cause us to lose existing customers and prevent us from gaining new customers, which would significantly harm our business, financial condition and results of operations.

If our products do not effectively interoperate with our customers’ existing or future IT infrastructures, installations could be delayed or cancelled, which would harm our business.

Our products must effectively interoperate with our customers’ existing or future IT infrastructures, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors and contain multiple generations of products that have been added over time. If we find errors in the existing software or defects in the hardware used in our customers’ infrastructure or problematic network configurations or settings, we may have to modify our software so that our products will interoperate with our customers’ infrastructure and business processes. In addition, to stay competitive within certain markets, we may be required to make software modifications in future releases to comply with new statutory or regulatory requirements. These issues could result in longer sales cycles for our products and order cancellations, either of which would adversely affect our business, results of operations and financial condition.

Our research and development efforts may not produce successful products or enhancements to our solution that result in significant revenue or other benefits in the near future, if at all.

We expect to continue to dedicate significant financial and other resources to our research and development efforts in order to maintain our competitive position. Investing in research and development personnel, developing new products and enhancing existing products is expensive and time consuming, and there is no assurance that such activities will result in significant new marketable products or enhancements to our products, design improvements, cost savings, revenues or other expected benefits. If we spend significant time and effort on research and development and are unable to generate an adequate return on our investment, our business and results of operations may be materially and adversely affected.

We are subject to a number of risks associated with global sales and operations.

Business practices in the global markets that we serve may differ from those in the United States and may require us to include non-standard terms in customer contracts, such as extended payment or warranty terms. To the extent that we enter into customer contracts that include non-standard terms related to payment, warranties, or performance obligations, our results of operations may be adversely impacted.

Additionally, our global sales and operations are subject to a number of risks, including the following:

●	greater difficulty in enforcing contracts and managing collections, as well as longer collection periods;
●	higher costs of doing business globally, including costs incurred in maintaining office space, securing adequate staffing and localizing our contracts;
●	fluctuations in exchange rates between the NIS and foreign currencies in markets where we do business;
●	management communication and integration problems resulting from cultural and geographic dispersion;
●	risks associated with trade restrictions and foreign legal requirements, including any importation, certification, and localization of our platform that may be required in foreign countries;

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●	greater risk of unexpected changes in regulatory practices, tariffs, and tax laws and treaties;
●	compliance with anti-bribery laws, including, without limitation, compliance with the U.S. Foreign Corrupt Practices Act and the U.K. Anti-Bribery Act;
●	heightened risk of unfair or corrupt business practices in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and result in restatements of, or irregularities in, financial statements;
●	reduced or uncertain protection of intellectual property rights in some countries;
●	social, economic and political instability, terrorist attacks and security concerns in general;
●	laws and business practices favoring local competition;
●	being subject to the laws, regulations and the court systems of many jurisdictions; and
●	potentially adverse tax consequences.

These and other factors could harm our ability to generate future global revenues and, consequently, materially impact our business, results of operations and financial condition.

If we are unable to hire, retain and motivate qualified personnel, our business will suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. Our inability to attract or retain qualified personnel or delays in hiring required personnel, particularly in sales and software engineering, may seriously harm our business, financial condition and results of operations. Any of our employees may terminate their employment at any time. Competition for highly skilled personnel is frequently intense, especially in Israel, where we are headquartered. Moreover, certain of our competitors or other technology businesses may seek to hire our employees. There is no assurance that any equity or other incentives that we grant to our employees will be adequate to attract, retain and motivate employees in the future. If we fail to attract, retain and motivate highly qualified personnel, our business will suffer. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information.

We rely significantly on revenues from maintenance and support contracts, which we recognize ratably over the term of the associated contract and, to a lesser extent, from professional services contracts, which we recognize as services are delivered, and downturns in sales of these contracts are not immediately reflected in full in our quarterly operating results.

We generate revenue from sales of perpetual or subscribed licenses of our products, and related services. Also, we generate revenues from maintenance and support of our products. Maintenance and support renewals are usually 15% to 25% of the license price, depending mainly on the supporting hours and response times, and are important as they represent, like subscription renewals, steady and visible cash flow growth. Our renewal rate for subscriptions of maintenance and support contracts is approximately 90%. Sales of maintenance and support and professional services may decline or fluctuate as a result of a number of factors, including the number of product licenses we sell, our customers’ level of satisfaction with our products and services, the prices of our products and services, the prices of products and services offered by our competitors or reductions in our customers’ spending levels. If our sales of maintenance and support and professional services contracts decline, our revenues or revenue growth may decline and our business will suffer. We recognize revenues from maintenance and support services over the longer of the contract term or contractual relationship. As a result, a meaningful portion of the revenues we report each quarter results from the recognition of deferred revenues from maintenance and support and professional services contracts entered into during previous quarters. Consequently, a decline in the number or size of such contracts in any one quarter will not be fully reflected in revenues in that quarter, but will negatively affect our revenues in future quarters. Accordingly, the effect of significant downturns in maintenance and support and professional services contracts would not be reflected in full in our results of operations until future periods.

We are exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations.

Our functional and reporting currency is the U.S. dollar and we generate a majority of our revenues in U.S. dollars. A material portion of our operating expenses is incurred outside the United States, mainly in NIS and are subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in NIS. Our foreign currency-denominated expenses consist primarily of personnel, rent and other overhead costs. Since a significant portion of our expenses is incurred in NIS and is substantially greater than our revenues in NIS, any appreciation of the NIS relative to the U.S. dollar would adversely impact our net loss or net income, as relevant. We are therefore exposed to foreign currency risk due to fluctuations in exchange rates. This may result in gains or losses with respect to movements in exchange rates which may be material and may also cause fluctuations in reported financial information that are not necessarily related to its operating results. In relation to the effect of inflation, results for tax purposes are measured in terms of earnings in NIS after certain adjustments for increases in the Israeli Consumer Price Index, or CPI. As the financial statements are measured in U.S. dollars, the difference between the annual change in the Israeli CPI and in the NIS/U.S. dollar exchange rate can cause a difference between taxable income and the net loss shown in the financial statements. We expect that the majority of our revenues will continue to be generated in U.S. dollars with the balance in NIS for the foreseeable future, and that a significant portion of our expenses will continue to be denominated in NIS and partially in U.S. dollar. To date, foreign currency transaction gains and losses and exchange rate fluctuations have not been material to our financial statements, and we have not engaged in any foreign currency hedging transactions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosure About Market Risk—Foreign Currency Exchange Risk.”

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A portion of our revenues is generated by sales to government entities, which are subject to a number of challenges and risks.

A portion of our revenues is generated by sales to federal, state and local governmental customers as well as security agencies, and we may in the future increase sales to government entities. Sales to government entities are subject to a number of risks. Selling to government entities can be highly competitive, expensive and time consuming, often requiring significant upfront time, special customizations and expense without any assurance that we will complete a sale. Government demand and payment for our products and services may be impacted by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our products.

We may acquire other businesses, which could require significant management attention, disrupt our business, dilute shareholder value, and adversely affect our results of operations.

As part of our business strategy and in order to remain competitive, we are evaluating acquiring or making investments in complementary companies, products or technologies on an on-going basis. However, we have not made any acquisitions to date, and as a result, our ability as an organization to acquire and integrate other companies, products or technologies in a successful manner is unproven. We may not be able to find suitable acquisition candidates, and we may not be able to complete such acquisitions on favorable terms, if at all. If we do complete acquisitions, we may not ultimately strengthen our competitive position or achieve our goals, and any acquisitions we complete could be viewed negatively by our customers, analysts and investors. In addition, if we are unsuccessful at integrating such acquisitions or the technologies associated with such acquisitions, our revenues and results of operations could be adversely affected. Any integration process may require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could adversely affect our financial condition or the value of our ordinary shares. The sale of equity or issuance of debt to finance any such acquisitions could result in dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations.

We will incur significant increased costs as a result of the listing of our securities for trading on Nasdaq and thereby becoming a public company in the United States as well as in Israel, and our management will be required to devote substantial time to new compliance initiatives as well as compliance with ongoing U.S. and Israeli requirements.

Upon the listing of securities on Nasdaq, we will become a publicly traded company in the United States. As a public company in the United States, we will incur additional significant accounting, legal and other expenses that we did not incur before the offering. We also anticipate that we will incur costs associated with corporate governance requirements of the SEC and Nasdaq, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC and Nasdaq, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, if any, or as executive officers.

We have identified material weaknesses in our internal control over financial reporting, which can possibly result in a material misstatement of our annual financial statements not to be prevented or detected on a timely basis. We may also fail to comply with the rules that apply to public companies, including Section 404 of the Sarbanes-Oxley Act. This may result in a further deficiency in our internal control over financial reporting, as well as sanctions or other penalties that would harm our business.

We have identified material weaknesses in our internal control over financial reporting as of March 31, 2018 and 2017, as well as of December 31, 2017 and 2016. As defined in Regulation 12b-2 under the Securities Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we do not have sufficient qualified staff to provide for effective control over a number of aspects of our accounting and financial reporting process under IFRS as described below.

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We continue to evaluate the impact of internal control over financial reporting and disclosure controls and procedures. As of March 31, 2018 and 2017, as well as December 31, 2017 and 2016, the ineffectiveness of the Company’s internal control over financial reporting was due to the following material weaknesses: (i) inadequate segregation of duties consistent with control objectives; and (ii) ineffective controls over period end financial reporting.

We have taken action toward remediating this material weakness by hiring additional qualified personnel with IFRS accounting and reporting experience, and intend to provide enhanced training to existing financial and accounting employees on related IFRS issues. However, the implementation of these initiatives may not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting.

Furthermore, we are only in the early stages of determining formally whether our existing internal control over financial reporting systems are compliant with Section 404 and whether there are any other material weaknesses or significant deficiencies in our existing internal controls. These controls and other procedures are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is disclosed accurately and is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

Even if we develop effective internal control over financial reporting, these controls may become inadequate because of changes in conditions or the degree of compliance with these policies or procedures may deteriorate, and material weaknesses and deficiencies may be discovered in them. We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting. We have made, and will continue to make, changes in these and other areas. In any event, the process of determining whether our existing internal controls are compliant with Section 404 and sufficiently effective will require the investment of substantial time and resources, including by our chief financial officer and other members of our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete, even more so after we are no longer an “Emerging Growth Company.” In addition, we cannot predict the outcome of this process and whether we will need to implement remedial actions in order to implement effective controls over financial reporting. The determination of whether or not our internal controls are sufficient and any remedial actions required could result in us incurring additional costs that we did not anticipate, including the hiring of outside consultants. We may also fail to complete our evaluation, testing and any required remediation needed to comply with Section 404 in a timely fashion.

Irrespective of compliance with Section 404, any additional failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. As a result, we may experience higher than anticipated operating expenses, as well as higher independent auditor fees during and after the implementation of these changes. If we are unable to implement any of the required changes to our internal control over financial reporting effectively or efficiently or are required to do so earlier than anticipated, it could adversely affect our operations, financial reporting or results of operations and could result in an adverse opinion on internal controls from our independent auditors.

Furthermore, if we are unable to certify that our internal control over financial reporting is effective and in compliance with Section 404, we may be subject to sanctions or investigations by regulatory authorities, such as the SEC or stock exchanges, and we could lose investor confidence in the accuracy and completeness of our financial reports, which could hurt our business, the price of our ordinary shares and our ability to access the capital markets.

We are subject to governmental export and import controls that could subject us to liability in the event of non-compliance or impair our ability to compete in international markets.

We are also subject to U.S. and Israeli export control and economic sanctions laws, which prohibit the delivery and sale of certain products to embargoed or sanctioned countries, governments and persons. Our products could be exported to these sanctioned targets by our channel partners despite the contractual undertakings they have given us and any such export could have negative consequences, including government investigations, penalties and reputational harm. Any change in export or import regulations, economic sanctions or related legislation, shift in the enforcement or scope of existing regulations, or change in the countries, governments, persons or technologies targeted by such regulations, could result in decreased use of our products by, or in our decreased ability to export or sell our products to, existing or potential customers with international operations. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition and results of operations.

In addition, in the future we may be subject to defense-related export controls. For example, currently our solution is not subject to supervision under the Israeli Defense Export Control Law, 5767-2007, but if it was used for purposes that are classified as defense-related or if it falls under “dual-use goods and technology” as referred to below, we could become subject to such regulation. In particular, under the Israeli Defense Export Control Law, 5767-2007, an Israeli company may not conduct “defense marketing activity” without a defense marketing license from the Israeli Ministry of Defense, or the MOD, and may be subject to a requirement to obtain a specific license from the MOD for any export of defense related products and/or knowhow. The definition of defense marketing activity is broad and includes any marketing of “defense equipment,” “defense knowhow” or “defense services” outside of Israel, which includes “dual-use goods and technology,” (material and equipment intended in principle for civilian use and that can also be used for defensive purposes, such as our cybersecurity solutions) that is specified in the list of Goods and Dual-Use Technology annexed to the Wassenaar Arrangement on Export Controls for Conventional Arms and Dual-Use Goods and Technologies, if intended for defense use only, or is specified under Israeli legislation. “Dual-use goods and technology” will be subject to control by the Ministry of Economy if intended for civilian use only. In December 2013, regulations under the Wassenaar Arrangement included for the first time a chapter on cyber-related matters. We believe that our products do not fall under this chapter; however, in the future we may become subject to this regulation or similar regulations, which would limit our sales and marketing activities and could therefore have an adverse effect on our results of operations. Similar issues could arise under the U.S. defense/military export controls under the Arms Export Control Act and the International Traffic in Arms Regulations.

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Our use of third-party software and other intellectual property may expose us to risks.

Some of our products and services include software or other intellectual property licensed from third parties, and we otherwise use software and other intellectual property licensed from third parties in our business. This exposes us to risks over which we may have little or no control. For example, a licensor may have difficulties keeping up with technological changes or may stop supporting the software or other intellectual property that it licenses to us. There can be no assurance that the licenses we use will be available on acceptable terms, if at all. In addition, a third party may assert that we or our customers are in breach of the terms of a license, which could, among other things, give such third party the right to terminate a license or seek damages from us, or both. Our inability to obtain or maintain certain licenses or other rights or to obtain or maintain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could result in delays in releases of new products, and could otherwise disrupt our business, until equivalent technology can be identified, licensed or developed.

Our use of open source software could negatively affect our ability to sell our software and subject us to possible litigation.

We use open source software and expect to continue to use open source software in the future. Some open source software licenses require users who distribute or make available as a service open source software as part of their own software product to publicly disclose all or part of the source code of the users’ software product or to make available any derivative works of the open source code on unfavorable terms or at no cost. We may face ownership claims of third parties over, or seeking to enforce the license terms applicable to, such open source software, including by demanding the release of the open source software, derivative works or our proprietary source code that was developed using such software. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our software, any of which would have a negative effect on our business and results of operations. In addition, if the license terms for the open source code change, we may be forced to re-engineer our software or incur additional costs.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into non-competition agreements with our employees. These agreements prohibit our employees from competing directly with us or working for our competitors or customers for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective patent rights for our products, we may not be able to compete effectively in our markets. If we are unable to protect the confidentiality of our trade secrets or know-how, such proprietary information may be used by others to compete against us.

We have one patent relating to the secure data access product, granted in the United States, Europe, Switzerland, Germany, Spain, France, Great Britain and Italy. In addition, on May 10, 2018, the Israel Patent Office issued a Notice of Allowance of the patent in Israel. The patent is also pending in China. There is no guarantee that the patent registration applications that we have submitted will result in patent registrations. Failure to complete patent registration may allow other entities to manufacture our products and compete with them.

Further, there is no assurance that all potentially relevant prior art relating to our patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our products, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for our new products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

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If we cannot obtain and maintain effective patent rights for our products, we may not be able to compete effectively, and our business and results of operations would be harmed.

If we are unable to maintain effective proprietary rights for our products, we may not be able to compete effectively in our markets.

Historically, we have relied on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes that are not easily known, knowable or easily ascertainable, and for which patent infringement is difficult to monitor and enforce and any other elements of our product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data, trade secrets and intellectual property by maintaining physical security of our premises and physical and electronic security of our IT systems. Agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets and intellectual property may otherwise become known or be independently discovered by competitors.

We cannot provide any assurances that our trade secrets and other confidential proprietary information will not be disclosed in violation of our confidentiality agreements or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Also, misappropriation or unauthorized and unavoidable disclosure of our trade secrets and intellectual property could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets and intellectual property are deemed inadequate, we may have insufficient recourse against third parties for misappropriating any trade secret.

Intellectual property rights of third parties could adversely affect our ability to commercialize our products, and we might be required to litigate or obtain licenses from third parties in order to develop or market our product candidates. Such litigation or licenses could be costly or not available on commercially reasonable terms.

It is inherently difficult to conclusively assess our freedom to operate without infringing on third party rights. Our competitive position may be adversely affected if existing patents or patents resulting from patent applications issued to third parties or other third party intellectual property rights are held to cover our products or elements thereof, or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our product candidates unless we successfully pursue litigation to nullify or invalidate the third party intellectual property right concerned, or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may also be pending patent applications that if they result in issued patents, could be alleged to be infringed by our new products. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, be forced to abandon our new products or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

It is also possible that we have failed to identify relevant third-party patents or applications. For example, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our new products or technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our new products or the use of our new products. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our new products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our new products that are held to be infringing. We might, if possible, also be forced to redesign our new products so that we no longer infringe the third party intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

Third-party claims of intellectual property infringement may prevent or delay our development and commercialization efforts.

Our commercial success depends in part on our avoiding infringement of the patents and proprietary rights of third parties. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which we are developing our products. As our industries expand and more patents are issued, the risk increases that our products may be subject to claims of infringement of the patent rights of third parties.

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Third parties may assert that we are employing their proprietary technology without authorization. There may be third-party patents or patent applications with claims to designs or methods related to the use of our products. There may be currently pending patent applications that may later result in issued patents that our products may infringe. In addition, third parties may obtain patents in the future and claim that the use of our technologies infringes upon these patents.

If any third-party patents were held by a court of competent jurisdiction to cover aspects of our formulations, processes for designs, or methods of use, the holders of any such patents may be able to block our ability to develop and commercialize the applicable product candidate unless we obtain a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, such a license may not be available on commercially reasonable terms or at all.

Parties making claims against us may obtain injunctive or other equitable relief, which could effectively block our ability to further develop and commercialize one or more of our products. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from our business. In the event of a successful claim of infringement against us, we may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, pay royalties, redesign our infringing products or obtain one or more licenses from third parties, which may be impossible or require substantial time and monetary expenditure.

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of any patents that may issue from our patent applications, or narrow the scope of our patent protection. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we were the first to file the invention claimed in our owned patent or pending applications, or that we were the first to file for patent protection of such inventions. Assuming all other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention without undue delay in filing, is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. After March 15, 2013, under the Leahy-Smith America Invents Act, or the Leahy-Smith Act, enacted on September 16, 2011, the United States has moved to a first to file system. The Leahy-Smith Act also includes a number of significant changes that affect the way patent applications will be prosecuted and may also affect patent litigation. In general, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents, all of which could have a material adverse effect on our business and financial condition.

We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe our intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering one of our new products, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the U.S. Patent and Trademark Office, or the USPTO, or made a misleading statement, during prosecution. Under the Leahy-Smith Act, the validity of U.S. patents may also be challenged in post-grant proceedings before the USPTO. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Derivation proceedings initiated by third parties or brought by us may be necessary to determine the priority of inventions and/or their scope with respect to our patent or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to effectively market our products, continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our new products to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our Ordinary Shares.

We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in, or right to compensation, with respect to our current patent and patent applications, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

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In addition, under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee in the course and as a result of or arising from his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent a specific agreement between the employee and employer giving the employee service invention rights. The Patent Law also provides that if there is no such agreement between an employer and an employee, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for his inventions. Recent case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration (but rather uses the criteria specified in the Patent Law). Although we generally enter into assignment-of-invention agreements with our employees pursuant to which such individuals assign to us all rights to any inventions created in the scope of their employment or engagement with us, we may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, we could be required to pay additional remuneration or royalties to our current and former employees, or be forced to litigate such claims, which could negatively affect our business.

We may not be able to protect our intellectual property rights.

Filing, prosecuting, and defending patents on products, as well as monitoring their infringement in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products. Future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult for us to stop the marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our future patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to monitor and enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

In addition, recent reports of successful hacking attacks around the world have led to a realization that a company’s intellectual property can be copied or destroyed. Our business could be adversely harmed if we are subject to such an attack on our systems.

Risks Related to this Offering and the Ownership of the ADSs, Warrants and Ordinary Shares

Sales of a substantial number of the ADSs or Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of the ADSs or Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of the ADSs or Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of the ADSs or Ordinary Shares.

Our principal shareholders, officers and directors currently beneficially own approximately 50.6% of our Ordinary Shares. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of July 18, 2018, our principal shareholders, officers and directors beneficially own approximately 50.6% of our Ordinary Shares. This significant concentration of share ownership may adversely affect the trading price for our Ordinary Shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders, if they acted together, could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders.

If you purchase the ADSs in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price of the ADSs is substantially higher than the net tangible book value per share of our Ordinary Shares. Therefore, if you purchase ADSs in this offering, you will pay a price per Ordinary Share that substantially exceeds our net tangible book value per Ordinary Share after this offering. To the extent outstanding options or warrants are exercised, you will incur further dilution. Based on an assumed offering price of $10.00 per ADS, the midpoint of the price range on the cover page of this prospectus, you will experience immediate dilution of $ 0.27 per Ordinary Share, representing the difference between our pro forma net tangible book value per Ordinary Share after giving effect to this offering and the offering price. See “Dilution.”

We do not know whether a market for the ADSs will be sustained or what the trading price of the ADSs will be and as a result it may be difficult for you to sell your ADSs.

Although we intend to list the ADSs on the Nasdaq Capital Market, an active trading market for the ADSs may not be sustained. It may be difficult for you to sell your ADSs without depressing the market price for the ADSs or at all. As a result of these and other factors, you may not be able to sell your ADSs at or above the offering price or at all. Further, an inactive market may also impair our ability to raise capital by selling ADSs and Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our equity securities as consideration.

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Future sales of our Ordinary Shares or the ADSs could reduce the market price of our Ordinary Shares and the ADSs.

Substantial sales of our Ordinary Shares or the ADSs, either on the TASE or on the Nasdaq Capital Market, including in this offering, may cause the market price of our Ordinary Shares or ADSs to decline. All of our outstanding Ordinary Shares are registered and available for sale in Israel. Sales by us or our security holders of substantial amounts of our Ordinary Shares or ADSs, or the perception that these sales may occur in the future, could cause a reduction in the market price of our Ordinary Shares or ADSs.

The issuance of any additional Ordinary Shares, any additional ADSs, or any securities that are exercisable for or convertible into our Ordinary Shares or ADSs, may have an adverse effect on the market price of our Ordinary Shares and the ADSs and will have a dilutive effect on our existing shareholders and holders of ADSs.

Our securities will be traded on more than one market or exchange and this may result in price variations.

Our Ordinary Shares have been trading on the TASE since January 2000, and the ADSs have been quoted on the OTCQB since June 27, 2017. In conjunction with this offering, we have applied to list the ADSs on the Nasdaq Capital Market. Assuming that the ADSs are listed for trading on the Nasdaq Capital Market, the quoting of the ADSs on OTCQB will be discontinued prior to the completion of this offering. Trading in our Ordinary Shares and ADSs on these markets will take place in different currencies (U.S. dollars on the Nasdaq Capital Market and NIS on the TASE), and at different times (resulting from different time zones, trading days, and public holidays in the United States and Israel). The trading prices of our shares on these two markets may differ due to these and other factors. Any decrease in the price of our Ordinary Shares on the TASE could cause a decrease in the trading price of our Ordinary Shares on the Nasdaq Capital Market.

The warrants are speculative in nature.

The warrants offered by us in this offering do not confer any rights of ownership of Ordinary Shares or ADSs on their holders, such as voting rights or the right to receive dividends, but only represent the right to acquire ADSs at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire ADSs and pay an assumed exercise price per share of $12.50, equal to 125% of the per share public offering price of the ADSs, subject to adjustment upon certain events, prior to three years from the date of issuance, after which date any unexercised warrants will expire and have no further value.

Significant holders or beneficial holders of our Ordinary Shares may not be permitted to exercise warrants that they hold.

The terms of the warrants being offered hereby will prohibit a holder from exercising its warrants if doing so would result in such holder (together with such holder’s affiliates and any other persons acting as a group together with such holder or any of such holder’s affiliates) beneficially owning more than 4.99% of our Ordinary Shares outstanding immediately after giving effect to the exercise, provided that, at the election of a holder and notice to us, such beneficial ownership limitation may be increased or decreased, from time to time, to any other percentage not in excess of 9.99%. As a result, you may not be able to exercise your warrants at a time when it would be financially beneficial for you to do so.

You may not be able to resell the warrants being offered by this prospectus, or obtain a return on your investment in the warrants.

There is no established public trading market for the warrants being offered by this prospectus and we do not intend to have the warrants listed on a national securities exchange or any other recognized trading system in the future. Without an active market, the liquidity of any warrants sold by means of this prospectus will be limited. If your warrants cannot be resold, you will have to depend upon any appreciation in the value of our Ordinary Shares and the ADSs over the exercise price of the warrants in order to realize a return on your investment in the warrants. Additionally, under the terms of the warrants, if there is no effective registration statement permitting the issuance of ADSs upon exercise of the warrants, a holder may not exercise the purchase rights represented by the warrants unless such holder, at the time of such exercise, is an “accredited investor” as defined in Regulation D under the Securities Act, and such holder, at the Company’s request, represents the same to the Company in writing. In such an event, if you are not an “accredited investor” you will not be able to exercise the purchase rights represented by the warrants and may not be able to realize a return on your investment in the warrants.

You may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive dividends or other distributions on our Ordinary Shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities underlying the ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act, but that are not properly registered or distributed under an applicable exemption from registration. In addition, conversion into U.S. dollars from foreign currency that was part of a dividend made in respect of deposited Ordinary Shares may require the approval or license of, or a filing with, any government or agency thereof, which may be unobtainable. In these cases, the depositary may determine not to distribute such property and hold it as “deposited securities” or may seek to effect a substitute dividend or distribution, including net cash proceeds from the sale of the dividends that the depositary deems an equitable and practicable substitute. We have no obligation to register under U.S. securities laws any ADSs, Ordinary Shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Ordinary Shares, rights or anything else to holders of ADSs. In addition, the depositary may withhold from such dividends or distributions its fees and an amount on account of taxes or other governmental charges to the extent the depositary believes it is required to make such withholding. This means that you may not receive the same distributions or dividends as those we make to the holders of our Ordinary Shares, and, in some limited circumstances, you may not receive any value for such distributions or dividends if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of the ADSs.

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We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. In addition, Israeli law limits our ability to declare and pay dividends, and may subject our dividends to Israeli withholding taxes, and our payment of dividends (out of tax-exempt income) may subject us to certain Israeli taxes, to which we would not otherwise be subject.

Holders of ADSs must act through the depositary to exercise their rights as shareholders of our company.

Holders of our ADSs do not have the same rights of our shareholders and may only exercise the voting rights with respect to the underlying Ordinary Shares in accordance with the provisions of the deposit agreement for the ADSs. Under Israeli law, the minimum notice period required to convene a shareholders meeting is no less than 35 or 21 calendar days, depending on the proposals on the agenda for the shareholders meeting. When a shareholder meeting is convened, holders of our ADSs may not receive sufficient notice of a shareholders’ meeting to permit them to withdraw their Ordinary Shares to allow them to cast their vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of our ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of our ADSs in a timely manner, but we cannot assure holders that they will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of our ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as they requested. In addition, in the capacity as a holder of ADSs, they will not be able to call a shareholders’ meeting.

Management will have broad discretion as to the use of the proceeds from this offering.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering and as described in the section titled “Use of Proceeds.” Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

The JOBS Act will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of the ADSs or Ordinary Shares.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

●	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;
●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date;
●	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements; and
●	our ability to furnish two rather than three years of income statements and statements of cash flows in various required filings.

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find the ADSs or warrants or Ordinary Shares less attractive because we may rely on these exemptions. If some investors find the ADSs or warrants or Ordinary Shares less attractive as a result, there may be a less active trading market for the ADSs or Ordinary Shares, and our market prices may be more volatile and may decline.

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As a “foreign private issuer” we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer also exempts us from compliance with certain SEC laws and regulations and certain regulations of the Nasdaq Stock Market, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Also, although a recent amendment to the Israeli Companies Law, or the Companies Law, will require us to disclose the annual compensation of our five most highly compensated senior officers on an individual basis (rather than on an aggregate basis, as was permitted under the Companies Law for Israeli public companies listed overseas, such as in the United States, prior to such amendment), this disclosure will not be as extensive as that required of a U.S. domestic issuer. For example, it currently appears as if the disclosure required under Israeli law would be limited to compensation paid in the immediately preceding year without any requirement to disclose option exercises and vested stock options, pension benefits or potential payments upon termination or a change of control. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act.

These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2018. In the future, we would lose our foreign private issuer status if a majority of our shareholders, directors or management are U.S. citizens or residents and we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher.

We may be a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes in the current taxable year or may become one in any subsequent taxable year. There generally would be negative tax consequences for U.S. taxpayers that are holders of the ADSs or warrants or Ordinary Shares if we are or were to become a PFIC.

Based on the projected composition of our income and valuation of our assets, we do not expect to be a PFIC for 2017, and we do not expect to become a PFIC in the future, although there can be no assurance in this regard. The determination of whether we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of the ADSs or Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC in the future. If we are a PFIC in any taxable year during which a U.S. taxpayer holds the ADSs or Ordinary Shares, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund”, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the ADSs or warrants or Ordinary Shares by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the ADSs or warrants or Ordinary Shares; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or the IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held the ADSs or warrants or Ordinary Shares during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to notify U.S. taxpayers that hold the ADSs or warrants or Ordinary Shares if we believe we will be treated as a PFIC for any taxable year in order to enable U.S. taxpayers to consider whether to make a QEF election. In addition, we do not intend to furnish such U.S. taxpayers annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. U.S. taxpayers that hold the ADSs or warrants or Ordinary Shares are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the ADSs or warrants or Ordinary Shares in the event that we are a PFIC. See “Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Companies” for additional information.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

The trading market for the ADSs or Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

Risks Related to Israeli Law and Our Incorporation and Operations in Israel

Provisions of Israeli law and our articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, our company, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

As a company incorporated under the law of the State of Israel, we are subject to Israeli law. Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital and a majority of the offerees that do not have a personal interest in the tender offer approves the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the company’s outstanding shares. Under the Israeli law, a potential bidder for the company’s shares, who would as a result of a purchase of shares hold either 25% of the voting rights in the company when no other party holds 25% or more, or 45% of the voting rights in the company where no other shareholders holds 45% of the voting rights, would be required to make a special purchase offer as set out in the provisions of the Israeli law. The Israeli law requires a special purchase offer to be submitted to shareholders for a pre-approval vote. A majority vote is required to accept the offer. An offeror who is regarded as a ‘controlling shareholder’ under Israeli law cannot vote on the resolution and the procedure includes a secondary vote of the non-voting shareholders and the shareholders who rejected the offer at pre-approval level. A special purchase offer may not be accepted unless shares that carry 5% of the voting rights in the target company are acquired. Furthermore, the shareholders may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the shares does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, other than those who indicated their acceptance of the tender offer in case the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date. See “Description of Share Capital—Provisions Restricting Change in Control of Our Company—Acquisitions under Israeli Law” for additional information.

Israeli tax considerations also may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies may be subject to certain restrictions and additional terms. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred. See “Taxation—Israeli Tax Considerations and Government Programs” for additional information.

Your rights and responsibilities as a holder of our securities will be governed by Israeli law, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares (and therefore indirectly, the ADSs and the warrants) are governed by our articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in typical U.S.-based corporations. In particular, a shareholder of an Israeli company has certain duties to act in good faith in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to the company’s articles of association, an increase of the company’s authorized share capital, a merger of the company, and approval of related party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of an officer of the company has a duty to act in fairness towards the company with regard to such vote or appointment. However, Israeli law does not define the substance of this duty of fairness. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations. See “Management—Board Practices—Duties of Shareholders” for additional information.

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It may be difficult to enforce a judgment of a U.S. court against us and our officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our officers and directors and these experts.

We were incorporated in Israel and our corporate headquarters are located in Israel. The vast majority of our executive officers and directors and the Israeli experts named in this prospectus are located in Israel. All of our assets and most of the assets of these persons are located in Israel. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court. See “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus.

Our headquarters and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel.

Our executive offices, corporate headquarters and principal research and development facilities are located in Israel. In addition, the vast majority of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring Arab countries, the Hamas militant group and the Hezbollah. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Ongoing and revived hostilities or other Israeli political or economic factors, such as, an interruption of operations at the Tel Aviv airport, could prevent or delay our regular operation, product development and delivery of products. If continued or resumed, these hostilities may negatively affect business conditions in Israel in general and our business in particular. In the event that hostilities disrupt the ongoing operation of our facilities and our operations may be materially adversely affected.

In addition, since 2010 political uprisings and conflicts in various countries in the Middle East, including Egypt and Syria, are affecting the political stability of those countries. It is not clear how this instability will develop and how it will affect the political and security situation in the Middle East. This instability has raised concerns regarding security in the region and the potential for armed conflict. In Syria, a country bordering Israel, a civil war is taking place. In addition, it is widely believed that Iran, which has previously threatened to attack Israel, has been stepping up its efforts to achieve nuclear capability. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza and Hezbollah in Lebanon. Additionally, the Islamic State of Iraq and Levant, or ISIL, a violent jihadist group, is involved in hostilities in Iraq and Syria. The tension between Israel and Iran and/or these groups may escalate in the future and turn violent, which could affect the Israeli economy in general and us in particular. Any potential future conflict could also include missile strikes against parts of Israel, including our offices and facilities. Such instability may lead to deterioration in the political and trade relationships that exist between the State of Israel and certain other countries. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Our employees and consultants in Israel, including members of our senior management, may be obligated to perform one month, and in some cases longer periods, of military reserve duty until they reach the age of 40 (or older, for citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict or emergency circumstances, may be called to immediate and unlimited active duty. In the event of severe unrest or other conflict, individuals could be required to serve in the military for extended periods of time. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants related to military service. Such disruption could materially adversely affect our business and operations. Additionally, the absence of a significant number of the employees of our Israeli suppliers and contractors related to military service or the absence for extended periods of one or more of their key employees for military service may disrupt their operations.

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Our insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East or for any resulting disruption in our operations. Although the Israeli government has in the past covered the reinstatement value of direct damages that were caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred and the government may cease providing such coverage or the coverage might not suffice to cover potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions generally and could harm our results of operations and product development.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business. Similarly, Israeli corporations are limited in conducting business with entities from several countries.

Certain of our research and development activities and programs were supported by Israeli Governmental grants, some of which were sold or are in the process of selling. The terms of such grants may require us, in the future, to pay royalties and to satisfy specific conditions if and to the extent we receive future royalties or in order to complete the sale of such grant based technologies and programs. We may be required to pay penalties in addition to payment of the royalties.

Our research and development efforts with respect to some of our past activities, including development of Secure Cloud Storage Access, were financed in part through royalty-bearing grants from the Israel Innovation Authority, or the IIA, formerly known as Israel’s Office of the Chief Scientist of the Ministry of Economy. As of January 1, 2018, we have received the aggregate amount of approximately $0.146 million from the IIA for the development of our abovementioned technologies. Furthermore, pursuant to the closing of a technology purchase agreement between Safe-T Data and Cykick Ltd. in July 2018, we are committed to pay royalties on grants received from the IIA in the amount of approximately $0.4 million. With respect to such grants we are committed to pay certain royalties on income generated from products incorporating know-how developed using such grants (including income derived from services associated with such products), until 100% of the U.S. dollar-linked grant plus annual London Interbank Offered Rate, or LIBOR, interest is repaid. Nonetheless, the amount of royalties that we may be required to pay, may be higher in certain circumstances, such as when the manufacturing activity / know how is transferred outside of Israel.

We are required to comply with the requirements of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, as amended, and related regulations, or the Innovation Law, with respect to these past grants. The abovementioned restrictions and requirements for payments may impair our ability to sell our technology outside of Israel or to outsource manufacturing or otherwise transfer our know-how outside Israel and may require us to obtain the approval of the IIA for certain actions and transactions and pay additional royalties or other payments to the IIA. We may not receive such approvals. Although we do not believe that these requirements will materially restrict us in any way, the IIA may impose certain conditions on any arrangement under which it permits us to transfer or assign technology or development out of Israel. If we fail to comply with the Innovation Law, we may be required to refund certain grants previously received and/or to pay interest and penalties and we may become subject to criminal charges. None of our current projects are supported by the IIA, yet if eligible, we may apply for such support in the future. The IIA may establish new guidelines regarding the Innovation Law, which may affect our existing and/or future IIA programs and incentives for which we may be eligible. We cannot predict what changes, if any, the IIA may make.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements about:

●	our planned level of revenues and capital expenditures and our belief that our existing cash and the net proceeds from this offering will be sufficient to fund our operations for at least the next 12 months;
●	our ability to market and sell our products;
●	our plans to continue to invest in research and development to develop technology for both existing and new products;
●	our ability to maintain our relationships with channel partners;
●	our intentions to continue focusing our efforts on penetration into the U.S. market;
●	our ability to maintain or protect the validity of our European, U.S. and other patents and other intellectual property;
●	our ability to launch and penetrate markets in new locations, including taking steps to expand our activities in Europe and Southeast Asia and to enter into engagements with new business partners in those markets;
●	our intention to open new branches in key global locations and to increase marketing and sales activities;
●	our intention to establish partnerships with industry leaders;
●	our ability to implement on-line distribution channels and to generate sales from such channels;
●	our ability to retain key executive members;
●	our ability to internally develop new inventions and intellectual property;
●	our expectations regarding future changes in our cost of revenues and our operating expenses;
●	our expectations regarding our tax classifications;
●	interpretations of current laws and the passages of future laws; and
●	acceptance of our business model by investors.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PRICE HISTORY OF OUR ORDINARY SHARES AND THE ADSs

Our Ordinary Shares have been trading on the TASE since January 2000. As of July 7, 2016, and following the change of our name in the course of the Merger Transaction, our symbol on the TASE has been “SAFE.” The ADSs, each representing 20 of our Ordinary Shares, are quoted on the OTCQB under the symbol “SFTTY” since June 27, 2017. We have applied to list the ADSs on the Nasdaq Capital Market under the symbol “SFET.” No assurance can be given that our application will be approved. Assuming that the ADSs are listed for trading on the Nasdaq Capital Market, the quoting of the ADSs on the OTCQB will be discontinued prior to the completion of this offering. As of the date hereof, there are 260 ADSs outstanding. All of the ADSs, including those to be offered pursuant to this prospectus, have the same rights and privileges. See “Description of American Depositary Shares.”

The following table sets forth, for the periods indicated, the reported high and low closing prices of our Ordinary Shares on the TASE in NIS and U.S. dollars. U.S. dollar per Ordinary Share amounts are calculated using the U.S. dollar representative rate of exchange on the date to which the high or low market price is applicable, as reported by the Bank of Israel. The quoted prices are adjusted to reflect a reverse share split of 800:1 effected on March 1, 2016. See “Description of Share Capital.”

	NIS Price Per Ordinary Share		U.S.$ Price Per Ordinary Share
	High	Low	High	Low

Annual:
2018 (through June 30, 2018)	4.63	1.25	1.34	0.35
2017	9.55	2.87	2.67	0.83
2016	8.32	1.04	2.21	0.28
2015	20.60	7.08	5.32	1.75
2014	42.04	15.40	12.24	4.42
2013	55.15	25.81	15.24	7.39
Quarterly:
Second Quarter 2018	1.92	1.25	0.54	0.35
First Quarter 2018	4.63	1.79	1.34	0.51
Fourth Quarter 2017	5.12	2.87	1.45	0.83
Third Quarter 2017	7.15	4.24	2.01	1.18
Second Quarter 2017	9.55	6.24	2.67	1.17
First Quarter 2017	7.67	4.57	2.03	1.19
Fourth Quarter 2016	5.10	4.27	1.35	1.11
Third Quarter 2016	5.63	4.81	1.46	1.25
Second Quarter 2016	8.32	1.04	2.21	0.28
First Quarter 2016	8.32	8.32	2.20	2.09
Most Recent Six Months:
June 2018	1.90	1.25	0.53	0.35
May 2018	1.68	1.32	0.47	0.37
April 2018	1.92	1.62	0.54	0.45
March 2018	3.17	1.79	0.91	0.51
February 2018	4.00	3.14	1.17	0.90
January 2018	4.63	3.90	1.34	1.13
December 2017	4.43	2.87	1.27	0.83

The following table sets forth, for the periods indicated, the reported high and low closing sale prices of the ADSs on the OTCQB in U.S. dollars. As of June 18, 2018, the ratio of Ordinary Shares to ADSs was adjusted such that one ADS represents 20 Ordinary Shares. All descriptions of our share capital and ADSs in this prospectus reflect such ratio adjustment (including the table below). The closing price of the ADSs on OTCQB on May 24, 2018, was $10.00 per ADS, which was the last reported trade of the ADSs on the OTCQB.

	U.S.$ Price Per ADS
	High	Low
Annual:
2018 (through June 30, 2018)	20.00	10.00
2017 (since June 27, 2017)	42.50	20.00
Quarterly:
Second quarter 2018	15.00	10.00
First quarter 2018	20.00	15.00
Fourth quarter 2017	27.25	20.00
Third quarter 2017	42.50	27.25
Second quarter 2017 (since June 27, 2017)	42.50	42.50
Most Recent Six Months:
June 2018	10.00	10.00
May 2018	15.00	10.00
April 2018	15.00	15.00
March 2018	20.00	15.00
February 2018	20.00	20.00
January 2018	20.00	20.00
December 2017	27.25	20.00

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USE OF PROCEEDS

We expect to receive approximately $8.45 million in net proceeds from the sale of 1,000,000 ADSs and warrants offered by us in this offering (approximately $ 9.8 million if the underwriters exercise their over-allotment option in full), based upon an assumed public offering price of $10.00 per ADS, the midpoint of the price range sent forth on the cover page of this prospectus, and $0.01 per warrant.

A $1.00 increase or decrease in the assumed public offering price of $10.00 per ADS would increase or decrease the net proceeds from this offering by approximately $0.925  million, assuming that the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions. Similarly, each increase or decrease of 100,000 ADSs offered would increase or decrease our proceeds by approximately $0.924 million, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

●	Approximately $2.0 million for scaling up marketing and sales of our products in the United States including brand creation and enhancing our dedicated marketing and sales activities in the United states;
●	Approximately $2.0 million for scaling up marketing and sales of our products in the rest of the world;
●	Approximately $2.0 million for research and development of new technologies to expand our business; and
●	The remainder for working capital and general corporate purposes.

If the warrants issued to investors in this offering are exercised in full, we will receive an additional $14,375,000 in gross proceeds. Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development efforts and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation—Israeli Tax Considerations and Government Programs” for additional information.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2018:

●	on an actual basis;

●	on a pro forma basis to give effect to the issuance of the following securities pursuant to a private placement from June 2018 (which included derivative liabilities features): (i) 3,775,520 Ordinary Shares to certain investors, at a price per share of NIS 1.50 (approximately $0.42), (ii) 3,859,016 Ordinary Shares to certain investors, at a price per share of approximately NIS 1.28 (approximately $0.36), (iii) warrants to purchase an aggregate of 4,792,735 Ordinary Shares with an exercise price of $0.65, and (iv) the corresponding issuance of 416,456 Ordinary Shares, and warrants to purchase 12,893 Ordinary Shares, issued pursuant to an anti-dilution provision included in a certain private placement agreement, that was triggered upon the foregoing issuances; and

●	on a pro forma as adjusted basis to give additional effect to the sale of 1,000,000 ADSs and 1,000,000 warrants in this offering at an assumed public offering price of $10.00 per ADS, the midpoint of the price range sent forth on the cover page of this prospectus, and $0.01 per warrant, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale of the ADSs and warrants had occurred on March 31, 2018.

You should read this table in conjunction with the sections titled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2018
U.S. dollars in thousands	Actual	Pro Forma	Pro Forma As Adjusted (1)

Cash and cash equivalents	1,609	4,378	12,828
Liability in respect of government grants	71	71	71
Derivative liabilities	181	673	673
Total liabilities	2,474	2,966	2,966
Shareholders’ equity:
Share capital	*	*	*
Share premium	29,240	31,256	39,706
Capital reserve for share-based payments	12,117	12,117	12,117
Other capital reserve		300	300
Accumulated deficit	(39,540)	(39,579)	(39,579)
Total shareholders’ equity	1,817	4,094	12,544
Total capitalization	1,817	4,094	12,544

*	Represents an amount of less than $1 thousand

(1)	A $1.00 increase or decrease in the assumed public offering price of $10.00 per ADS would increase or decrease the amount of each of cash and cash equivalents and total stockholders’ equity by approximately $0.925 million, assuming that the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. A 100,000 ADS increase or decrease in the number of ADSs offered by us would increase or decrease each of cash and cash equivalents and total shareholders’ equity by approximately $0.924 million after deducting estimated underwriting discounts and commissions and any estimated offering expenses payable by us.

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SELECTED FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2017 and 2016, and the balance sheet data as of December 31, 2017, from our audited consolidated financial included elsewhere in this prospectus. We have derived the following statements of operations data for the three months ended March 31, 2018 and 2017 and the balance sheet data as of March 31, 2018 and 2017 from our unaudited interim condensed financial statements included elsewhere in this prospectus, which have been prepared on the same basis as the audited financial statements for December 31, 2017, except for the adoption of International Financial Reporting Standard No. 9 “Financial Instruments” in our March 31, 2018 unaudited interim condensed financial statements, which became effective from January 1, 2018. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Our consolidated financial statements included in this prospectus were prepared in accordance with IFRS, as issued by the IASB.

	Year Ended December 31,		Three Months Ended March 31,
U.S. dollars in thousands, except share and per share data	2017	2016	2018	2017
Revenues	1,096	843	458	319
Cost of revenues	583	512	223	139
Gross profit	513	331	235	180
Research and development expenses	1,608	1,085	487	305
Selling and marketing expenses	4,051	2,892	1,593	658
General and administrative expenses	2,150	2,123	484	475
Listing expenses	-	1,579	-	-
Total operating expenses	7,809	7,679	2,564	1,438
Operating loss	(7,296)	(7,348)	(2,329)	(1,258)
Finance expenses	(975)	(1,854)	(18)	(341)
Finance income	2,959	282	743	123
Finance expenses, net	1,984	(1,572)	725	(218)
Loss before taxes on income	(5,312)	(8,920)	(1,604)	(1,476)
Taxes on income	1	2	-	-
Net loss for the year	(5,313)	(8,922)	(1,604)	(1,476)
Basic loss per Ordinary Share	(0.29)	(0.77)	(0.08)	(0.10)
Diluted loss per Ordinary Share	(0.29)	(0.77)	(0.10)	(0.10)

	As of December 31,		As of March 31,
U.S. dollars in thousands	2017	2016	2018	2017
Consolidated Balance Sheet Data:
Cash and cash equivalents	3,514	1,311	1,609	1,692
Total assets	5,927	3,227	4,291	3,830
Total non-current liabilities	1,215	1,101	418	1,350
Accumulated loss	(37,936)	(32,672)	(39,540)	(34,099)
Total shareholders’ equity	3,141	1,172	1,817	444

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DILUTION

If you invest in the ADSs, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS you will pay in this offering and the pro forma as adjusted net tangible book value per ADS after this offering. Such calculation does not reflect any dilution associated with the sale and exercise of the warrants. At March 31, 2018, we had net tangible book value of $591,000, corresponding to a net tangible book value of $0.029 per Ordinary Share or $0.58 per ADS based on a ratio of 20 Ordinary Shares to each ADS. Net tangible book value per share or per ADS represents the amount of our total tangible assets less our total liabilities, divided by 20,342,454, the total number of Ordinary Shares outstanding at March 31, 2018, or 1,017,123, the total number of ADSs that would represent such total number of shares based on a ratio of 20 Ordinary Shares to each ADS.

Our pro forma net tangible book value as of March 31, 2018 was $2,845,000, representing $0.10 per Ordinary Share. Pro forma net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 28,428,833, the total number of Ordinary Shares outstanding at March 31, 2018, after giving effect to the issuance of the following securities pursuant to a private placement from June 2018: (i) 3,775,520 Ordinary Shares to certain investors, at a price per share of NIS 1.50 (approximately $0.42), (ii) 3,859,016 Ordinary Shares to certain investors, at a price per share of approximately NIS 1.28 (approximately $0.36), (iii) warrants to purchase 4,792,735 Ordinary Shares with an exercise price of $0.65 exercisable until November 30, 2019, and (iv) the corresponding issuance of 416,456 Ordinary Shares, and warrants to purchase 12,893 Ordinary Shares, to be issued pursuant to an anti-dilution provision included in a certain private placement agreement, that was triggered upon the foregoing issuances.

After giving effect to the sale of the ADSs representing Ordinary Shares offered by us in this offering and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value estimated at March 31, 2018 would have been approximately $11,295,000, representing $0.233 per Ordinary Share or $4.66 per ADS. At the assumed public offering price for this offering of $10.00 per ADS, the midpoint of the price range sent forth on the cover page of this prospectus, this represents an immediate increase in historical net tangible book value of $0.133 per Ordinary Share or $2.66 per ADS to existing shareholders and an immediate dilution in net tangible book value of $0.267 per Ordinary Share or $5.34 per ADS to purchasers of ADSs in this offering. Dilution for this purpose represents the difference between the price per ADS paid by these purchasers and pro forma as adjusted net tangible book value per ADS immediately after the completion of this offering.

The following table illustrates this dilution of $5.34 per ADS to purchasers of ADSs in this offering:

Assumed public offering price per ADS	$10.00
Pro Forma net tangible book value per ADS as of March 31, 2018	$2.66
Increase in net tangible book value per ADS attributable to new investors	$2.00
Pro forma as adjusted net tangible book value per ADS after this offering	$4.66
Dilution per ADS to new investors	$5.34
Percentage of dilution in net tangible book value per ADS for new investors	53.35%

A $1.00 increase or decrease in the assumed initial public offering price of $10.00 per ADS would increase or decrease our pro forma as adjusted net tangible book value per ADS after this offering by $925,000 and the dilution per ADS to new investors by $0.925, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of ADSs we are offering.

An increase or decrease of 100,000 ADSs in the number of ADSs offered by us would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $0.924 million and the pro forma net tangible book value per ADS after this offering by $0.372 per ADS and would increase or decrease the dilution per ADS to new investors by $4.96, after deducting estimated underwriting discounts and estimated offering expenses payable by us.

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The following table summarizes, on a pro forma basis as of March 31, 2018, the differences between the number of Ordinary Shares acquired from us (treating each ADS as 20 Ordinary Shares), the total amount paid and the average price per Ordinary Share paid by the existing holders of our Ordinary Shares and by investors in this offering, treating each ADS as 20 Ordinary Shares), and based upon an assumed public offering price of $10.00 per ADS, the midpoint of the price range sent forth on the cover page of this prospectus.

	Shares		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	28,428,833	58.70%	$17,708,972	63.91%	$0.62
New investors (treating each ADS as 20 Ordinary Shares)	20,000,000	41.30%	$10,000,000	36.09%	$0.50
Total	48,428,833	100.0%	$27,708,972	100%	$0.57

The number of Ordinary Shares purchased from us by existing shareholders is based on 28,428,833 Ordinary Shares outstanding, and excludes:

●	3,812,385 Ordinary Shares issuable upon the exercise of warrants outstanding as of July 18, 2018, at exercise prices ranging from NIS 6.00 (approximately $1.68) to NIS 10.00 (approximately $2.79), all of which are vested;
●	4,792,735 Ordinary Shares issuable upon the exercise of warrants outstanding as of July 18, 2018, with an exercise price of $0.65, all of which are vested;
●	4,399,842 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of July 18, 2018, at a weighted average exercise price of $0.98, of which 1,612,708 were vested as of July 18, 2018; and
●	1,944,076 Ordinary Shares reserved for future issuance under our Safe-T Group Global Equity Plan.

If all of such options and warrants had been exercised as of March 31, 2018, the number of Ordinary Shares held by existing shareholders would increase to 43,377,871, or 68.44% of the total number of Ordinary Shares outstanding after this offering, and the average price per Ordinary Share paid by the existing shareholders would be $ 0.80.

If the underwriters exercise their option to purchase additional ADSs in full in this offering, the number of Ordinary Shares held by new investors will increase to 23,000,000, or 44.72% of the total number of Ordinary Shares outstanding after this offering and the percentage of Ordinary Shares held by existing shareholders will decrease to 55.28% of the total Ordinary Shares outstanding.

In addition, pursuant to a private placement agreement that closed on June 3, 2018, we may be required to issue additional Ordinary Shares in the event that: (i) we issue securities over the course of up to 24 months from the closing date, at a lower price per share, and (ii) upon the lapse of 50 days following the closing date, certain investors, despite their reasonable best efforts, fail to convert the purchased shares into unrestricted ADSs traded on a U.S. stock exchange (including OTC Markets) due to regulatory restrictions. The Company shall pay such investors a monthly fee of 2.5% (or a pro rata portion for any partial month) of their investment, based on a price per share of $1.281, commencing on first day following the closing date and until the earlier to occur: (i) conversion of the purchased shares into unrestricted ADSs; or (ii) the lapse of six months following the closing date. The aggregate of the monthly fees shall be paid by a one-time issuance of up to a maximum of 210,000 additional Ordinary Shares to such investors. To the best of our knowledge, as of the date of this prospectus, the foregoing Ordinary Shares have not been converted into unrestricted ADSs.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. The discussion below contains forward-looking statements that are based upon our current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to inaccurate assumptions and known or unknown risks and uncertainties, including those identified in “Cautionary Note Regarding Forward-Looking Statements” and under “Risk Factors” elsewhere in this prospectus.

Overview

We develop and market software solutions that address multiple aspects of the information security and cybersecurity markets. Our patented solutions secure our customers’ data, services and networks from internal and external threats, such as unauthorized access to data, services and networks, as well as data-related threats that include data exfiltration, leakage, malware, ransomware and fraud. We believe that our innovative products are the first solution that controls, in one integrated package, the entire data access lifecycle, allowing our customers to avoid the integration complexities of multiple products. In addition, we believe that our products create stronger perimeter security than other vendors as a result of our patented Reverse-Access technology.

Among our customers are large financial institutions, large healthcare organizations and companies, leading insurance companies, government agencies, industrial and commercial companies and educational institutions. Our headquarters are located in Israel with customers and sales operations in Israel, North America, Europe, Asia-Pacific and Africa.

Our Business Model

We generate revenue from sales of our Software Defined Access solution – perpetual or subscribed licenses of our products, and related services. Also, we generate revenues from product maintenance and customer support.

Our product license revenue consists primarily of revenue generated from the sale of our two products – secure data exchange and secure data access. We offer this portfolio as a complete solution to protect customers’ data, services and networks from internal and external threats, such as unauthorized access to data, services and networks, as well as data-related threats that include data exfiltration, leakage, malware, ransomware and fraud. Nevertheless, customers may choose to purchase only one of our products, to protect a certain aspect of their network.

License revenue can be generated through the sale of either perpetual licenses or subscribed licenses. In a perpetual license sale, the customer purchases our product, usually accompanied with 1 to 3 years of maintenance and support services. Thereafter, the customer is not obligated to continue the engagement with us, but in order to maintain maintenance and support services, including receiving updates and upgrades for our products, which are essential in order to monitor and successfully block any potential threats, they will usually purchase additional and continuous periods of maintenance and support services.

A subscribed license sale is generated when the customer elects to use our product as a service, usually for periods ranging from one to three years. This service also includes maintenance and support throughout the subscribed period, which after its expiration the customer is not entitled to use the products unless subscription is renewed for additional periods. The price of a one-year subscription is lower than the same license sold as a perpetual license, but the cash flow from renewals in later years is higher than the renewal of maintenance and support services in the perpetual licenses method.

Maintenance and support service renewals are usually 15%-25% of the perpetual license price, depending mainly on the supporting hours and response times, and are important, as they represent, like subscription renewals, steady and visible cash flow growth.

Our renewal rate for subscriptions of maintenance and support contracts is approximately 90%, and we expect to maintain high renewal rates in the future due to the significant value we believe the products add to the customers’ information security.

We also generate revenues from other services such as implementation services or product development services requested by our customers to enhance the security of specific processes or applications. The services to the customer can be provided by either specific product developments or support/implementation services which are provided at the customer’s premises.

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Key Business Metrics

We monitor the key business metrics set forth below to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. Our key business metrics are:

Bookings. Bookings are a non-IFRS financial metric that we define as binding and non-revocable customers purchase orders over a defined period. We consider bookings to be a useful metric for management and investors, because bookings are not affected by accounting standards, and can be the most important indicator of our business growth. However, it is important to note that other companies, including companies in our industry, may not use bookings, may calculate bookings differently, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of bookings as a comparative measure. Our bookings for the three months ended March 31, 2018 were $631,000 (including conditioned bookings at the amount of $100,000), compared to bookings of $437,000 for the three months ended on March 31, 2017 (including conditioned bookings at the amount of $89,000), Our bookings for the year ended December 31, 2017 were $1,847,000 (including conditioned bookings at the amount of $51,000), compared to bookings of $1,148,000 for the year ended on December 31, 2016.

Backlog Orders. Backlog orders is a non-IFRS financial metric that we define as an aggregate amount of bookings that weren’t invoiced as of the day of measurement. This measure is different from the unfilled performance obligations reflected in the financial statements which are calculated on bookings which were already invoiced. We consider backlog order to be a useful metric for management and investors, because it is not affected by accounting standards, and can be an important indicator of our expected recognized revenue for the periods following the measurement date. Our backlog order as of March 31, 2018 was $387,000, compared to backlog order of $152,000 as of March 31, 2017. Our backlog order as of December 31, 2017 was $580,000, compared to backlog order of $60,000 as of December 31, 2016.

We believe that this non-IFRS financial measure is useful in evaluating our business as a way of assisting an investor in evaluating future cash flows of the business.

Non-IFRS net loss. Non-IFRS net loss is a non-IFRS financial measure. We define non-IFRS net loss as a loss which excludes (i) share-based compensation expenses; (ii) expenses related to the June 2016 public offering and reverse merger; (iii) amortization of intangible assets related to acquisitions; and (iv) financial expenses resulting from the valuation of warrants to purchase Ordinary Shares. Due to accounting standards, we are required to record non-cash expenses, which have a material effect on our profitability.

We believe that this non-IFRS financial measure is useful in evaluating our business because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, and because they exclude one-time cash expenditures that do not reflect the performance of our core business. The following tables shows the reconciled effect of the non-cash expenses/income on our net loss for the three months ended March 31, 2018 and March 31, 2017, and for the years ended December 31, 2017 and 2016:

	March 31,
U.S. dollars in thousands	2018	2017
Net loss for the period	1,604	1,476

Amortization of intangible assets	61	62
Share based compensation	196	230
Finance liabilities at fair value	(745)	296
Total adjustment	(488)	588

Non-IFRS net loss	2,092	888

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	December 31,
U.S. dollars in thousands	2017	2016
Net loss for the period	5,313	8,922

Amortization of intangible assets	251	251
Share based compensation	1,318	1,818
Finance liabilities at fair value	(1,981)	513
Recognition of day-one deferred loss	-	1,056
Listing for trade expenses	-	1,545
Total adjustment	(412)	5,183

Non-IFRS net loss	5,725	3,739

We believe that the exclusion of these items from our statement of operations and the adjustment to a more cash-based statement will provide us with valuable information regarding our expenses and profitability. Share-based compensation expenses have been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation we provide to employees. Additionally, excluding financial expenses with respect to revaluations of warrants to purchase Ordinary Shares allows for more meaningful comparison between our net income from period to period.

Other companies, including companies in our industry, may calculate non-IFRS net loss along with other financial performance measures, including operating loss and loss for the period, and our other financial results presented in accordance with IFRS.

Net cash used in operating activities. We monitor net cash used in operating activities as a measure of our overall business performance. Our net cash used in operating activities is driven in large part by sales of our products and from up-front payments for both subscriptions, support and maintenance services. Monitoring net cash used in operating activities enables us to analyze our financial performance without the non-cash effects of certain items such as depreciation, amortization, and share-based compensation costs, thereby allowing us to better understand and manage the cash needs of our business. Our net cash used in operating activities for the three months ended March 31, 2018 was $1,857,000 compared to $658,000 for the three months ended March 31, 2017, and $5,345,000 for the year ended December 31, 2017 compared to $3,317,000 for the year ended December 31, 2016.

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Factors Affecting our Performance

Market Adoption. We rely on market education to raise awareness of today’s next-generation cyber-attacks, articulate the need for our Software Defined Access solution and, in particular, the reasons to purchase our products. Our prospective customers often do not have a specific portion of their IT budgets allocated for products that address the next generation of advanced cyber-attacks. We invest heavily in sales and marketing efforts to increase market awareness, educate prospective customers and drive the adoption of our solution. This market education is critical to creating new IT budget dollars or allocating IT budget dollars across enterprises and governments for next-generation threat protection solutions, and in particular, our platform. However, we believe that we will need to invest additional resources in targeted international markets to drive awareness and market adoption. The degree to which prospective customers recognize the mission critical need for next-generation threat protection solutions, and subsequently allocate budget dollars for our platform, will drive our ability to acquire new customers and increase renewals and follow-on sales opportunities, which, in turn, will affect our future financial performance.

Sales Productivity. Our sales organization consists of a direct sales team, made up of field and inside sales personnel, and indirect channel sales teams to support our channel partner sales. We utilize a direct-touch sales model whereby we work with our channel partners to secure prospects, convert prospects to customers, and pursue follow-on sales opportunities. To date, we have primarily targeted large enterprise and government customers, who typically have sales cycles from three to nine months.

Our growth strategy contemplates increased sales and marketing investments internationally. Newly hired sales and marketing resources will require several months to establish prospect relationships and drive overall sales productivity. In addition, sales teams in international regions will face local markets that have not had significant market education about advanced security threats that our solution addresses. All of these factors will influence the timing and overall levels of sales productivity, impacting the rate at which we will be able to convert prospects into sales and drive revenue growth.

Renewal Rates. New or existing customers that purchase our products through the perpetual license, usually purchase a one or three-year maintenance and support package. New or existing customers that purchase our products through a subscribed license, usually subscribe to a period ranging between one to three years. Upon the expiration of maintenance or subscription contracts, the customers can choose whether or not to renew their contracts for additional periods. The number of renewing customers that were due for renewal in any rolling 12-month period, divided by the number of customers that were due for renewal in that rolling 12-month period, is the Renewal Rate.

We believe our renewal rate is an important metric by which to measure the long-term value of customer agreements and our ability to retain our customers. Our renewal rate for subscriptions and maintenance and support contracts during 2017 and 2016 was approximately 90% for both years, and we expect to maintain high renewal rates in the future due to the significant value we believe the products add to the customers’ information security.

Follow-On Sales. After the initial sale to a new customer, we focus on expanding our relationship with such customer to sell additional products, subscriptions and services. Our revenue growth depends on our customers making additional purchases of our solution. Sales to our existing customer base can take the form of incremental sales of appliances, subscriptions and services, either to deploy our solution into additional parts of their network or to protect additional threat vectors. Our opportunity to expand our customer relationships through follow-on sales will increase as we add new customers, broaden our product portfolio to support more threat vectors, increase network performance and enhance functionality. Follow-on sales lead to increased revenue over the lifecycle of a customer relationship and can significantly increase the return on our sales and marketing investments.

Components of Operating Results

Revenue

We generate revenue from the sales of our perpetual or subscribed licenses of products, and related services. Also, we generate revenues from product maintenance customer support. As discussed further in “Critical Accounting Policies and Estimates—Revenue Recognition” below and according to the provisions of IFRS 15, which was adopted on January 1, 2017, revenue is recognized at the time at which the license is granted to the customer, which is the point in time in which the customer obtains the right to use our software.

Our total revenue consists of the following:

●	Perpetual license revenue. We recognize perpetual license revenue at the time of delivery, provided that all other revenue recognition criteria have been met.
●	Term license revenue. We recognize term license revenue at the time at which the license is granted to the customer, provided that all other revenue recognition criteria have been met. In 2016, we recognized revenues from term licenses over the subscription period, on a straight-line basis as prescribed by IAS 18.
●	Maintenance & Support revenue. We recognize revenue from maintenance and support services over the contract term.
●	Professional services revenue. We recognize revenue from professional services as they are rendered to the customer.

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Quarterly Revenue Trend

Comparisons of our year-over-year total revenue are more meaningful than comparisons of our quarterly results due to seasonality in the sale of our products, subscriptions and services. Our fourth quarter has historically been our strongest quarter for revenues as a result of large enterprises buying patterns. We believe that these seasonal trends have affected and will continue to affect our quarterly results. Historical patterns in our business may not be a reliable indicator of our future sales activity or performance.

Cost of Revenue

Our total cost of revenue consists mainly of personnel costs associated with our operations and global customer support, including salaries, benefits, bonuses and share-based compensation. Overhead costs consist of certain facilities, depreciation, benefits, and IT costs. The personnel consists of post-sales engineers who assist our customers with installations, implementation as well as other professional services on-site, such as support teams who provide our customers with on-line support according to the customer’s contract.

Cost of Revenue may also include the cost of third party products that may be sold to our customers as a standalone product which integrates with our solution. Cost of revenue also includes amortization of intangible assets purchased by the Subsidiary in February 2013.

Gross Margin

Gross margin, or gross profit as a percentage of revenue, has been and will continue to be affected by a variety of factors, including the average sales price of our products and services, the mix of products sold including third parties’ products and the personnel costs involved in the generation of the revenue. We expect our gross margins to increase over time as revenues continue to grow, subject to the factors described above.

Operating Expenses

Our operating expenses consist of research and development, sales and marketing, and general and administrative expenses. Personnel costs are the most significant component of our operating expenses and consist of salaries, benefits, bonuses, share-based compensation and, with regards to sales and marketing expenses, also sales commissions. Operating expenses also include contractors, consultants and other professional services costs, overhead costs for facilities, IT and depreciation.

●	Research and development. Research and development expenses consist primarily of personnel costs and allocated overhead, as well as the costs of subcontractors assisting our research and development team. We expect research and development expenses to continue to increase in absolute dollars as we continue to invest in our research and product development efforts to enhance our product capabilities, address new threat vectors and access new customer markets.
●	Sales and marketing. Sales and marketing expenses consist primarily of personnel costs, incentive commission costs and allocated overhead. We expense commission costs as incurred. Sales and marketing expenses also includes costs for market development programs, promotions and other marketing activities, travel, and outside consulting costs. We expect sales and marketing expenses to continue to increase in absolute dollars as we increase the size of our sales and marketing activities and expand our international sales and marketing operations.
●	General and administrative. General and administrative expenses consist of personnel costs, professional services and allocated overhead. General and administrative personnel include our executive, finance, human resources and administration. Professional services included in our general and administrative expenses consist primarily of legal, auditing, accounting and other consulting costs. We expect general and administrative expenses to continue to increase in absolute dollars, and expect to continue to incur additional general and administrative expenses as we grow our operations and comply with public company regulations, including higher legal, corporate insurance, and accounting expenses.

Finance Expense/Income

Finance Expense/Income consists primarily of the change in fair value of our financial liability resulted from the recognition of a day one loss and the change in the fair value of our warrants liability as well as exchange rate differences. Warrants to purchase our Ordinary Shares are classified as a liability in our consolidated balance sheets and re-measured to fair value at each balance sheet date with the corresponding change recorded as finance expense or finance income. We report our financial results in dollars and most of our revenues are recorded in dollars, while substantially all of the research and development expenses, as well as a portion of our cost of revenues, sales and marketing and general and administrative expenses are incurred in NIS. As a result, we are exposed to fluctuations in exchange rates which affect our finance expense or finance income.

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Comparison of the Three Months Ended March 31, 2018 and 2017

Results of Operations

The following table summarizes our results of operations for the periods presented.

	Three Months Ended March 31,
U.S. dollars in thousands	2018	2017
Consolidated Statements of Operations Data
Revenues	458	319
Cost of revenues	223	139
Gross profit	235	180
Research and development expenses	487	305
Selling and marketing expenses	1,593	658
General and administrative expenses	484	475
Operating loss	(2,329)	(1,258)
Financial income (expenses) , net	725	(218)
Loss before taxes on income	(1,604)	(1,476)
Taxes on income	-	-
Net loss for the period	(1,604)	(1,476)

Revenues

The following table summarizes our revenues through types for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Three Months Ended March 31,
U.S. dollars in thousands	2018	2017
Revenues from License	311	197
Revenues from provision of maintenance & support services	132	112
Revenues from provision of other services revenues	15	10
Total Revenues	458	319

Revenues in the three months ended March 31, 2018 increased by $139,000 representing a 43% increase compared to revenues achieved during the three months ended March 31, 2017. The increase is primarily attributed to a 58% increase in licenses that were sold to new and current customers, an 18% increase in revenues from maintenance and support services, and a 50% increase in revenues from services.

Revenues generated in Israel constituted 59% of the total revenues for the three months ended March 31, 2018, while revenues generated in North America constituted 18% and revenues generated in the rest of the world constituted 23%, compared to 69%, 30% and 1%, respectively, during the three months ended March 31, 2017.

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Cost of Revenue and Gross Profit

The following table summarizes our cost of revenues for the periods presented, as well as presenting the gross profit as a percentage of total revenues. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Three Months Ended March 31,
U.S. dollars in thousands	2018	2017
Payroll, related expenses and share-based payment	131	61
Expenses relating to amortization of intangible assets	61	61
Other	31	17
Total cost of revenues	223	139
Gross profit	235	180
Gross profit %	51%	56%

In the 3 months ended March 31, 2018, cost of revenues increased by $84,000 representing a 60% increase compared to cost of revenues in the three months ended March 31, 2017. The increase is primarily attributed to an increase in payroll, related expenses and share based compensation expenses as a result of an increase in the Company’s workforce.

As a result of a higher increase in revenues compared to cost of revenues, gross profit grew by $55,000 representing a 31% increase during the three months ended March 31, 2018, compared to gross profit in the three months ended March 31, 2017.

Research and Development

The following table summarizes our research and development costs for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Three Months Ended March 31,
U.S. dollars in thousands	2018	2017
Payroll, related expenses and share-based payment	320	192
Subcontractors	95	82
Other	72	31
Total Research and development expenses	487	305

Research and development costs rose by $182,000, or 60%, during the three months ended March 31, 2018, compared to the three months ended March 31, 2017. $128,000 of this increase is attributed to payroll, related expenses and share based compensation expenses, as a result of an increase in our workforce and salary raises.

Sales and Marketing

The following table summarizes our sales and marketing costs for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Three Months Ended March 31,
U.S. dollars in thousands	2018	2017
Payroll, related expenses and share-based payment	836	333
Professional fees	372	170
Marketing	138	79
Travel	66	26
Office maintenance	73	47
Other	108	3
Total selling and marketing expenses	1,593	658

Sales and marketing expenses increased by $935,000, or 142%, during the three months ended March 31, 2018, compared to the three months ended March 31, 2017. Payroll and related expenses, including share based compensation increased by $503,000. The increase is primarily attributed to an increase in sales and marketing personnel. As a result, marketing expenses and travel expenses increased by $59,000 and $40,000, respectively. Also, professional services increased by $202,000 compared to the three months ended March 31, 2017, primarily due to expanding activities world-wide using consultants and sales representatives.

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General and Administrative

The following table summarizes our general and administrative costs for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Three Months Ended March 31,
U.S. dollars in thousands	2018	2017
Payroll, related expenses and share-based payment	246	234
Professional fees	200	214
Office expenses & Other	38	27
Total general and administration expenses	484	475

General and administrative expenses remained almost unchanged from during the three months ended March 31, 2018 compared to the three months ended March 31, 2017, increasing by only $9,000, or 2%. An increase of $57,000 in payroll and related costs was partially offset by a $45,000 decrease in share based compensation.

Operating Loss

As a result of the foregoing, our operating loss for the three months ended March 31, 2018 was $2,329,000, compared to an operating loss of $1,258,000 in the three months ended March 31, 2017.

Financial Income, net

We had non-cash financial income of $725,000 during the three months ended March 31, 2018. The income is primarily attributed to a decrease in the fair value of the financial liability of warrants which were granted to investors within several public and private issuances during 2017 and 2016. The reduction of the fair value is attributed to a decrease of the share price towards the end of 2017 and further decrease in the first quarter of 2018. The financial income was partially offset by a higher fair value of an anti-dilution rights granted to some investors which participated in some private issuances, as well as due to the reduction of our share price towards the year end.

In the three months ended March 31, 2017, we had financial expenses of $218,000, primarily attributed to an increase in the fair value of warrants as a result of a higher share price by the end of March 31, 2017 compared to the share price by the end of 2016.

Net loss

As a result of the foregoing, our net loss for the three months ended March 31, 2018 was $1,604,000, compared to a loss of $1,476,000 during the three months ended March 31, 2017.

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Comparison of the Years Ended December 31, 2017 and 2016

Results of Operations

The following table summarizes our results of operations for the periods presented.

	Year Ended December 31,
U.S. dollars in thousands	2017	2016
Consolidated Statements of Operations Data
Revenues	1,096	843
Cost of revenues	583	512
Gross profit	513	331
Research and development expenses	1,608	1,085
Selling and marketing expenses	4,051	2,892
General and administrative expenses	2,150	2,123
Listing expenses	-	1,579
Operating loss	(7,296)	(7,348)
Financial income (expenses), net	1,984	(1,572)
Loss before taxes on income	(5,312)	(8,920)
Taxes on income	1	2
Net loss for the year	(5,313)	(8,922)

Revenues

The following table summarizes our revenues through types for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Year Ended December 31,
U.S. dollars in thousands	2017	2016
Revenues from License	486	453
Revenues from provision of maintenance & support services	519	341
Revenues from provision of other services revenues	91	49
Total Revenues	1,096	843

Revenues in 2017 increased by $253,000 representing a 30% increase compared to revenues achieved during 2016. The increase is primarily attributed to a 7% increase in licenses that were sold to new and current customers, a 52% increase in revenues from maintenance and support services, and an 86% increase in revenues from services. Out of the total revenues, revenues generated from new customers were $414,000, representing 38% out of the total revenues, while revenues generated from existing customers were $686,000, representing 62% of the total revenues.

Revenues generated in Israel constituted 75% of the total revenues for 2017, while revenues generated in North America constituted 21% and revenues generated in the rest of the world constituted 4%, compared to 70%, 29% and 1%, respectively, during 2016.

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Cost of Revenue and Gross Profit

The following table summarizes our cost of revenues for the periods presented, as well as presenting the gross profit as a percentage of total revenues. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Year Ended December 31,
U.S. dollars in thousands	2017	2016
Payroll, related expenses and share-based payment	254	216
Expenses relating to amortization of intangible assets	245	245
Other	84	51
Total cost of revenues	583	512
Gross profit	513	331
Gross profit %	47%	39%

In 2017, cost of revenues increased by $71,000 representing a 14% increase compared to cost of revenues in 2016. The increase is primarily attributed to an increase in payroll, related expenses and share based compensation expenses as a result of an increase in the Company’s workforce.

As a result of a higher increase in revenues compared to cost of revenues, gross profit grew by $182,000 representing a 55% increase during 2017, compared to gross profit in 2016

Research and Development

The following table summarizes our research and development costs for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Year Ended December 31,
U.S. dollars in thousands	2017	2016
Payroll, related expenses and share-based payment	1,022	715
Subcontractors	377	249
Other	209	121
Total Research and development expenses	1,608	1,085

Research and development costs rose by $523,000, or 48%, during 2017, compared to the previous year’s costs. $307,000 of this increase is attributed to payroll, related expenses and share based compensation expenses, as a result of an increase in our workforce and salary raises. Also, cost of subcontractors grew by $128,000.

Sales and Marketing

The following table summarizes our sales and marketing costs for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Year Ended December 31,
U.S. dollars in thousands	2017	2016
Payroll, related expenses and share-based payment	2,140	1,466
Professional fees	823	741
Marketing	490	353
Travel	214	113
Office maintenance	219	141
Other	165	78
Total selling and marketing expenses	4,051	2,892

Sales and marketing expenses increased by $1,159,000, or 40%, during 2017, compared to the previous year. Payroll and related expenses, including share based compensation increased by $674,000. The increase is primarily attributed to an increase in sales and marketing personnel. As a result, marketing expenses and travel expenses increased by $137,000 and $101,000, respectively.

Listing Expenses

We recognized listing expenses in the amount of $1,579,000, in connection with the Merger Transaction in June 2016, which resulted in our Ordinary Shares being listed on the TASE. The listing expenses represent the effective cost of the Merger Transaction, and was determined based on the fair value of our ordinary shares on the date of the Merger Transaction.

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General and Administrative

The following table summarizes our general and administrative costs for the periods presented. The period-to-period comparison of results is not necessarily indicative of results for future periods.

	Year Ended December 31,
U.S. dollars in thousands	2017	2016
Payroll, related expenses and share-based payment	1,237	1,284
Professional fees	749	731
Office expenses & Other	164	108
Total general and administration expenses	2,150	2,123

General and administrative expenses remained unchanged from 2016 to 2017. Larger office and operational costs and a minor increase in professional costs were offset by a reduction in payroll and related costs. The reduction in these costs is primarily attributed to a $326,000 decrease in share based compensation that was partially offset with an increase of $279,000 in payroll and related costs. Other expenses increased due to a doubtful debt of $25,000.

Operating Loss

As a result of the foregoing, our operating loss for the year ended December 31, 2017 was $7,296,000, compared to an operating loss of $7,348,000 in the previous year.

Financial Income, net

We had financial income of $1,984,000 during the year ended December 31, 2017. The income is primarily attributed to a decrease in the fair value of the financial liability of warrants which were granted to investors within several public and private issuances during 2017 and 2016. The reduction of the fair value is attributed to a decrease of the share price towards the end of 2017. The financial income was partially offset by a higher fair value of an anti-dilution rights granted to some investors which participated in some private issuances, as well as due to the reduction of our share price towards the year end.

In the year ended December 31, 2016, we had financial expenses of $1,572,000, which resulted mainly from an increase in the fair value of warrants as a result of a higher share price by the end of 2016.

Net loss for the year

As a result of the foregoing, our net loss for the year ended December 31, 2017 was $5,313,000, compared to a loss of $8,922,000 during the year ended December 31, 2016.

Liquidity and Capital Resources

Overview

As of March 31, 2018, our cash and cash equivalents of $1,609,000 were held for working capital, capital expenditures, investment in technology and business acquisition purposes. We believe that our current cash and cash equivalents will be sufficient to meet our anticipated cash needs until at least September 1, 2018, without using the net proceeds from this offering, but including cash resulting from the closing of a private placement of approximately $2,769,000 in net proceeds on June 3, 2018. Our future capital requirements will depend on many factors, including our growth rate, the timing and extent of spending to support development efforts, the expansion of sales and marketing activities, the introduction of new and enhanced product and service offerings, and the continuing market acceptance of our products. In the event that additional financing is required from outside sources, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, operating results, and financial condition would be adversely affected.

	Year Ended December 31,		Three Months Ended March 31,
U.S. dollars in thousands	2017	2016	2018	2017
Net cash used in operating activities	(5,406)	(3,317)	(1,857)	(658)

Net cash used in investing activities	(153)	(52)	(24)	(1)

Net cash provided by financing activities	7,511	4,593	(8)	971

Net increase (decrease) in cash and cash equivalents	1,952	1,224	(1,889)	312

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Cash Flows Used in Operating Activities

During the year ended December 31, 2017, net cash used in operating activities was $5,406,000, primarily attributed to operational costs which exceeded cash flows from customers’ payments. The increase of $2,089,000 compared to $3,317,000 used in operating activities during the year ended December 31, 2016, is primarily attributed to a large increase in our operations, which was greater than the increase in customer’s payments.

 During the three months ended March 31, 2018, net cash used in operating activities was $1,857,000, primarily attributed to operational costs which exceeded cash flows from customers’ payments. The increase of $1,199,000 compared to $658,000 used in operating activities during the first three months of 2017, is primarily attributed to a large increase in our operations as we grow, which was greater than the increase in customer’s payments.

Cash Flows Used in Investing Activities

During the year ended December 31, 2017, net cash used in investing activities was $153,000, compared to net cash used in investing activities of $52,000 during 2016. The increase is primarily attributed to the purchase of property, plant and equipment in the amount of $132,000.

During the three months ended March 31, 2018, net cash used in investing activities was $24,000, compared to net cash used in investing activities of $1,000 during the first quarter of 2017. The increase is solely attributed to the purchase of property, plant and equipment.

Cash Flows Used in Financing Activities

During the year ended December 31, 2017, net cash provided by financing activities was $7,511,000, primarily attributed to the issuance of shares and warrants, net of issuance expenses, from several private offerings, in the amount of $5,582,000, and an exercise of the Company’s series 1 warrants in the amount of $2,018,000.

In the year ended December 31, 2016, net cash provided by financing activities was in the amount of $4,593,000, primarily attributed to the issuance of shares and warrants, net of issuance expenses, from a public offering, in the amount of $4,072,000, a private issuance in the amount of $1,527,000 and proceeds from financial liabilities and options to group of investors in the amount of $870,000, offset by payments of financial liabilities in the amount of $2,178,000.

During the three months ended March 31, 2018, net cash used in financing activities was $8,000, primarily attributed to capital raise costs in the amount of $71,000 and a payment of $21,000 as royalties to the IIA which were partially deducted by exercises of Company’s options in the amount of $84,000.

In the three months ended March 31, 2017, net cash provided by financing activities was $971,000, primarily attributed to the proceeds on account of shares and warrants, in the amount of $613,000, and exercises of the Company’s series 1 warrants in the amount of $358,000.

Change in cash and cash equivalents

As a result of the foregoing, our cash and cash equivalents increased in the amount of $1,952,000 during the year ended December 31, 2017, compared to an increase of $1,224,000 during the year ended December 31, 2016.

As a result of the foregoing, our cash and cash equivalents decreased in the amount of $1,889,000 during the three months ended March 31, 2018, compared to an increase of $312,000 during the three months ended March 31, 2017.

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Current Outlook

We have financed our operations to date primarily through proceeds from sales of our ordinary shares and, prior to the Merger Transaction, preferred shares (which were subsequently converted to ordinary shares). We have incurred losses and generated negative cash flows from operations since our Subsidiary’s inception in February 2013.

As of March 31, 2018, our cash and cash equivalents, including short-term bank deposits, were $1,609,000. In addition, in June 2018, we raised approximately $2,769,000 in net proceeds through a private placement of our equity securities. We expect that our current resources, together with the net proceeds of this offering will be sufficient to meet our anticipated cash needs for at least until September 1, 2018; however, we expect that we will require substantial additional capital to continue the development of, and to commercialize, our products. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future capital requirements will depend on many factors, including:

●	the progress and costs of our research and development activities;
●	the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally;
●	the magnitude of our general and administrative expenses; and

Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through equity financings. Currently, we cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products. This may raise substantial doubts about our ability to continue as a going concern.

Internal Control over Financial Reporting

We have identified a material weakness related to our internal control over financial reporting as of March 31, 2018 and 2017, as well as for December 31, 2017 and 2016. As defined in Regulation 12b-2 under the Securities Exchange Act, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected on a timely basis. Specifically, we determined that we do not have sufficient qualified staff to provide for effective control over a number of aspects of our accounting and financial reporting process under IFRS.

We continue to evaluate the impact of internal control over financial reporting and disclosure controls and procedures. As of March 31, 2018 and 2017, as well as for December 31, 2017 and 2016, the ineffectiveness of the Company’s internal control over financial reporting was due to the following material weaknesses: (i) inadequate segregation of duties consistent with control objectives; and (ii) ineffective controls over period end financial reporting.

We have taken action toward remediating this material weakness by hiring additional qualified personnel with IFRS accounting and reporting experience, and intend to provide enhanced training to existing financial and accounting employees on related IFRS issues. However, the implementation of these initiatives may not fully address any material weakness or other deficiencies that we may have in our internal control over financial reporting.

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Off-Balance Sheet Arrangements

Except for standard operating leases, we have not engaged in any off-balance sheet arrangements, such as the use of unconsolidated subsidiaries, structured finance, special purpose entities or variable interest entities.

We do not believe that our off-balance sheet arrangements and commitments have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

The following table summarizes our contractual obligations at December 31, 2017:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands of U.S. dollars)
Operating leases:
Facility	427	211	216	-	-
Motor vehicles	165	69	93	3	-

Quantitative and Qualitative Disclosures about Market Risk

Foreign Currency Exchange Risk

Our sales contracts are primarily denominated in U.S. dollars. A material portion of our operating expenses is incurred outside the United States and can be denominated in foreign currencies and are subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the Israeli Shekel and Euro. Additionally, fluctuations in foreign currency exchange rates may cause us to recognize transaction gains and losses in our statement of operations. The effect of a hypothetical 10% adverse change in foreign exchange rates on monetary assets and liabilities at December 31, 2017 can be material to our financial condition or results of operations. To date, foreign currency transaction gains and losses and exchange rate fluctuations have not been material to our financial statements, and we have not engaged in any foreign currency hedging transactions.

As our international operations grow, our risks associated with fluctuation in currency rates will become greater, and we will continue to reassess our approach to managing this risk. In addition, currency fluctuations or a weakening U.S. dollar can increase the costs of our non-US expansion as well as the Israeli headquarters costs.

Interest Rate Risk

We had cash and cash equivalents of $1,609,000 as of March 31, 2018, consisting mainly of bank deposits. Such interest-earning instruments carry a degree of interest rate risk. To date, fluctuations in interest income have not been significant.

We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure. We have not been exposed to, nor do we anticipate being exposed to, material risks due to changes in interest rates. A hypothetical 10% change in interest rates during any of the periods presented would not have had a material impact on our financial statements.

Critical Accounting Policies and Estimates

We describe our significant accounting policies more fully in Note 2 to our financial statements for the three months ended March 31, 2018, and the year ended December 31, 2017 included elsewhere in this prospectus. We believe that the accounting policies below are critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our consolidated financial statements in accordance with IFRS, as issued by the IASB. At the time of the preparation of the consolidated financial statements, our management is required to use estimates, evaluations, and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income, and expenses. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change in the estimate is made.

Revenue Recognition

We have decided to early adopt IFRS 15 from January 1, 2017, whereas revenues recognized in 2016 were accounted for according to the provisions of IAS 18 “Revenue.” The early adoption of IFRS 15 was done pursuant to the transitional provision that enables the recognition of the accumulated impact of adoption as an adjustment of the opening balance of retained earnings as of January 1, 2017.

The main impact which IFRS 15 had on our consolidated financial statements is the timing of recognition of revenue in respect of the license component in transactions for the sale of fixed-term license contracts.

Pursuant to an assessment, we reached the conclusion that the license granted to our customers enables our customers to direct the use of, and obtain substantially all of the remaining benefit from, the license at the point in time at which the license transfers. Therefore, revenue in respect of the license component in such transactions shall be recognized at the time at which the license transfers to the customer.

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The total accumulated impact of the early adoption of IFRS 15 as of the date of initial application on January 1, 2017, is a $49,000 increase in the retained earnings balance, with a corresponding decrease in the deferred revenue balance. The impact of the early adoption on revenue recognized for the year ended December 31, 2017 was an increase of $164,000, when compared to revenue that would have been recognized under IAS 18 during such year.

Other impacts arising from the application of IFRS 15 are: (1) adjusting the amount of consideration that has been promised to reflect the effect of a significant financial component, if we expect, at inception, that the period between the performance of the obligations (transfer of goods or service to the customer) and the associated payment is expected to exceed one year; and (2) recognizing the incremental costs of obtaining the contact, which will be amortized over the initial period of contract or over the expected period of engagement with the customer, as appropriate under the relevant circumstances. Nevertheless, these impacts are immaterial as of the date of initial application of IFRS 15. Except for the above, the early application of IFRS 15 did not have any further material impact on our consolidated financial statements.

Share-Based Compensation

Our employees, directors, and other service providers are entitled to benefits by way of share-based compensation settled with company options and warrants to shares. The cost of transactions with employees settled with capital instruments is measured based on the fair value of the capital instruments on the date of grant. The fair value is determined using an accepted options pricing model. The model is based on share price, grant date and on assumptions regarding expected volatility, expected term of options, dividend yield, expected early exercise, expected forfeiture rate and risk free interest rates.

The cost of the transactions settled with equity instruments is recognized in profit or loss together with a corresponding increase in the equity over the period in which the performance and/or service take place, and ending on the date on which the relevant employees are entitled to the benefits, or the Vesting Period. The aggregate expense recognized for transactions settled with capital instruments at the end of each reporting date and until the Vesting Period reflects the degree to which the Vesting Period has expired and our best estimate regarding the number of warrants that have ultimately vested. The expense or income in profit or loss reflects the change of the aggregate expense recognized as of the end of the reported period.

We have selected the Binomial Option Pricing Model as a fair value method for our options awards. The option-pricing model requires a number of assumptions:

Expected dividend yield – The expected dividend yield assumption is based on our historical experience and expectation of no future dividend payouts. We have historically not paid cash dividends and have no foreseeable plans to pay cash dividends in the future.

Volatility – The expected stock volatility is assumed to be equal to the historical one. Since we started to act in our current business sector in June 2016, the historical stock volatility was calculated based on historical stock data starting June 2016.

Risk free interest rate – The risk-free interest rate is based on the yield of governmental non-indexed bonds with equivalent terms.

Expected term – An option’s contractual term must at least include the Vesting Period and the employees’ historical exercise and post-vesting employment termination behavior for similar grants. If the amount of past exercise data is limited, that data may not represent a sufficiently large sample on which to base a robust conclusion on expected exercise behavior.

Share price – The share price is determined according to the last known closing price of our Ordinary Shares at the grant date.

Other Fair Value Valuations

We recorded liabilities at fair value resulted from issuance of warrants and anti-dilution rights to investors. We based our estimation of fair value of warrants on their traded value. In estimating the fair value of the anti-dilution mechanism, we used a binomial model of the share value for a period of 12 months that takes into account the probability of raising funds in that period. The standard deviation used in the model is the standard deviation of the software industry. We used a risk-free interest rate based on the curve of an unindexed government bond for a period of 12 months that in each of the valuation dates. As of March 31, 2018 we had liabilities of $3,000 for warrants (measured based on their traded value) and $181,000 for anti-dilution mechanism. These liabilities amounted to 7.4% of our total liabilities as of March 31, 2018.

Contingent Liability

We are subject to the possibility of various contingent liabilities arising in the ordinary course of business. For a liability to qualify for recognition there must be not only a present obligation but also the probability of an outflow of resources embodying economic benefits to settle that obligation. For this purpose, an outflow of resources or other event is regarded as probable if the event is more likely than not to occur, i.e. the probability that the event will occur is greater than the probability that it will not. Where it is not probable that a present obligation exists, the company discloses a contingent liability, unless the possibility of an outflow of resources embodying economic benefits is remote.

Warranties

We do not accrue for potential warranty claims as a component of cost of product revenue as all product warranty claims are satisfied under our support and maintenance contracts.

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BUSINESS

Overview

We develop and market software solutions that address multiple aspects of the information security and cybersecurity markets. Our patented solutions secure our customers’ data, services and networks from internal and external threats, such as unauthorized access to data, services and networks, as well as data-related threats that include data exfiltration, leakage, malware, ransomware and fraud. We believe that our innovative products are the first solution that controls, in one integrated package, the entire data access lifecycle, allowing our customers to avoid the integration complexities of multiple products. In addition, we believe that our products create stronger perimeter security than other vendors as a result of our patented Reverse-Access technology. Recently, we received the 2018 Fortress Cyber Security Award for Compliance and Authentication & Identity and were finalists in the 2018 Cyber Defence Magazine Infosec Awards. Reverse-Access is an innovative and unique technology, providing for “reverse movement” of communication, and is designed to reduce the need to store sensitive data in the DMZ, and to open ports in the organizations’ firewall, thus enabling secure access to networks and services.

We have a broad customer base spanning several industries including finance, healthcare, government agencies, commercial companies and educational institutions. Currently, most of our end-customers are located in Israel, including large Israeli regional banks with branches across the country and globally (accounting for approximately 6% of our 2017 gross revenue), large Israeli healthcare organizations and the Israeli Ministry of Health (accounting for approximately 7% of our 2017 gross revenue), leading Israeli insurance companies (accounting for approximately 14% of our 2017 gross revenue), and the Israeli Police Force (accounting for approximately 13% of our 2017 gross revenue). Our initial engagements with our customers either follow (i) a license sale model, or (ii) a lease subscription model between one to three years, which are renewable upon expiration, at our customers’ discretion. Our headquarters are located in Israel with customers and sales operations in Israel, North America, Europe, Asia-Pacific and Africa.

Vast amounts of data, including sensitive personal and commercial information, are stored electronically and are typically connected to external networks, including the internet, and in cloud storage. This information architecture has enabled threats that all organizations face, including:

●	distributed ‘denial of service’ attacks on published services and applications;
●	access to an organization’s data by unauthorized internal personnel;
●	access to an organization’s data and networks by outside hackers; and
●	unsecure transfer of information and files within an organization and to and from third parties.

The data security market offers a variety of information security products that provide specific protection for a certain market or aspect of information security. Our solution, however, offers various security capabilities to organizations designed to ensure full security of intra-organizational and inter-organizational data access and exchanges. Further, our unique open extensible and customizable architecture integrates with over 30 third party security and enterprise applications and solutions for end-to-end security coverage across business processes.

Our flagship product called Software Defined Access is a patented multi-layered solution that integrates our upgraded and comprehensive SDP solution. We believe that it is superior to other available products in the market, as it controls the entire data and application access lifecycle by combining SDP, a new architecture and technology that allows secure access to published applications, and our EFSS software/service that securely synchronizes and shares files and data among multiple devices and our innovative user behavioral analysis technology which allows detecting anomalies in users access and using data via our solutions. The SDP architecture essentially hides published services and applications from unauthorized parties. According to Markets and Markets Research Private Ltd., the combined markets for secure data access and secure data exchange have been reported to have generated revenues in excess of $4 billion in 2017.

In addition to offering an integrated solution, we intend to also offer the components of our solution as stand-alone products, as a white label via OEM partners, as well as bundled with our channel partners’ complementary products. An example of a bundled product is the solution we created with the identity provider SecureAuth (See “White Label and Bundled Solutions” below), as well as our secure application access solution.

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Our main goal is to become a market leader in the fields of cyber and information security, including increased penetration into the U.S. market. Penetration into the U.S. market is expected to be achieved through a combination of direct sales by our local sales team with the support of our corporate marketing and U.S. field marketing teams, as well as indirect sales via resellers, distributors, and channel and OEM partners, such as SourceCode Technology Holdings, Inc. and SecureAuth Corporation. Further to our efforts to penetrate the U.S. market, we are currently in the process of attaining FIPS-2 certification. FIPS-2 certification is a federal U.S. government security standard used to approve cryptographic modules for secure communication and encryption, and mandatory for any vendor selling in the federal sector. Attaining FIPS-2 certification will enable us to penetrate the U.S. federal market and fully maximize our expansion potential in the United States. We have successfully completed the first phase of the two phased certification process, and are aiming to commence the second phase during the third quarter of 2018. We began operations in Israel, and have since expended sales and marketing of our products around the world. We have distributors and resellers in Israel, the United States, Mexico, Singapore, United Kingdom, Switzerland, Canada, Germany, Italy, Spain, Serbia, Austria, France, Nigeria, Turkey and the Philippines.

Our integrated solution does the following:

●	Reduces the outward-facing attack surface by locking down and closing the incoming port in the firewall using our patented technology;
●	Unifies and streamlines all applications and security systems and modernizes the security environment on the premises and in the cloud;
●	Consolidates data exchange and connectivity, simplifying workflows and related enterprise systems;
●	Protects and controls access by separating the access layer from the authentication layer, which permits initial authentication of the user outside an organization’s perimeter and only after authentication, connects the user to the desired service; a similar approach is used to segment internal networks;
●	Grants access transparently to an authenticated user without requiring any special end user client software;
●	Controls data usage, preventing data exfiltration, leakage, malware, ransomware and fraud; and
●	Monitors and reports on all user actions, in order to detect anomalous behavior and risk.

Our Software Defined Access solution consolidates into one integrated solution the functionality of both SDP – which is used to control access to data and applications – and EFSS – which is used to control and secure internal and external data exchanges. Our Software Defined Access solution, which is available both on-premises and via the cloud, is designed to surpass current authentication and encryption strategies by unifying and streamlining all systems while consolidating data exchange and connectivity.

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Our solution is deployed within an organization’s internal information systems, fully supporting file sharing and information synchronization, and at the same time protecting an organization’s sensitive data. These features of our solution enable us to market it to organizations that are unable to use cloud-based EFSS services for various reasons, such as regulatory requirements (for example, banks, insurance companies, investment firms and health organizations).

Based on product comparisons that we have conducted, we believe that our Software Defined Access solution, which includes our patented Reverse-Access technology, is currently the most secure data access and exchange solution available within the information security and cybersecurity markets. The benefit of utilizing our patented technology, allows installing our solution in the intra-organizational network without opening any ports in the firewall, thus reducing dramatically the risk of security breaches by “hiding” an organization’s applications from unauthorized parties.

Industry Background

General

In view of the public’s extensive use of the internet and its various applications, many businesses opt to use the internet as a business platform. Information systems’ computing and communication capabilities, as well as their global inter-connected distribution, expose entities to various threats from hostile persons, competing businesses or governments. The relatively new field of information security is designed to protect such information from various threats from inside and outside an organization, including protecting the security of an organization’s hardware and software systems, as well as the security of the information stored on them or transmitted electronically.

One of the principal elements of the field of information security and of our activities is the protection of data and applications from unauthorized access to information by, among others, sharing management and monitoring an organization’s information in a secure manner. According to a survey from April 2017 by the International Data Corporation (IDC), 40% of breaches (i.e. data related attacks/incidents) are attributed to authorized users attempting to connect to unauthorized systems. This statistic indicates that the authentication and access solutions currently utilized by enterprises are inadequate. Current solutions first provide access and then authenticate, which means that the attacker has gained access to the service or is on the network before he is authenticated. In addition, many current solutions do not control data usage, creating a higher risk of attack. Our Software Defined Access solution authenticates users before providing access, and also controls what an authenticated user may do with the data. This prevents un-authenticated users from accessing internal services, and ensures authenticated users do not misuse data or services.

The exponential increase in high-risk data, the shift to cloud-based storage and distributed data centers connected by the internet contributes to increasing information security risks. The proliferation of legacy data exchange solutions, and the lack of integration with security solutions, exacerbates the existing potential for cyberattacks because enterprise applications and data are often “visible” outside the enterprise.

Another driver of information security solutions stems from increasingly complex regulatory requirements. In recent years, regulatory bodies in major markets around the world have introduced various requirements to maintain information security mechanisms. Such requirements apply to various entities, mainly in the field of banking, insurance, credit card processing, medical institutions and government agencies. Other regulatory changes are designed to make it obligatory for entities to provide online services and make services more digitally accessible. Our solutions help our customers meet these regulatory compliance requirements.

Additional Market Trends

Cloud Storage Services. Cloud storage services such as Dropbox, Box, Google Drive, Microsoft OneDrive and similar services are increasingly used for private and business purposes. The use of those services bypasses an organization’s information security policy and systems, since data, which enters an organization through cloud storage services, is not checked by the enterprise’s antivirus software, and data which is uploaded to the cloud by users bypasses an organizational data loss prevention systems. Without additional protective software, an organization cannot control the information uploaded to the cloud and shared by users in breach of an organization’s policy, nor can it monitor and control this information. Furthermore, the transfer of the information to the cloud and its storage in the cloud is not always carried out in a secure and encrypted manner. Organizations are therefore required to provide a secure organizational solution that is compatible with an organization’s information security policy and systems and that allows employees to use cloud-based information storage services and to share information in a more convenient way.

Mobile Devices. In recent years there has been an increase in the use of mobile devices, which allow users within an organization to use business information accessed through mobile devices and store information in the cloud through those mobile devices. These trends increase the need to find secure connectivity solutions, both for an organization’s systems and for the cloud storage services.

Other Market Trends. Generally, in view of the increase in the number of internet users in the last decade, many organizations invest heavily in the launch of new digital services, the expansion of their network infrastructures and their existing business infrastructures and the upgrading of their information security systems.

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Current Practices and Solutions

In recent years, an increasing number of public online services offered by organizations have experienced hacking and information theft. This trend is the result of old network architectures, which do not provide adequate information security solutions for accessing the organization’s data. The built-in weakness of these architectures is that the more services an organization wants to make publicly available, the more its networks are exposed.

Even though electronic mail is still the main tool for organizational information sharing, its limitations have increasingly led many organizations to use file sharing systems that enable their users to gain access to shared sets of files from various platforms and devices, including desktops, laptops, mobile devices and tablets. The use of EFSS is becoming increasingly popular as a result of an increasing need of users to share information with employees, business partners, consultants and clients in ways that are not supported by electronic mail. Since the majority of EFSS tools currently used are low cost cloud-based solutions, they pose serious risk to organizations’ information security. The increasing use of mobile platforms, cloud-based computing and social networks increases the vulnerability of various organizations.

Companies operating in this area of activity normally provide various types of information security products, each of which offers a solution in respect of a certain market or a certain aspect of information security. The organizational networks of most organizations are currently composed of layers of internal (secured) networks and external networks. In general, the following products are deployed between the internal and external networks:

●	Firewall. A firewall is a network security system that monitors and controls the incoming and outgoing network traffic based on predetermined security rules;
●	Front-end servers. A front-end server for each application enables an organization to monitor access to its applications; and
●	Reverse proxy solutions. These solutions block unauthorized access to applications and business services.

The structure of networks as described above has proven to be ineffective in preventing cyberattacks and information theft in the current digital space. We believe that no company currently operating in our segment within the information security market has solutions that offer organizations comprehensive protection from breaching or damaging their information systems in various ways.

Our Solution

We offer a unique solution that is designed to address both expected and unexpected scenarios arising from the existing architecture of communications networks. We believe that our solutions are unique since they provide multiple aspects of information security in the SDP and EFSS sub-markets. These solutions offer our customers a comprehensive solution covering both intra-organizational and inter-organizational data exchanges. We believe that no other company which currently operates in the information security market offers a product that covers both the SDP and EFFS sub-markets.

Products

Our Software Defined Access solution is based on a unique and ground-breaking technology — Secure Reverse-Access, or SRA, which enables secure access to communication networks and services by, among other things, protecting online business services from attacks, protecting the firewall from attacks, protecting the internal organizational networks from internal attacks and protecting the whole organization from external attacks.

We believe that our technology surpasses current data security and protection strategies by unifying and streamlining all systems while consolidating data access, exchange and connectivity. Our solution is based on both our proprietary secure data access and secure data exchange products, as well as on a technology called Telepath that we recently acquired from Cykick Ltd. (an Israeli cyber security company). The Telepath technology is a technology aimed to recognize hostile attacks on online services through the identification of the users’ anomalous behavior. We intend to use the Telepath technology in order to strengthen the protection we already provide to our customers from such hostile attacks.

The combined solution has the following capabilities that reduce cyber-attacks on organizations:

●	Controls the entire data and application access life cycle, including access, usage, reporting, monitoring and anomaly detection;

●	Uses a robust firewall with no open ports required for access;

●	Defines new access rules on-demand and allows client-less access to data, services and application programming interface, or APIs; and

●	Removes the need for Virtual Private Networks, or VPNs, and hides network components located in the external network, which can be hacked; and

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●	Controls the entire data access lifecycle in order to protect it from cyberattacks, as illustrated in the following diagram:

●	Step 1 - Adaptive Access to Services and Data – Our “On-Demand Software Defined Perimeter,” built on our SRA technology, protects access to data and services by separating the access layer from the authentication layer, and by segregating internal networks. Our adaptive access transparently grants access only to authorized users from the inside out of the network. It authenticates the user prior to providing access.

●	Step 2 - Control Usage of Data – Once users have access to the customer’s applications and data, we then ensure they only use the data according to their respective usage and access policies. By controlling data usage, we detect risk, and prevent data exfiltration, leakage, malware, and ransomware. The data residing inside the customer’s organization or being transferred in and out of an organization is completely controlled and protected from the inside out of the network, on premises or in the cloud.

●	Step 3 - Report on Data Usage – Throughout the application access lifecycle, our Software Defined Access solution, monitors and audits all user actions for each access application or data repository. Granular real-time dashboards, historical reports and user behavior analysis on data usage, anomalies and risks, ensure compliance with regulations and the shortest time to breach discovery and remediation.

Our Core Technology

Our Integrated Data Security Platform, or IDSP, is our core technology, and serves as the foundation for our solutions, providing it all the technology components required to create a true adaptive data access and exchange solution. Our underlying technology enables customers to benefit from advanced security architecture, policies and workflows, strong data encryption, high availability, roles management, reporting, and detailed audit trails.

Our IDSP is comprised of six modules:

●	Secure Reverse-Access
●	SecureStreamTM Policy and Workflow Engine
●	SmarTransferTM
●	Authentication Gateway
●	Connectors
●	Unified Protocol
●	User behavior analysis

Secure Reverse-Access

Secure Reverse-Access is our unique dual server patented technology, which removes the need to open any ports within a firewall, while allowing secure application access between networks (through the firewall).

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●	Access Gateway – installed in the external network.
●	Access Controller – installed in the internal secured segment.

Located in an organization’s external network (on-premises or in the cloud), the role of the Access Gateway is to act as a front-end to all services and applications published to the internet. It operates without the need to open any ports within the internal firewall and ensures that only legitimate session data can pass through into the internal network. The Access Gateway performs transmission control protocol, or TCP, offloading, allowing it to support any TCP based application without the need to perform secure sockets layer decryption.

As illustrated in the diagram below, the Access Controller pulls the session data into the internal network from the Access Gateway, and only if the session is legitimate, performs advanced user requests processing (for example decrypting the user’s request in order to scan it for potential attacks), and then pass it to the destination application server.

We believe our SRA technology allows us to provide our customers with unique capabilities which do not exist in the market today, such as:

●	Access to applications and networks without opening incoming ports in the firewall;
●	Support any TCP-based application;
●	Bi-directional traffic is handled on outbound connections from the local area network to the outside world;
●	Client-less and VPN-less application access; and
●	Logically segment networks.

SecureStream™ Policy & Workflow Engine

Our SecureStream policy and workflow enforcement engine enables enterprises to easily enforce security policies on any data exchange and data access workflow. Each workflow is fully controlled and monitored, providing complete auditing and tracking who, what, where, when, how information. Administrators can create policies and workflows for secure data access and exchange that can be integrated intuitively into existing business workflows.

SecureStream enables system users to build multiple application tasks defined as a series of automated actions that can be triggered to occur based on specific events or behavior. System users can integrate virtually any task and application with any other task with minimal integration effort, regardless of the protocols and languages each one uses.

SmarTransfer™ SIFS (Secure Internet File System)

SmarTransfer SIFS allows internal and external users to gain transparent access to secure storage. What appears as a standard mapped network drive is actually a secure, encrypted and access-controlled channel to interact with files – upload, download, copy, open, delete, etc. while not relying on vulnerable protocols such as Server Message Block, or SMB. All transactions are subject to our SecureStream policy and workflow engine, thereby ensuring secure and controlled access to any file type and content meeting governance and audit requirements.

Authentication Gateway

Our IDSP supports a robust built-in multi-factor and multi-tier authentication and authorization gateway. The gateway allows performing user authentication and authorization enforcement actions through multiple authentication engines as part of any data exchange or access workflow.

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Our authentication engine supports a variety of built-in authentication mechanisms, including lightweight directory access protocol, open id/security assertion markup language, no-post login, push authentication, one-time-passwords, third party identity providers such as SecureAuth, and many more.

Connectors

We support out of the box connectors designed specifically for the enterprise. By utilizing our connectors, we believe that our Software Defined Access solution offers the industry’s most integrated data security platform, allowing it to integrate with the entire enterprise ecosystem, business applications, data storages, web sites and security solutions.

Our connector’s module exposes a multi-language standard API, allowing system users to easily develop new connectors, modify existing ones, and integrate with new enterprise solutions.

Unified Protocol

Our IDSP supports native and SDK-based support for all common enterprise file transfer and business applications’ protocols such as HTTP/S, SSH, FTP/S, SFTP, ICAP, SMB and REST.

Our IDSP’s unique architecture and design supports real-time application and protocol conversion within a single flow. For example, HTTP to SFTP or SQL to One Drive.

The Unified Protocol module exposes a standard API to the programmer and makes the data transfer process completely transparent, regardless of the protocol or application used, either as source or as destination. Furthermore, the API allows system users to easily integrate new RFC protocols or modifying existing ones.

User Behavior Analysis

Our IDSP supports a built in user and web behavior analysis engine, which is designed to detect anomalies on actions performed by a user accessing, using, and exchanging data using our solutions. The module provides granular reports and alerts on any user behavior (file access, web access, file exchange, file usage, etc.) which is flagged as an anomaly.

Customers

We have approximately 60 customers around the globe. We initially started to address Israeli customers and in the past two years we have been operating globally. Therefore, the vast majority of our customers are large Israeli corporations that are industry leaders in their field of activity. In addition, we have several medium size and small customers in Europe and the United States, and several new orders that were placed by Southeast Asia and African customers. Our customers include banks and financial organizations, insurance companies, healthcare organizations, industrial and commercial companies, education institutions and government agencies. We are not dependent on any one of our customers.

Set forth below is a diagram illustrating the breakdown of our customers by areas of activity.

Our initial engagements with our customers either follow a license sale model, or a lease subscription model between one to three years, which are renewable upon expiration, at our customers’ discretion. In some cases, after our solutions are purchased, satisfied customers enter into further engagements in order to increase the number of users, in order to purchase updated and new versions of the products and in order to purchase ongoing maintenance and technical support services.

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Our renewal rate for subscriptions of maintenance and support contracts is approximately 90%, and we expect to maintain high renewal rates in the future due to the significant value we believe the products add to the customers’ information security. In addition to our efforts to ensure customer satisfaction to maintain current relationships, and in order to grow our business, we intend to also focus on generating revenue from new customers, ideally medium to large organizations. As of the first half of 2018, we have witnessed an increase of 103% in the order volume of our products in comparison to the corresponding period in 2017.

The solutions and services we offer are normally priced in accordance with the number of users, the nature of the supplied solutions, the number of solutions and services provided by us to our customers, the number of features that we sell to our customers, the sale of upgrades and the provision of ongoing maintenance and support services.

We have two models of engagement: (1) sale of a license for the use of our solutions, with no time limitation and limited to a certain number of users. The customer may renew the engagement for maintenance and support services every year or every few years (this model is called the sale model); and (2) engagement for a specific period of time. As part of this engagement, the customer receives a license to use our solutions for a year or a number of years. Under this type of engagement, the customer is entitled to use our products and to receive maintenance and support services and upgrades over the relevant engagement period (lease model). Today, our engagements are divided roughly equally between the two models. Moving forward, our tendency is to prefer the lease model.

White Label and Bundled Solutions

We offer our solution as a white label via OEM partners, as a bundled solution together with our channel partners’ complementary products, and as a bundled solution with companies which offer complementary anri-malware solutions. For example, we have integrated our secure data access solution as part of SecureAuth’s IdP solution. The integrated product was branded SecureAuth Access Gateway. Based on our secure Reverse-Access technology, SecureAuth Access Gateway overcomes the challenges of today’s DMZ networks and network segmentation, prevents criminal application access, and protects classified networks within the enterprise infrastructure. SecureAuth’s secure front-end solution eliminates the need to store sensitive data in the DMZ, thereby reducing exposure to data breaches. SecureAuth sells the SecureAuth Access Gateway as a module within their authentication solution. Sales are made on an annual subscription basis, and we receive a mid-to-high double digit percentage of such proceeds, subject to a minimum end user price.

We have similarly integrated our solution with other OEM partners and intend to pursue similar partnerships in the future.

Competition

The IT security market in which we operate is characterized by intense competition, constant innovation and evolving security threats. We compete with companies that offer a broad array of IT security products. Our current and potential future competitors include Vidder Inc., CryptZone North America Inc., Akamai Technologies, Inc. and Zscaler, Inc. in the software defined perimeter and application access market, and also include providers of secure data vaults and secure data exchange such as CyberArk Software Ltd., Accellion, Inc. and Varonis Systems Inc.

Furthermore, since we compete with well-established companies, which have an existing customer base, we invest significant efforts to obtain technological advantages in combination with the ability to offer more cost effective solutions than the ones offered by our competitors, aiming to attract customers of established companies that operate in our industry.

We believe we have the industry’s widest range of pre-configured application and cloud connectors, which enables quick installation of our products in comparison to our competitors. Our Software Defined Access solution has a significant advantage compared to competing products since it is powered by an automated security enforcement engine. Another significant advantage is our belief that we are the only supplier in the market that can offer a single solution that supports all expected and unexpected data access and exchange scenarios of an organization.

We believe that our patented Software Defined Access solution creates the most secure data access and exchange solution available in the market, since it can be installed in the intra-organizational network without opening ports in the firewall.

We are constantly working to improve our competitive status using the following measures:

●	Entering into engagements with large and leading customers, since such engagements establish our status and reputation in the field of information security and open up new opportunities to enter into engagements with other customers;
●	Entering into engagements with distributors, marketing entities and technological partners (for example by OEM contracts) in order to strengthen our position in existing markets and to penetrate new markets, in accordance with our business strategy;
●	Providing high level maintenance and support services to existing customers in order to retain and encourage them to consume other services offered by us, thereby increasing revenues and preventing customer attrition; and
●	Meeting with customers in order to maintain our relationships.

Moreover, we assume that our penetration into the U.S. market will have a positive effect on our competitive status, since approximately 40% of global spending on information security is spent in the U.S. market. We also believe that penetration into the U.S. market will have an effect on European customers. In addition, since U.S. organizations are required by regulators to have in place information security solutions, many American financial institutions, healthcare organizations and government agencies dedicate large budgets to information security.

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Competitive Strengths

We believe that our strengths include the following:

●	Our unique technology, which addresses the entire lifecycle of data and application access and usage, providing customers with a single solution which can consolidate into it both application and data access and usage technologies;
●	The scalability of our security solutions and the seamless integration of our solutions into the client’s data center with minimal disruption to an organization’s ongoing work;
●	Our solutions can integrate with other systems - a solution’s ability to interface with information security systems, databases, business systems and other systems in an organization is a highly important factor for the client when selecting a security solution;
●	Prior knowledge and experience of our personnel in the field of information access, sharing and security, as well as an experienced workforce that has the ability to develop our products in accordance with client requirements, as well as with variable market conditions and technological developments in the market;
●	Our ability to adapt to the frequent changes and developments in its area of activity as well as its ability to reply quickly to such changes and developments;
●	We are engaging with large and leading domestic and foreign customers. Engagements with large customers establish our status as a prominent player in the information security market and give us recognition and a reputation for reliability, which open up opportunities to engagements with other customers; and
●	We sign business and technological collaboration agreements – business distribution agreements or technology based agreements that provide access to more markets and customers.

Marketing

Our internal marketing and sales staff consists of 30 persons as of the date of this prospectus, including employees, self-employed contractors and dedicated workers of labor services firms. We also work through marketing and distribution channels.

We enter into engagements with distributors, resellers and channel partners for the purpose of distributing our products. The distributors, resellers and marketing entities are in charge, among other things, for identifying potential customers, integration of the products in an organization’s systems and providing support services to our customers. We have entered into engagements with distributors and resellers for the purpose of distributing our products in Israel, the United States, Mexico, Philippines, United Kingdom, Switzerland, Canada, Germany, Italy, Spain, Serbia, Austria, France, Nigeria, Turkey and the Philippines. We have approximately 15 active distributors. The engagement with each distributor/marketing entity is limited to a specific territory and is not exclusive. Normally, the term of engagement with distributors/marketing entities is one year and it is extended automatically, unless cancelled by one of the parties. The consideration in respect of those engagements is paid to us from time to time when sales are made by the distributors.

We have also entered into consultancy agreements with several sales agents for the marketing and promotion of our products in order to increase the scope of our sales. The term of those agreements is normally one to two years and they focus on the marketing and promotion of our sales in specific territories and to specific potential customers. We currently have eight active sales representatives, who operate in Israel, Europe, Asia and the United States. Some of the sales agents are entitled to receive commissions based on sales. Other sales agents are entitled to a fixed monthly payment or a single payment upon placement of a purchase order.

We also participate in information security exhibitions and conferences, such as CheckPoint CPX, CyberTech and the RSA Conference, regional events held by information security partners and integrators. We market our products through our website http://www.safe-t.com and digital media.

Strategy

Our main goal is to become a market leader in the fields of cyber and information security. We began operations in Israel, but we now operate in Israel and globally in North America, Europe, Southeast Asia and Africa. We intend to continue focusing our efforts on penetration into the U.S. market. Among the steps that we have taken in order to penetrate the U.S. market were the recruitment of a chief executive officer based in the United States of one of our subsidiary companies, as well as sales personnel, pre-sale engineers and technical support personnel in Israel and in the United States, entering into engagements with distributors in the U.S. market and entering into collaborative engagements with other technology suppliers.

In addition, we are taking steps to expand our activities in Europe and Southeast Asia, and to enter into engagements with new business partners in those markets. Moreover, we intend continue to invest significant resources in research and development in order to improve our existing products, develop new and cutting edge products and technologies to maintain our innovative position in the market.

We also intend to continue to:

●	Engage with additional OEMs, resellers, distributors and system integrators;
●	Open new branches in key global locations since we believe that physical presence in certain regions/countries will push sales;
●	Increase marketing and sales activities; and
●	Establish partnerships with industry leaders.

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Regulation

The trends described in the field of information security and cyber protection are the underlying factors of the regulatory developments globally, which affect the information security and cyber protection requirements applicable to our customers. In many instances, regulation started with making information security obligatory for certain industries, such as critical infrastructures, and the health and finance sectors. In recent years, information security regulation has been expanded to many types of organizations that hold information or run infrastructures that have commercial or other value (including information of customers, employees and their internal systems). Regulations may impose on organizations various requirements regarding integration of corporate procedures, enforcement plans, reporting duties, office holders’ duties in connection with cyber security, etc. Regulation also requires organizations to integrate into their systems physical and technological security measures in order to protect their information assets and computer systems.

The United States has a number of information security regulatory schemes, in the fields of healthcare, finance, education, and government, such as the PCI-DSS, HIPAA, the Sarbanes-Oxley Act and GLBA, and the international banking regulations of the Basel Committee on Bank Supervision, which are applicable to the fields of credit cards, healthcare, securities, and banking. Furthermore, many states in the United States have passed legislation regarding reporting duties on information security breaches. Moreover, there is a clear trend of increased enforcement in organizations and companies in order to increase information security.

A similar trend can be seen in Europe, where the European Banking Authority has issued directives regarding the security of online payments, and other information security requirements were put in place under the Data Protection Directive. In addition, in July 2016, the European Parliament approved the new cyber directive – The Directive on Security of Network and Information Systems – that is designed to set binding principles for tackling cyber threats in EU countries. This development in cyber regulation in the European Union constitutes another layer of regulation on top of the GDPR, which came into effect in May 2018. The directive makes it obligatory for EU countries to pass as laws certain cyber security requirements in connection with operators of essential services that rely heavily on cyber infrastructures, such as companies and organizations that provide essential services to the public and suppliers of energy, transport, water, banking, financial market infrastructures, healthcare and digital infrastructure. Also, over the course of the last year, the European Union has put into action significant legislative and regulatory measures that motivate companies to take steps that will enable them to be better prepared to face cyber threats. Those regulatory and legislative measures also motivate organizations to take active measures to increase their information security.

Many organizations in the United States and Europe are subject to information security standards set by industry sectors and other non-governmental entities. This applies, for instance, to healthcare organizations, and organizations operating in the finance sector. We believe that our products will assist organizations to comply with the information security requirements of the relevant laws, such as HIPAA (for healthcare organizations), GLBA (for the finance sector) and the Sarbanes-Oxley Act (for publicly traded companies). Other countries around the world, including Israel, have similar stringent regulations relating to information security.

Further to our abovementioned efforts to penetrate the U.S. market, we are currently in the process of attaining FIPS-2 certification. FIPS-2 certification is a federal U.S. government security standard used to approve cryptographic modules for secure communication and encryption, and mandatory for any vendor selling in the federal sector. Attaining FIPS-2 certification will enable us to penetrate the U.S. federal market and fully maximize our expansion potential in the United States. We have successfully completed the first phase of the two phased certification process, and are aiming to commence the second phase during the third quarter of 2018.

Intellectual Property

We rely on various forms of intellectual property protection, including patents, copyrights, trade secrets and trademarks. We hold one issued patent in the United States, Europe, Switzerland, Germany, Spain, France, Great Britain and Italy related to our “Reverse-Access” method for securing front-end applications. In addition, on July 10, 2018, we received a notice of allowance from the USPTO regarding an additional patent application related to our “Reverse-Access” technology.

Grants from the Israeli Innovation Authority

Our research and development efforts are financed in part through royalty-bearing grants from the IIA. As of July 18, 2018, we have received the aggregate amount of approximately $0.146 million from the IIA for the development of our technology. Furthermore, pursuant to the closing of a technology purchase agreement between Safe-T Data and Cykick Ltd. in July 2018, we are committed to pay royalties on grants received from the IIA in the amount of approximately $0.4 million. With respect to such grants we are committed to pay certain royalties on income generated from products incorporating know-how developed using such grants (including income derived from services associated with such products), until 100% of the U.S. dollar-linked grant plus LIBOR interest is repaid. Regardless of any royalty payments, we are further required to comply with the requirements of the Innovation Law, with respect to know-how which was developed with those past grants. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the Innovation Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. We do not believe that these requirements will materially restrict us in any way.

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Organizational Structure

We have one wholly-owned subsidiary: Safe-T Data A.R Ltd., and our wholly-owned subsidiary has one wholly-owned subsidiary, Safe-T USA Inc.

Safe-T Data A.R Ltd. is our wholly-owned subsidiary incorporated in Israel. Safe-T Data A.R Ltd. operates in the field in information security, specifically in the development and marketing of information security solutions for organizations that will allow secure and controlled sharing of information.

Safe-T USA Inc. is a wholly-owned subsidiary of Safe-T Data A.R Safe-T USA Inc. is incorporated in the State of Delaware. Safe-T USA Inc. is engaged in selling and marketing our products in North America.

Facilities

Our headquarters are located at 8 Abba Eban Avenue, Herzliya, 4672526, Israel, where we currently occupy approximately 5,700 square feet. We lease our facilities and our lease ends on December 31, 2019. Our monthly rent payment as of June 2018 was approximately NIS 60,000 (approximately $18,000). We also rent a small space of 200 square feet in Short Hills, New Jersey, for our U.S. team’s needs. The cost for this space is approximately $1,300 per month, and it ends on April 2020.

We believe that our current office space is sufficient to meet our anticipated needs for the foreseeable future and is suitable for the conduct of our business.

Employees

As of the date of this prospectus, we have eight senior management positions, all of whom are engaged on a full-time basis, and all of whom are engaged as employees with the exception of one consultant. In addition to our senior management, we have 25 full-time employees, three part-time employees, and several consultants, some of which are engaged on part time basis. The majority of our employees and consultants are located in Israel.

We also we have eight employees and/or consultants located in the United States, engaged through one of our subsidiary companies, and an additional six employees and/or consultants located in Europe. None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all of our employees. However, in Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment and consulting agreements include employees’ and consultants’ undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. With respect to our employees in Israel, the enforceability of such provisions is limited by Israeli law.

Legal Proceedings

We are not currently subject to any material legal proceedings.

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MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our executive officers, key employees and directors as of July 18, 2018:

Name	Age	Position

Amir Mizhar	43	Chairman of the Board of Directors

Shachar Daniel	40	Chief Executive Officer, Director

Shai Avnit	53	Chief Financial Officer

Eitan Bremler	40	Vice President, Product Management

Noam Markfeld	53	Vice President, Sales, Israel

Yossi Carmon	45	Vice President, Sales Business Development, Asia and Africa

Micha Bar	34	Vice President, Technical Sales

John Parmley*	59	Chief Executive Officer, Safe-T USA Inc.

Yehuda Halfon	40	Director (1)(2)(3)(4)(5)

Yuval Illuz	40	Director

Eylon Geda	47	Director

Vered Raz-Avayo	48	Director (1)(2)(3)(4)(5)

Lior Vider	42	Director (1)(2)(4)(5)

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee and Financial Statement Examination Committee
(3)	External Director (as defined under Israeli law)
(4)	Independent Director (as defined under Israeli law)
(5)	Independent Director (as defined under Nasdaq Stock Market rules)

Amir Mizhar, Chairman of the Board of Directors

Mr. Amir Mizhar is one of our co-founders and has served as our Chairman of the board of directors since June 2016, and as the Chairman of the board of directors of our Subsidiary since January 2013, and of Safe-T USA Inc., since March 2015. From February 2013 until June 2015, Mr. Mizhar also served as the Chief Executive Officer of our Subsidiary. In 2006, Mr. Mizhar founded eTouchware 2005 Inc., and served as its chief software architect until 2013. Mr. Mizhar also founded M-Technologies in 2000, and served as its chief executive officer from 2000 to 2006, where he led the vision and creation of online collaboration tools, and online merchandising systems for retail markets. Mr. Mizhar began developing commercial software programs at the age of 13, and is an expert ethical hacker. Mr. Mizhar holds multiple patents in the area of data transfer over communication networks. Mr. Mizhar leads our vision, research and development operations.

Shachar Daniel, Chief Executive Officer and Director

Mr. Shachar Daniel is one of our co-founders and has served as our Chief Executive Officer and director since June 2016. Mr. Daniel has also served as the Chief Executive Officer of our Subsidiary since May 2015. Prior to serving as the Chief Executive Officer of our Subsidiary, he served as the Subsidiary’s Chief Operating Officer from November 2013. Mr. Daniel has more than 10 years of experience in various managerial roles in operations and project management. From 2012 to 2013, he served as head of program at PrimeSense Ltd., which was acquired by Apple Inc. for $360 million on November 24, 2013. Prior to that, and from 2009 to 2012, he was head of operations project managers at Logic Industries Ltd., and from 2004 to 2009, he was a project manager at Elbit Systems Ltd (Nasdaq/TASE: ESLT). Mr. Daniel holds a B.Sc. in Industrial Engineering from the Holon Institute of Technology, Israel and an M.B.A. from the College of Management Academic Studies, Israel and an executive post M.B.A from the Hebrew University.

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Shai Avnit, Chief Financial Officer

Mr. Shai Avnit has served as our Chief Financial Officer since June 2016, and as the Chief Financial Officer of our Subsidiary since May 2013. Mr. Avnit has an extensive experience in managing financial, operational, administrative and legal affairs in companies within the software, medical device and consumer electronics, as well as vast experience in public and private fund raising, mergers and acquisitions and structural reorganization. Mr. Avnit served as the chief financial officer and other leading financial positions in several hi-tech companies, both public and private including as the chief financial officer during 2001-2002 in Valor Computerized Systems (then a public company traded on the German stock exchange Neuer Markt), a controller during 1996-2000 in Card Guard Scientific Survival (currently LifeWatch) a public company traded in the Six Swiss Exchange (symbol LIFE), a part time chief financial officer during 2007-2017 in EnzySurge Ltd., a part time chief financial officer during 2011-2017 in BioProtect Ltd, a part time chief financial officer during 2008-2011 in BriefCam Ltd., a part time chief financial officer during 2006-2010 in Lumio Inc. and a part time Finance Director in Primavera-Prosight Ltd. (acquired by Oracle) during 2002-2011. Mr. Avnit holds a B.A. in Accounting & Economics as well as an M.B.A. with majors in Finance and Marketing, both from the Tel Aviv University.

Eitan Bremler, Vice President, Product Management

Mr. Eitan Bremler has served as our Vice President, Product Management since 2014. Mr. Bremler has more than 15 years of experience in marketing, product marketing and product management roles. From 2001 to 2012, Mr. Bremler held multiple product management and product marketing positions at Radware Ltd. (Nasdaq: RDWR) and Radvision Ltd., an Avaya company. Prior to that, he served as an officer in the Israeli Intelligence Corps, Unit 8200. Mr. Bremler has diverse technological, field engineering, product management and marketing experience including design, implementation and launching networking, collaboration, and security solutions. Mr. Bremler holds a B.A. in Business Administration from the Ono Academic College in Israel.

Noam Markfeld, Vice President, Sales, Israel

Mr. Noam Markfeld has served as our Vice President, Sales Israel, since June 2017. Mr. Markfeld leads our sales operation in Israel, both for direct customers and re-sellers network. Mr. Markfeld has over 20 years of experience in executive sales management roles, long terms costumer relations, presenting and selling new Cyber technologies to existing and new client. From 2014 to 2017, Mr. Markfeld served as Account Executive and Channel Manager for CyberArk Software Ltd. (Nasdaq: CYBR), a Cyber security company dealing with privileged users security. Between 2006 and 2014, Mr. Markfeld served as Vice President Sales at Securenet Ltd., an information security integration company. Mr. Markfeld is the founder, and from 1999 to 2001, served as the chief executive officer of DataSec Ltd., an information security consulting company from 1999 to 2001. Mr. Markfeld served in the Intelligence units of the Israeli Defense Force from 1984 to 1988. Mr. Markfeld holds a B.A. in Economics and Business Administration from the Bar Ilan University.

Yossi Carmon, Vice President, Sales Business Development, Asia and Africa

Mr. Yossi Carmon has served as our Director of Business Development (Israel) since 2014, and in 2016 he was appointed as our Vice President of Sales, Asia and Africa. Mr. Carmon has over 20 years’ experience in developing and selling application, networking and Cyber Security solutions to the enterprise, healthcare and finance sectors. Prior to joining Safe-T, Mr. Carmon served from 2013 to 2016 as a member of the board of directors of Selarator, an Israeli incubator and investment firm for seed to early stage start-ups. From 2009 to 2013 Mr. Carmon served as the head of the MCS department at Elad Software Systems, a Microsoft Gold Partner, specializing in the development, implementation and integration of advanced technologies. From 2014 to 2015, Mr. Carmon served as a lecturer at the Netanya Academic College on the subject of “Innovation in Emerging Economy.” In 2003 Mr. Carmon founded Positive Wind, a startup company that provided a unique solution for the supply chain management software market. Mr. Carmon served in the Cyber Unit of the Israeli Defense Force. Mr. Carmon holds a B.Sc. in Computer Software Engineering from the Academic College of Tel-Aviv, and a B.A. in Social Sciences from the Bar-Ilan University and an M.B.A. from Bar-Ilan University.

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Micha Bar, Vice President, Technical Sales

Mr. Micha Bar has served as our Manager of Pre-Sale and Professional Services since 2016 and in July 2017 was assigned as our Vice President of Technical Sales. Mr. Bar has experience in management of global information security projects with government, financial, retail and industrial organizations and is responsible for managing the company’s sales engineering, professional services, DevOps and support teams. Prior to joining us, and from 2015 to 2016, Mr. Bar served as a Senior Sales Engineer for Symantec Corporation, one of the leading international cybersecurity. From 2012 to 2015, Mr. Bar served as a Solution Architect (network and security) for Hewlett Packard and from 2005 to 2012 Mr. Bar served as an Information Security Consultant at Phoenix (Israel) insurance company. Mr. Bar holds the following certifications: MCSA, CCNA, CCSA and CCSE.

John Parmley, Chief Executive Officer, Safe-T USA Inc.

Mr. John Parmley has served as the Chief Executive Officer of our wholly owned U.S. subsidiary, Safe-T USA Inc., since January 1, 2018. Mr. Parmley has expertise in acceleration of pipeline development and sales in early stage security start-up environments. Prior to joining us, and from 2012, Mr. Parmley served as Area Vice President US West and Canada at Tufin Technologies. From 2011 to 2012, Mr. Parmley served as a Field Sales Manager (Central US) for Core Security Technologies, a provider of computer and network security solutions. Mr. Parmley served as Director of Worldwide Channel Management and Enterprise Sales at Veriwave Inc. (acquired by Ixia) from 2010 to 2011 and as Senior Director Enterprise Sales for Airmagnet (acquired by Fluke Networks) from 2004 to 2010. Mr. Parmley holds a Bachelor of Science in Geology from the University of Wisconsin Oshkosh.

Yehuda Halfon, External Director

Mr. Yehuda Halfon has served on our board of directors since March 2016. Since 2009, Mr. Halfon has served as the chief executive officer at Cooperica property Ltd., which owns and manages a large geriatric center and other real estate properties in Israel. In addition, and since 2011, Mr. Halfon has served as the chief financial officer of Local Developing Germany GmbH, which owns a large portfolio of residential assets in Germany. Mr. Halfon holds a B.A. in Accounting & Economics from the Hebrew University in Jerusalem. Mr. Halfon is a certified CPA in Israel.

Yuval Illuz, Director

Mr. Yuval Illuz has served on our board of directors since June 2016. Mr. Illuz has more than 18 years of experience in leading business, strategic planning, project and product management and global operation. Mr. Illuz’s experience includes leading start-ups to a successful path involving business development, assisting in capital raising, strategy, roadmap and market penetrating strategies. Mr. Illuz currently serves as the executive general manager, chief information security and trust officer at Commonwealth Bank of Australia. From 2015 to 2017, Mr. Illuz served as senior vice president and CSO for Playtech Group. From 2009 to 2015, Mr. Illuz worked at ECI Telecom, initially as the company’s deputy CIO and CISO and thereafter as General Manager of the Cyber Solutions Unit. Mr. Illuz is a member in the advisory board of several startup companies, predominately in the Cyber sector, such as Adallom (acquired by Microsoft), Fortscale, Covertix, LetMobile (acquired by Landesk) and is also a member of the board of directors of SecuredTouch. Mr. Illuz holds a M.Sc. in Information Technology from Clark University in Massachusetts.

Eylon Geda, Director

Mr. Eylon Geda has served on our board of directors since June 2016. Mr. Geda is the founder of Beta Capital Management, a Tel-Aviv based consultancy catering for the financial needs of high net worth clients. Prior to founding Beta Capital Management in 2008, Mr. Geda held various positions as a Financial Analyst and Head of Security Research at Israel’s leading pension plan and asset management firms, including Ilanot Batucha Investment House from 1996 to 2001, Clal Finance Batucha Investment Management from 2001 to 2004 and Harel Insurance from 2004 to 2008. Mr. Geda holds a M.Sc. (cum laude) in Finance and Accounting and a B.A. (cum laude) in Economics and Management Studies from Tel-Aviv University.

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Vered Raz-Avayo, External Director

Ms. Vered Raz-Avayo has served on our board of directors since March 2016 as an external director and chairman of the audit, compensation and financial review committees. Ms. Raz-Avayo has over 20 years’ of managerial and consulting experience in finance, encompassing a wide range of industries in Israel and overseas. Ms. Raz-Avayo served as the chief financial officer of the Leviev Group from 1999 to 2010, where she gained vast experience in various industries including real estate investment, finance, diamonds, jewelry and aviation. After that, and since 2011, Ms. Raz-Avayo has served on the board of directors of several public and private corporations. From 2011 to 2017, Ms. Raz-Avayo served as a director and member of the investment committee of Analyst I.M.S Mutual Funds Management (1986) Ltd., and from 2012 to 2017, as a director of Naaman Group (n.v) Ltd. Ms. Raz-Avayo has served as a director and the chairman of the audit committee of Africa Israel Residences Ltd. since 2012. Ms. Raz-Avayo has also served as a director and the chairman of the audit committee of TAMDA Ltd. since 2016. Since July 2017, Ms. Raz-Avayo has served as a director of Foresight Autonomous Holdings Ltd. (Nasdaq, TASE: FRSX). Ms. Raz-Avayo holds B.A. in Business Administration from the College of Management Academic Studies, Israel. Ms. Raz-Avayo is a certified C.P.A. in Israel. In addition, Ms. Raz-Avayo holds an M.F.A. in film and TV (screenwriting) from the faculty of Arts at the Tel-Aviv University, Israel.

Lior Vider, Director

Mr. Lior Vider has served on our board of directors since March 2016. Mr. Vider has over 15 years’ of experience in managing financial portfolios and investments. Since 2010, Mr. Vider has served as a senior investment portfolio manager at Epsilon Investment House Ltd. From 2007 to 2010, Mr. Vider served as the Chief Investment Manager at Impact Investment Management Ltd., a Union Bank company. From 2006 to 2007, Mr. Vider served as chairman of the board and member of the investment committee for Rakia Capital Markets, and from 2003 to 2006 as manager of financial desk and trader in trust funds for Ilanot Discount. Mr. Vider is also the founder of sponser.co.il, a financial portal specializing in services for investors. He is also an occasional contributor to various Israeli publications on topics regarding capital markets and other economic issues. Mr. Vider holds a B.A. (cum laude) in Industrial Engineering and Management from the Shenkar College in Israel and is also a certified Investment Portfolio Manager by the Israeli Securities Authority.

Family Relationships

There are no family relationships between any members of our executive management and our directors.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected. See “Related Party Transactions” for additional information.

Compensation

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2017. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

All amounts reported in the tables below reflect the cost to the Company, in thousands of U.S. Dollars, for the year ended December 31, 2017. Amounts paid in NIS are translated into U.S. dollars at the rate of NIS 3.609 = $1.00, based on the average representative rate of exchange between the NIS and the U.S. dollar as reported by the Bank of Israel in the year ended December 31, 2017.

	Salary, bonuses and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation*
All directors and senior management as a group, consisting of 15 persons	$1,409	$239	$665

*	Resulting from options to purchase an aggregate of 2,518,809 Ordinary Shares granted to all directors and senior management as a group, at exercise prices ranging between $0.40 to $1.94 (a weighted average of $1.15) with expiration dates between May 13, 2024 and November 26, 2027.

In accordance with the Companies Law, the table below reflects the compensation granted to our five most highly compensated officers during or with respect to the year ended December 31, 2017.

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Annual Compensation- in thousands of USD

Executive Officer	Salary, Fees and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation		Total
Shachar Daniel	$185	$49	$135	(1)	$369

Eitan Bremler	$132	$35	$94	(2)	$261

Shai Avnit	$139	$41	$80	(3)	$260

Yossi Carmon	$150	$32	$75	(4)	$257

Jorge Gerber (former Executive VP, Sales, Europe)	$133	$36	$83	(5)	$252

*	For information regarding repricing of certain options to purchase Ordinary Shares approved by our board of directors on June 20, 2018 See, “Description of Share Capital.”

(1)	Resulting from options to purchase an aggregate of 643,678 Ordinary Shares, at exercise prices ranging between $0.40 to $1.82 (weighted average of $0.82) with expiration dates between May 13, 2024, and August 7, 2027.

(2)	Resulting from options to purchase an aggregate of 299,989 Ordinary Shares, at exercise prices ranging between $0.40 to $1.82 (weighted average of $1.26) with expiration dates between May 13, 2024, and March 28, 2027.

(3)	Resulting from options to purchase an aggregate of 299,989 Ordinary Shares, at exercise prices ranging between $0.40 to $1.82 (weighted average of $1.13) with expiration dates between May 13, 2024, and March 28, 2027.

(4)	Resulting from options to purchase an aggregate of 199,336 Ordinary Shares, at exercise prices ranging between $0.40 to $1.82 (weighted average of $1.32) with expiration dates between June 23, 2024, and March 28, 2027.

(5)	Resulting from options to purchase an aggregate of 199,386 Ordinary Shares, at exercise prices ranging between $0.40 to $1.99 (weighted average of $1.33) with expiration dates between January 17, 2026, and July 23, 2027.

Employment Agreements with Executive Officers

We have entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. The bonuses are payable upon meeting objectives and targets that are set by our Chief Executive Officer and approved annually by our board of directors that also set the bonus targets for our Chief Executive Officer.

For a description of the terms of our options and option plans, see “Management—Equity Incentive Plan” below.

Directors’ Service Contracts

Other than with respect to our directors that are also executive officers, we do not have written agreements with any director providing for benefits upon the termination of his employment with our company.

Differences between the Companies Law and Nasdaq Requirements

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as us, to comply with various corporate governance practices. In addition, following the listing of the ADSs on the Nasdaq Capital Market will be required to comply with the Nasdaq Stock Market rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the Nasdaq Stock Market rules for U.S. domestic issuers.

In accordance with Israeli law and practice and subject to the exemption set forth in Rule 5615 of the Nasdaq Stock Market rules, we have elected to follow the provisions of the Companies Law, rather than the Nasdaq Stock Market rules, with respect to the following requirements:

●	Distribution of periodic reports to shareholders; proxy solicitation. As opposed to the Nasdaq Stock Market rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Israeli law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we currently make our audited consolidated financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules.

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●	Quorum. While the Nasdaq Stock Market rules require that the quorum for purposes of any meeting of the holders of a listed company’s common voting stock, as specified in the company’s bylaws, be no less than 33 1/3% of the company’s outstanding common voting stock, under Israeli law, a company is entitled to determine in its articles of association the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our amended and restated articles of association provide that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general meeting. However, the quorum set forth in our amended and restated articles of association with respect to an adjourned meeting consists of at least one shareholders present in person or by proxy.
●	Nomination of our directors. With the exception of directors elected by our board of directors and external directors, our directors are elected by an annual meeting of our shareholders (i) to hold office until the next annual meeting following his or her election or (ii) for three-year term, as described below under “Management—Board Practices—External Directors.” The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Companies Law. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under the Nasdaq Stock Market rules.
●	Compensation of officers. Israeli law and our amended and restated articles of association do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under the Nasdaq Stock Market rules with respect to the chief executive officer and all other executive officers. Instead, compensation of executive officers is determined and approved by our compensation committee and our board of directors, and in certain circumstances by our shareholders, either in consistency with our office holder compensation policy or, in special circumstances in deviation therefrom, taking into account certain considerations stated in the Companies Law. See “Management—Board Practices—Approval of Related Party Transactions under Israeli Law” for additional information.
●	Independent directors. Israeli law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under Nasdaq Listing Rule 5605(a)(2), and rather requires we have at least two external directors who meet the requirements of the Companies Law, as described above under “Management—Board Practices—External Directors.” We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable Nasdaq and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that a majority of the members of our Audit Committee are “independent directors” as defined in the Companies Law. Furthermore, Israeli law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the Nasdaq Stock Market rules otherwise require.
●	Shareholder approval. We will seek shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law, rather than seeking approval for corporation actions in accordance with Nasdaq Listing Rule 5635. In particular, under this Nasdaq Stock Market rule, shareholder approval is generally required for: (i) an acquisition of shares/assets of another company that involves the issuance of 20% or more of the acquirer’s shares or voting rights or if a director, officer or 5% shareholder has greater than a 5% interest in the target company or the consideration to be received; (ii) the issuance of shares leading to a change of control; (iii) adoption/amendment of equity compensation arrangements (although under the provisions of the Companies Law there is no requirement for shareholder approval for the adoption/amendment of the equity compensation plan); and (iv) issuances of 20% or more of the shares or voting rights (including securities convertible into, or exercisable for, equity) of a listed company via a private placement (and/or via sales by directors/officers/5% shareholders) if such equity is issued (or sold) at below the greater of the book or market value of shares. By contrast, under the Companies Law, shareholder approval is required for, among other things: (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at a company), for which approvals of the compensation committee, board of directors and shareholders are all required, (ii) extraordinary transactions with controlling shareholders of publicly held companies, which require the special approval, and (iii) terms of employment or other engagement of the controlling shareholder of us or such controlling shareholder’s relative, which require special approval. In addition, under the Companies Law, a merger requires approval of the shareholders of each of the merging companies.

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●	Approval of Related Party Transactions. All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transaction as set forth in the Companies Law, which requires the approval of the audit committee, or the compensation committee, as the case may be, the board of directors and shareholders, as may be applicable, for specified transactions, rather than approval by the audit committee or other independent body of our board of directors as required under the Nasdaq Stock Market rules. See “Management—Board Practices—Approval of Related Party Transactions under Israeli Law” for additional information.

Board Practices

Introduction

Our board of directors presently consists of seven members, including two external directors required to be appointed under the Companies Law. We believe that Ms. Vered Raz-Avayo, Mr. Yehuda Halfon and Mr. Lior Vider are “independent” for purposes of the Nasdaq Stock Market rules. Our amended and restated articles of association provide that the number of board of directors’ members (including external directors) shall be set by the general meeting of the shareholders provided that it will consist of not less than two and not more than nine. Pursuant to the Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer. Their terms of employment are subject to the approval of the board of directors’ compensation committee and of the board of directors, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Each director, except external directors, will hold office until the next annual general meeting of our shareholders following his or her appointment, or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our amended and restated articles of association.

In addition, under certain circumstances, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors or in addition to the acting directors (subject to the limitation on the number of directors), until the next annual general meeting or special general meeting in which directors may be appointed or terminated. External directors may be elected for up to two additional three-year terms after their initial three-year term under the circumstances described below, with certain exceptions as described in “External Directors” below. External directors may be removed from office only under the limited circumstances set forth in the Companies Law. See “Management—Board Practices—External Directors” below.

Under the Companies Law, any shareholder holding at least one percent of our outstanding voting power may nominate a director. However, any such shareholder may make such a nomination only if a written notice of such shareholder’s intent to make such nomination has been given to our board of directors. Any such notice must include certain information, including the consent of the proposed director nominee to serve as our director if elected, and a declaration that the nominee signed declaring that he or she possesses the requisite skills and has the availability to carry out his or her duties. Additionally, the nominee must provide details of such skills, and demonstrate an absence of any limitation under the Companies Law that may prevent his or her election, and affirm that all of the required election-information is provided to us, pursuant to the Companies Law.

Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is two.

The board of directors must elect one director to serve as the chairman of the board of directors to preside at the meetings of the board of directors, and may also remove that director as chairman. Pursuant to the Companies Law, neither the chief executive officer nor any of his or her relatives is permitted to serve as the chairman of the board of directors, and a company may not vest the chairman or any of his or her relatives with the chief executive officer’s authorities. In addition, a person who reports, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman may not be vested with authorities of a person who reports, directly or indirectly, to the chief executive officer; and the chairman may not serve in any other position in the company or a controlled company, but he or she may serve as a director or chairman of a controlled company. However, the Companies Law permits a company’s shareholders to determine, for a period not exceeding three years from each such determination, that the chairman or his or her relative may serve as chief executive officer or be vested with the chief executive officer’s authorities, and that the chief executive officer or his or her relative may serve as chairman or be vested with the chairman’s authorities. Such determination of a company’s shareholders requires either: (1) the approval of at least a majority of the shares of those shareholders present and voting on the matter (other than controlling shareholders and those having a personal interest in the determination) (shares held by abstaining shareholders shall not be considered); or (2) that the total number of shares opposing such determination does not exceed 2% of the total voting power in the company. Currently, we have a separate chairman and chief executive officer.

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The board of directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees of the board, and it may, from time to time, revoke such delegation or alter the composition of any such committees, subject to certain limitations. Unless otherwise expressly provided by the board of directors, the committees shall not be empowered to further delegate such powers. The composition and duties of our audit committee, financial statement examination committee and compensation committee are described below.

The board of directors oversees how management monitors compliance with our risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by us. The board of directors is assisted in its oversight role by an internal auditor. The internal auditor undertakes both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to our audit committee.

External Directors

Under the Companies Law, an Israeli company whose shares have been offered to the public or whose shares are listed for trading on a stock exchange in or outside of Israel is required to appoint at least two external directors to serve on its board of directors. External directors must meet stringent standards of independence. As of the date hereof, our external directors are Ms. Vered Raz-Avayo and Mr. Yehuda Halfon.

According to regulations promulgated under the Companies law, at least one of the external directors is required to have “financial and accounting expertise,” unless another member of the audit committee, who is an independent director under the Nasdaq Stock Market rules, has “financial and accounting expertise,” and the other external director or directors are required to have “professional expertise.” An external director may not be appointed to an additional term unless: (1) such director has “accounting and financial expertise;” or (2) he or she has “professional expertise,” and on the date of appointment for another term there is another external director who has “accounting and financial expertise” and the number of “accounting and financial experts” on the board of directors is at least equal to the minimum number determined appropriate by the board of directors. We have determined that both Ms. Vered Raz-Avayo and Mr. Yehuda Halfon have accounting and financial expertise.

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses a high degree of proficiency in, and an understanding of, business – accounting matters and financial statements, such that he or she is able to understand the financial statements of the company in depth and initiate a discussion about the manner in which financial data is presented. A director is deemed to have “professional expertise” if he or she holds an academic degree in certain fields or has at least five years of experience in certain senior positions.

External directors are elected by a majority vote at a shareholders’ meeting, as long as either:

●	at least a majority of the shares held by shareholders who are not controlling shareholders and do not have personal interest in the appointment (excluding a personal interest that did not result from the shareholder’s relationship with the controlling shareholder) have voted in favor of the proposal (shares held by abstaining shareholders shall not be considered); or
●	the total number of shares voted by non-controlling shareholders and by shareholders who do not have a personal interest in the election of the external director, against the election of the external director, does not exceed 2% of the aggregate voting rights of the company.

The term “control” is defined in the Companies Law as the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder “holds” (within the meaning of the Companies Law) 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. With respect to certain matters, a controlling shareholder is deemed to include a shareholder that holds 25% or more of the voting rights in a public company if no other shareholder holds more than 50% of the voting rights in the company, but excludes a shareholder whose power derives solely from his or her position as a director of the company or from any other position with the company.

The Companies Law provides for an initial three-year term for an external director. Thereafter, an external director may be reelected by shareholders to serve in that capacity for up to two additional three-year terms, provided that:

(1)	his or her service for each such additional term is recommended by one or more shareholders holding at least one percent of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non-controlling, disinterested shareholders voting for such reelection exceeds two percent of the aggregate voting rights in the company and subject to additional restrictions set forth in the Companies Law with respect to the affiliation of the external director nominee as described below;

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(2)	his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same disinterested majority required for the initial election of an external director (as described above); or

(3)	the external director offered his or her service for each such additional term and was approved in accordance with the provisions of section (1) above.

The term of office for external directors for Israeli companies traded on certain foreign stock exchanges, including the Nasdaq Stock Market, may be extended indefinitely in increments of additional three-year terms, in each case provided that the audit committee and the board of directors of the company confirm that, in light of the external director’s expertise and special contribution to the work of the board of directors and its committees, the reelection for such additional period(s) is beneficial to the company, and provided that the external director is reelected subject to the same shareholder vote requirements as if elected for the first time (as described above). Prior to the approval of the reelection of the external director at a general shareholders meeting, the company’s shareholders must be informed of the term previously served by him or her and of the reasons why the board of directors and audit committee recommended the extension of his or her term.

The Companies Law provides that a person is not qualified to serve as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation or other disqualifying relationship with the company, with any person or entity controlling the company or a relative of such person, or with any entity controlled by or under common control with the company; or (b) in the case of a company with no shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation or other disqualifying relationship with a person then serving as chairman of the board or chief executive officer, with a holder of 5% or more of the issued share capital or voting power in the company or with the most senior financial officer.

The term “relative” is defined under the Companies Law as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

Under the Companies Law, the term “affiliation” and the similar types of disqualifying relationships include (subject to certain exceptions):

●	an employment relationship;
●	a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships);
●	control; and
●	service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

The term “office holder” is defined under the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of that person’s title, a director and any other manager directly subordinate to the general manager.

In addition, no person may serve as an external director if that person’s position or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli stock exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation from the company including amounts paid pursuant to indemnification and/or exculpation contracts or commitments and insurance coverage, other than for his or her service as an external director as permitted by the Companies Law and the regulations promulgated thereunder.

Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an office holder or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by the former external director. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

External directors may be removed only by a special general meeting of shareholders called by the board of directors after the board has determined the occurrence of circumstances allow such dismissal, at the same special majority of shareholders required for their election or by a court, and in both cases only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to our company. In the event of a vacancy created by an external director which causes the company to have fewer than two external directors, the board of directors is required under the Companies Law to call a shareholders meeting as soon as possible to appoint such number of new external directors in order that the company thereafter has two external directors.

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External directors may be compensated only in accordance with regulations adopted under the Companies Law.

 If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of a company may not be appointed as an external director of another company if at the same time a director of such other company is acting as an external director of the first company.

under regulations promulgated pursuant to the Companies Law, a company with no controlling shareholder whose shares are listed for trading on specified exchanges outside of Israel, including the Nasdaq Capital Market, may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation. We may use these exemptions in the future if we do not have a controlling shareholder.

Independent Directors Under the Companies Law

An “independent director” is either an external director or a director who meets the same non-affiliation criteria as an external director (except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for accounting and financial expertise or professional qualifications), as determined by the audit committee, and who has not served as a director of the company for more than nine consecutive years. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Regulations promulgated pursuant to the Companies Law provide that a director in a public company whose shares are listed for trading on specified exchanges outside of Israel, including the Nasdaq Capital Market, who qualifies as an independent director under the relevant non-Israeli rules and who meets certain non-affiliation criteria, which are less stringent than those applicable to independent directors as set forth above, would be deemed an “independent” director pursuant to the Companies Law provided: (i) he or she has not served as a director for more than nine consecutive years; (ii) he or she has been approved as such by the audit committee; and (iii) his or her remuneration shall be in accordance with the Companies Law and the regulations promulgated thereunder. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Furthermore, pursuant to these regulations, such company may reappoint a person as an independent director for additional terms, beyond nine years, which do not exceed three years each, if each of the audit committee and the board of directors determine, in that order, that in light of the independent director’s expertise and special contribution to the board of directors and its committees, the reappointment for an additional term is in the company’s best interest.

Alternate Directors

Our amended and restated articles of association provide, as allowed by the Companies Law, that any director may, subject to the conditions set thereto including approval of the nominee by our board of directors, appoint a person as an alternate to act in his place, to remove the alternate and appoint another in his place and to appoint an alternate in place of an alternate whose office is vacated for any reason whatsoever. Under the Companies Law, a person who is not qualified to be appointed as a director, a person who is already serving as a director or a person who is already serving as an alternate director for another director, may not be appointed as an alternate director. Nevertheless, a director who is already serving as a director may be appointed as an alternate director for a member of a committee of the board of directors so long as he or she is not already serving as a member of such committee, and if the alternate director is to replace an external director, he or she is required to be an external director and to have either “financial and accounting expertise” or “professional expertise,” depending on the qualifications of the external director he or she is replacing. A person who does not have the requisite “financial and accounting experience” or the “professional expertise,” depending on the qualifications of the external director he or she is replacing, may not be appointed as an alternate director for an external director. A person who is not qualified to be appointed as an independent director, pursuant to the Companies Law, may not be appointed as an alternate director of an independent director qualified as such under the Companies Law. Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing director ceases to be a director or terminates the appointment.

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Committees of the Board of Directors

Our board of directors has established three standing committees, the audit committee, the compensation committee and the Financial Statement Examination Committee.

Audit Committee

Under the Companies Law, we are required to appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors (one of whom must serve as chair of the committee). The audit committee may not include the chairman of the board; a controlling shareholder of the company or a relative of a controlling shareholder; a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder; or a director who derives most of his or her income from a controlling shareholder.

In addition, a majority of the members of the audit committee of a publicly traded company must be independent directors under the Companies Law. Our audit committee is comprised of Ms. Vered Raz-Avayo, Mr. Yehuda Halfon and Mr. Lior Vider.

Under the Companies Law, our audit committee is responsible for:

(i)	determining whether there are deficiencies in the business management practices of our company, and making recommendations to the board of directors to improve such practices;

(ii)	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) and establishing the approval process for certain transactions with a controlling shareholder or in which a controlling shareholder has a personal interest (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”);

(iii)	determining the approval process for transactions that are “non-negligible” (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;

(iv)	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;
(v)

examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor;

(vi)	establishing procedures for the handling of employees’ complaints as to deficiencies in the management of our business and the protection to be provided to such employees; and

(vii)	where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and proposing amendments thereto.

Our audit committee may not conduct any discussions or approve any actions requiring its approval (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of independent directors under the Companies Law, including at least one external director.

Our board of directors intends to adopt an audit committee charter to be effective upon the listing of the ADSs on the Nasdaq Capital Market setting forth, among others, the responsibilities of the audit committee consistent with the rules of the SEC and Nasdaq Listing Rules (in addition to the requirements for such committee under the Companies Law), including, among others, the following:

●	oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;
●	recommending the engagement or termination of the person filling the office of our internal auditor, reviewing the services provided by our internal auditor and reviewing effectiveness of our system of internal control over financial reporting;
●	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors; and
●	reviewing and monitoring, if applicable, legal matters with significant impact, finding of regulatory authorities’ findings, receive reports regarding irregularities and legal compliance, acting according to “whistleblower policy” and recommend to our board of directors if so required.

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Nasdaq Stock Market Requirements for Audit Committee

Under the Nasdaq Stock Market rules, we are required to maintain an audit committee consisting of at least three members, all of whom are independent and are financially literate and one of whom has accounting or related financial management expertise.

As noted above, the members of our audit committee include Ms. Vered Raz-Avayo and Mr. Yehuda Halfon who are external directors, and Mr. Lior Vider who is an independent director, each of whom is “independent,” as such term is defined in under Nasdaq Stock Market rules. Ms. Vered Raz-Avayo serves as the chairman of our audit committee. All members of our audit committee meet the requirements for financial literacy under the Nasdaq Stock Market rules. Our board of directors has determined that each member of our audit committee is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the Nasdaq Stock Market rules.

Financial Statement Examination Committee

Under the Companies Law, the board of directors of a public company in Israel must appoint a financial statement examination committee, which consists of members with accounting and financial expertise or the ability to read and understand financial statements. Our financial statement examination committee is comprised of Ms. Vered Raz-Avayo and Messrs. Yehuda Halfon and Lior Vider. The function of a financial statements examination committee is to discuss and provide recommendations to its board of directors (including the report of any deficiency found) with respect to the following issues: (1) estimations and assessments made in connection with the preparation of financial statements; (2) internal controls related to the financial statements; (3) completeness and propriety of the disclosure in the financial statements; (4) the accounting policies adopted and the accounting treatments implemented in material matters of the company; and (5) value evaluations, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements. Our independent registered public accounting firm and our internal auditor are invited to attend all meetings of our financial statements examination committee.

Compensation Committee

Under the Companies Law, the board of directors of any public company must establish a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. Each compensation committee member that is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director. The compensation committee is subject to the same Companies Law restrictions as the audit committee as to: (a) who may not be a member of the committee; and (b) who may not be present during committee deliberations as described above.

Our compensation committee is acting pursuant to a written charter, and consists of Ms. Vered Raz-Avayo and Mr. Yehuda Halfon and Mr. Lior Vider. Our compensation committee complies with the provisions of the Companies Law, the regulations promulgated thereunder, and our amended and restated articles of association, on all aspects referring to its independence, authorities and practice. Our compensation committee follows home country practice as opposed to complying with the compensation committee membership and charter requirements prescribed under the Nasdaq Stock Market rules.

Our compensation committee reviews and recommends to our board of directors: with respect to our executive officers’ and directors’: (1) annual base compensation (2) annual incentive bonus, including the specific goals and amounts; (3) equity compensation; (4) employment agreements, severance arrangements, and change in control agreements and provisions; (5) retirement grants and/or retirement bonuses; and (6) any other benefits, compensation, compensation policies or arrangements.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, to which we refer as a compensation policy. Such policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee. The compensation policy is then brought for approval by our shareholders, which requires a special majority (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”). Under the Companies Law, the board of directors may adopt the compensation policy if it is not approved by the shareholders, provided that after the shareholders oppose the approval of such policy, the compensation committee and the board of directors revisit the matter and determine that adopting the compensation policy would be in the best interests of the company. Our compensation policy was approved by our shareholders on May 8, 2016, and an amendment thereto was approved by our shareholders on August 8, 2017.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business and its long-term strategy, and creation of appropriate incentives for executives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

●	the education, skills, expertise and accomplishments of the relevant director or executive;

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●	the director’s or executive’s roles and responsibilities and prior compensation agreements with him or her;
●	the relationship between the cost of the terms of service of an office holder and the average median compensation of the other employees of the company (including those employed through manpower companies), including the impact of disparities in salary upon work relationships in the company;
●	the possibility of reducing variable compensation at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable compensation; and
●	as to severance compensation, the period of service of the director or executive, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

●	with the exception of office holders who report directly to the chief executive officer, the link between variable compensation and long-term performance and measurable criteria;
●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation at the time of its grant;
●	the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;
●	the minimum holding or vesting period for variable, equity-based compensation; and
●	maximum limits for severance compensation.

The compensation policy must also consider appropriate incentives from a long-term perspective.

The compensation committee is responsible for: (1) recommending the compensation policy to a company’s board of directors for its approval (and subsequent approval by the shareholders); and (2) duties related to the compensation policy and to the compensation of a company’s office holders, including:

●	recommending whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);
●	recommending to the board of directors periodic updates to the compensation policy;
●	assessing implementation of the compensation policy;
●	determining whether the terms of compensation of certain office holders of the company need not be brought to approval of the shareholders; and
●	determining whether to approve the terms of compensation of office holders that require the committee’s approval.

Our compensation policy is designed to promote our long-term goals, work plan and policy, retain, motivate and incentivize our directors and executive officers, while considering the risks that our activities involve, our size, the nature and scope of our activities and the contribution of an officer to the achievement of our goals and maximization of profits, and align the interests of our directors and executive officers with our long-term performance. To that end, a portion of an executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our compensation policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

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Our compensation policy also addresses our executive officer’s individual characteristics (such as his or her respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers, and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, our compensation policy provides for maximum permitted ratios between the total variable (cash bonuses and equity based compensation) and non-variable (base salary) compensation components, in accordance with an officer’s respective position with the company.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to executive officers other than our chairman or Chief Executive Officer may be based entirely on a discretionary evaluation. Our Chief Executive Officer will be entitled to recommend performance objectives to such executive officers, and such performance objectives will be approved by our compensation committee (and, if required by law, by our board of directors).

The performance measurable objectives of our chairman and Chief Executive Officer will be determined annually by our compensation committee and board of directors. A less significant portion of the chairman’s and/or the Chief Executive Officer’s annual cash bonus may be based on a discretionary evaluation of the chairman’s or the Chief Executive Officer’s respective overall performance by the compensation committee and the board of directors based on quantitative and qualitative criteria.

The equity-based compensation under our compensation policy for our executive officers (including members of our board of directors) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and phantom, options, in accordance with our share incentive plan then in place. Share options granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, our compensation policy contains compensation recovery provisions which allows us under certain conditions to recover bonuses paid in excess, enables our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer (provided that the changes of the terms of employment are in accordance our compensation policy) and allows us to exculpate, indemnify and insure our executive officers and directors subject to certain limitations set forth thereto.

Our compensation policy also provides for compensation to the members of our board of directors either: (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time; or (ii) in accordance with the amounts determined in our compensation policy.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. Our internal auditor is Ms. Dana Gottesman CPA, CIA, MA and partner of Risk Advisory Services Group, BDO Consulting Group. The role of the internal auditor is to examine, among other things, whether a company’s actions comply with the law and proper business procedure. The audit committee is required to oversee the activities, and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. An internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm or its representative. The Companies Law defines an interested party as a holder of 5% or more of the outstanding shares or voting rights of a company, any person or entity that has the right to appoint at least one director or the general manager of the company or any person who serves as a director or as the general manager of a company. Our internal auditor is not our employee, but partner of a firm which specializes in internal auditing.

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Remuneration of Directors

Under the Companies Law, remuneration of directors is subject to the approval of the compensation committee, thereafter by the board of directors and thereafter, unless exempted under the regulations promulgated under the Companies Law, by the general meeting of the shareholders. In case the remuneration of the directors is in accordance with regulations applicable to remuneration of the external directors then such remuneration shall be exempt from the approval of the general meeting. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

Fiduciary Duties of Office Holders

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company.

The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care of an office holder includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his approval or performed by him by virtue of his position; and
●	all other important information pertaining to these actions.

The duty of loyalty of an office holder requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

●	refrain from any conflict of interest between the performance of his duties in the company and his performance of his other duties or personal affairs;
●	refrain from any action that is competitive with the company’s business;
●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and
●	disclose to the company any information or documents relating to the company’s affairs which the office holder has received due to his position as an office holder.

Insurance

Under the Companies Law, a company may obtain insurance for any of its office holders against the following liabilities incurred due to acts he or she performed as an office holder, if and to the extent provided for in the company’s articles of association:

●	breach of his or her duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder;
●	a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company’s interests; and
●	a financial liability imposed upon him or her in favor of another person.

We currently have directors’ and officers’ liability insurance, providing total coverage of $10 million for the benefit of all of our directors and officers, in respect of which we paid a twelve-month premium of approximately $32,000, which expires on June 26, 2018.

On July 3, 2017, our compensation committee and board of directors approved our entering into a professional liability insurance policy for officers and directors who will serve us from time to time, for a period of one year commencing on June 27, 2017, and until June 26, 2018, with the annual premium and a liability limit set forth above. These approvals became effective as of August 8, 2017 upon approval of our amended and restated compensation policy by our shareholders.

Indemnification

The Companies Law and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;
●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

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●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court,: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and
●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and
●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that we may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

The foregoing descriptions summarize the material aspects and practices of our board of directors. For additional details, we also refer you to the full text of the Companies Law, as well as of our amended and restated articles of association, which are exhibits to this registration statement of which this prospectus forms a part, and are incorporated herein by reference.

There are no service contracts between us or our Subsidiary, on the one hand, and our directors in their capacity as directors, on the other hand, providing for benefits upon termination of service.

Approval of Related Party Transactions under Israeli Law

General

Under the Companies Law, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

●	the office holder acts in good faith and the act or its approval does not cause harm to the company; and
●	the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

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Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder disclose to the company, promptly, and, in any event, not later than the board meeting at which the transaction is first discussed, any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

●	the office holder’s relatives; or
●	any corporation in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or general manager or has the right to appoint at least one director or the general manager.

An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is a transaction:

●	not in the ordinary course of business;
●	not on market terms; or
●	that is likely to have a material effect on the company’s profitability, assets or liabilities.

The Companies Law does not specify to whom within us nor the manner in which required disclosures are to be made. We require our office holders to make such disclosures to our board of directors.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise and provided that the transaction is in the company’s interest. If the transaction is an extraordinary transaction in which an office holder has a personal interest, first the audit committee and then the board of directors, in that order, must approve the transaction. Under specific circumstances, shareholder approval may also be required. Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. A director who has a personal interest in a transaction, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless a majority of members of the board of directors or the audit committee, as the case may be, has a personal interest. If a majority of the board of directors has a personal interest, then shareholder approval is generally also required.

Disclosure of Personal Interests of a Controlling Shareholder

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement and compensation of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee or the compensation committee, as the case may be, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, the shareholder approval must fulfill one of the following requirements:

●	at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or
●	the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

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In addition, any extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest with a term of more than three years requires the abovementioned approval every three years; however, such transactions not involving the receipt of services or compensation can be approved for a longer term, provided that the audit committee determines that such longer term is reasonable under the circumstances.

The Companies Law requires that every shareholder that participates, in person, by proxy or by voting instrument, in a vote regarding a transaction with a controlling shareholder, must indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate will result in the invalidation of that shareholder’s vote.

The term “controlling shareholder” is defined in the Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Approval of the Compensation of Directors and Executive Officers

The compensation of, or an undertaking to indemnify, insure or exculpate, an office holder who is not a director requires the approval of the company’s compensation committee, followed by the approval of the company’s board of directors, and, if such compensation arrangement or an undertaking to indemnify, insure or exculpate is inconsistent with the company’s stated compensation policy, or if the said office holder is the chief executive officer of the company (subject to a number of specific exceptions), then such arrangement is subject to the approval of our shareholders, subject to a special majority requirement.

Directors. Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the general meeting of our shareholders. If the compensation of our directors is inconsistent with our stated compensation policy, then, provided that those provisions that must be included in the compensation policy according to the Companies Law have been considered by the compensation committee and board of directors, shareholder approval by a special majority will be required.

Executive officers other than the chief executive officer. The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders by a special majority. However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

Chief executive officer. Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders by a special majority. However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision. In addition, the compensation committee may exempt the engagement terms of a candidate to serve as the chief executive officer from shareholders’ approval, if the compensation committee determines that the compensation arrangement is consistent with the company’s stated compensation policy, that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company, and that subjecting the approval to a shareholder vote would impede the company’s ability to attain the candidate to serve as the company’s chief executive officer (and provide detailed reasons for the latter).

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The approval of each of the compensation committee and the board of directors, with regard to the office holders and directors above, must be in accordance with the company’s stated compensation policy; however, under special circumstances, the compensation committee and the board of directors may approve compensation terms of a chief executive officer that are inconsistent with the company’s compensation policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained by a special majority requirement.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing his power in the company and to act in good faith and in an acceptable manner in exercising his rights and performing his obligations toward the company and other shareholders, including, among other things, in voting at general meetings of shareholders (and at shareholder class meetings) on the following matters:

●	amendment of the articles of association;
●	increase in the company’s authorized share capital;
●	merger; and
●	the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from oppressing other shareholders. The remedies generally available upon a breach of contract will also apply to a breach of the above mentioned duties, and in the event of oppression of other shareholders, additional remedies are available to the injured shareholder.

In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

Equity Incentive Plan

We maintain one equity incentive plan – the Safe-T Group Global Equity Plan, or the Global Equity Plan. As of July 18, 2018, the number of Ordinary Shares reserved for the exercise of options granted under the plan was 1,944,076. In addition, options to purchase 4,399,842 Ordinary Shares were issued and outstanding, with an exercise price which ranges between NIS 1.42 (approximately $0.3985) and NIS 4.50 (approximately $1.26) per share.

Our Global Equity Plan was adopted by our board of directors in July 2016, and expires in July 2026. Our employees, directors, officers, and services providers, including those who are our controlling shareholders, as well as those of our affiliated companies, are eligible to participate in this plan.

Our Global Equity Plan is administered by our board of directors, regarding the granting of options and the terms of option grants, including exercise price, method of payment, vesting schedule, acceleration of vesting and the other matters necessary in the administration of this plan. Eligible Israeli employees, officers and directors, would qualify for provisions of Section 102(b)(2) of the Israeli Income Tax Ordinance of 1961 (New Version), or the Tax Ordinance. Pursuant to such Section 102(b)(2), qualifying options and shares issued upon exercise of such options are held in trust and registered in the name of a trustee selected by the board of directors. The trustee may not release these options or shares to the holders thereof for two years from the date of the registration of the options in the name of the trustee. Under Section 102, any tax payable by an employee from the grant or exercise of the options is deferred until the transfer of the options or ordinary shares by the trustee to the employee or upon the sale of the options or ordinary shares, and gains may qualify to be taxed as capital gains at a rate equal to 25%, subject to compliance with specified conditions. Our Israeli non-employee service providers and controlling shareholders may only be granted options under Section 3(9) of the Tax Ordinance, which does not provide for similar tax benefits. The Global Equity Plan also permits granting options to Israeli grantees who do not qualify under Section 102(b)(2).

As a default, our Global Equity Plan provides that upon termination of employment for any reason, other than in the event of death, retirement, disability or cause, all unvested options will expire and all vested options will generally be exercisable for 90 days following such termination, subject to the terms of the Global Equity Plan and the governing option agreement. Notwithstanding the foregoing, in the event the employment is terminated for cause (including, inter alia, due to dishonesty toward the Company or its affiliate, substantial malfeasance or nonfeasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or affiliate; or any substantial breach by the optionee of his or her employment or service agreement) all options granted to such employee, whether vested or unvested, will not be exercisable and will terminate on the date of the termination of his employment.

Upon termination of employment due to death or disability, all the options vested at the time of termination and within 60 days after the date of such termination, will generally be exercisable for 12 months, or such other period as determined by the plan administrator, subject to the terms of the Global Equity Plan and the governing option agreement.

On July 2016, our board of directors adopted an appendix to the Global Equity Plan for U.S. residents. Under this appendix, the Global Equity Plan will provide for the granting of options to U.S. residents. The Global Equity Plan and appendix have not been approved by our shareholders and certain grants under the appendix may not be made until such time that our shareholders approve the plan.

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BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of July 18, 2018 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
●	each of our directors and executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to Ordinary Shares. Ordinary Shares issuable under share options or warrants that are exercisable within 60 days after July 18, 2018, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 28,428,833 shares outstanding on July 18, 2018. The number of Ordinary Shares deemed outstanding after this offering is based on 48,428,833 Ordinary Shares which includes the Ordinary Shares represented by the ADSs and Ordinary Shares represented by ADSs issuable upon exercise of the warrants being offered for sale in this offering but assumes no exercise of the underwriters’ over-allotment option.

As of July 18, 2018, there was one holder of record of our Ordinary Shares. The number of record holders is not representative of the number of beneficial holders of our Ordinary Shares, as the shares of most our shareholders who hold Ordinary Shares that are traded on the TASE are recorded in the name of our Israeli share registrar, Bank Hapoalim Registration Company Ltd. As of July 18, 2018, we had no record holders of our Ordinary Shares in the United States.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and here are no arrangements known to us which would result in a change in control of our company at a subsequent date. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: c/o Safe-T Group Ltd., 8 Abba Eban Avenue, Herzliya, 4672526 Israel.

	No. of Shares Beneficially Owned Prior to this Offering	Percentage Owned Before this Offering	Percentage Owned After this Offering
Holders of more than 5% of our voting securities :
Amir Mizhar (1)*	5,115,923	16.1%	9.9%
MMCAP International Inc SPC (2)	3,444,763	10.8%	6.7%
Sasa Holdings – Agricultural Cooperative Society Ltd. (3)	3,293,953	10.4%	6.4%
Ayalim Mutual Funds Ltd. (4)	3,062,189	9.7%	5.9%
Directors and senior management who are not 5% holders:
Shachar Daniel*	494,891	1.7%	1.0%
Yuval Illuz*	**	**	**
Vered Raz Avayo*	-	-	-
Yehuda Halfon*	-	-	-
Lior Vider*	-	-	-
Eylon Geda*	-	-	-
Shai Avnit	**	**	**
Eitan Bremler	**	**	**
Noam Markfeld	-	-	-
Micha Bar	**	**	**
Yossi Carmon	**	**	**
John Parmley	-	-	-
All directors and senior management as a group (14 persons)	1,038,459	3.5%	2.1%

*	Indicates director of the Company.
**	Less than 1%.

(1)	Includes 1,882,259 Ordinary Shares held by eTouchware 2005 Inc., a wholly owned subsidiary of Amir Mizhar. Also includes 75,000 dormant shares which do not carry any voting rights.

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(2)	The controlling shareholders of MMCAP International Inc SPC are Mathew Alexander and Hillel Levi. The address of MMCAP International Inc. SPC is P.O. Box 32021 SMB, Admiral Financial Centre 90 Fort Street, Grand Cayman, Cayman Islands BWI.
(3)	Sasa Holdings - Agricultural Cooperative Society Ltd. is a registered cooperative in Israel. Membership of cooperatives is not information that is publicly available in Israel. To the best of our knowledge, all of the members of the cooperative share equal ownership thereof. The address of Sasa Holdings - Agricultural Cooperative Society Ltd. is D.N. Merom Hagalil, Sasa, Israel 13870.
(4)	Includes warrants to purchase 571,578 Ordinary Shares with an exercise price of $0.65 per share. Also includes 128,805 Ordinary Shares and additional warrants to purchase 31,595 Ordinary Shares with an exercise price of $0.65 per share held by Infinity Provident Management Fund Ltd. The controlling shareholder of both Ayalim Mutual Funds Ltd. and Infinity Provident Management Fund Ltd. is Amir Eyal. The address of Ayalim Mutual Funds Ltd. is 8 Hamanofim St, POB 2167 Afek House, Herzliya 46120.

Changes in Percentage Ownership by Major Shareholders

In December 2015, while we were a shell company (then known as Matarat Mizug Havarot Ltd.), the District Court of Tel-Aviv-Jaffa approved a creditors arrangement, or the Creditors Arrangement, under Section 350 of the Companies Law in order to effect the sale of 325,656 of our Ordinary Shares, representing 90% of our issued and outstanding share capital, to a purchaser, against payment in cash which was then allocated to the company’s creditors as part of a court order to finally settle all of the creditors’ claims. The shares were issued in March 2016.

On June 15, 2016, we closed the Merger with the Subsidiary, whereby we acquired 100% of the share capital of the Subsidiary. As a result of the Merger, the four shareholders of the Subsidiary (prior to the transaction) received an aggregate amount of approximately 63.3% of our issued and outstanding Ordinary Shares as of the date thereof.

For a detailed description of the Merger, see “Related Party Transactions—Merger Agreement.”

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RELATED PARTY TRANSACTIONS

Employment Agreements

We have entered into written employment agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. Members of our senior management are eligible for bonuses each year. The bonuses are payable upon meeting objectives and targets that are set by our Chief Executive Officer and approved annually by our board of directors that also set the bonus targets for our Chief Executive Officer.

Options

Since our inception, we have granted options to purchase our Ordinary Shares to our officers and certain of our directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions. We describe our option plans under “Management—Equity Incentive Plan.” If the relationship between us and an executive officer or a director is terminated, except for cause (as defined in the various option plan agreements), options that are vested will generally remain exercisable for three months after such termination.

Investment in our Subsidiary, Safe-T Data Ltd., by Sasa - Agricultural Cooperative Society Ltd.

On February 7, 2013, our Subsidiary and its shareholders at the time, including our chairman Mr. Amir Mizhar, entered into an investment agreement with Sasa - Agricultural Cooperative Society Ltd., or Sasa. To the best of our knowledge, Sasa is an affiliated entity of Sasa Holdings - Agricultural Cooperative Society Ltd., a holder of approximately 16% of our share capital. Pursuant to the investment agreement, Sasa invested an aggregate of approximately $2.5 million in our Subsidiary in consideration of 350,000 of the Subsidiary’s Preferred Shares (pre 1:20 stock split effected in August 2015). Further to the investment, Sasa agreed to pay the Company a premium of $2.5 million on the price of the allotted shares in different increments and against certain milestone achievements. In addition, Sasa provided the Subsidiary with a shareholders loan, or the Sasa Loan, in the aggregate amount of $2.5 million

On June 10, 2015, as part of an amendment to the Sasa investment transaction, Sasa agreed to waive the repayment of the Sasa Loan, and converted its Preferred Shares into 437,500 Ordinary Shares, in consideration of an undertaking by Shisha Shany Holdings Ltd., Shlomy Shany, Fidelity Venture Capital Ltd., Dror Atzmon, Technoplus Ventures Ltd. and entities acting on their behalf to work towards an initial public offering of the Subsidiary. The investors also agreed to extend a bridge loan to our Subsidiary.

Acquisition of RSAccess

In February 2013, as part of a series of transactions related to the Sasa investment, our Subsidiary was issued 50% of the issued and outstanding share capital of RSAccess Ltd., or RSAccess, a private company incorporated under the laws of the State of Israel, then controlled by our chairman, Mr. Amir Mizhar.

On June 10, 2015, our Subsidiary, RSAccess and its shareholders entered into agreement whereby our Subsidiary purchased 920 ordinary shares, par value NIS 0.01 of RSAccess from the shareholders of RSAccess, in consideration of 173,299 (pre 1:20 stock split effected in August 2015) Ordinary Shares of the Subsidiary, which were issued to the shareholders of RSAccess pro-rata to their holdings in RSAccess prior to the transaction. Following the transaction, RSAccess became a wholly-owned subsidiary of our Subsidiary.

Shareholder Loan

On February 4, 2015, our controlling shareholder and Chairman, Mr. Amir Mizhar, extended a non-interest bearing loan, pursuant to an oral agreement, of approximately $62,000 (NIS 242,000) to RSAccess, to fund part of RSAccess’s debt repayment to the Subsidiary. In September 2017, following the merger of RSAccess into the Subsidiary, as described below, the loan was repaid in full to Mr. Mizhar.

Services Agreement with Mr. Amir Mizhar

In September 2015, as amended on March 2, 2016, we entered into a management services agreement with our controlling shareholder and Chairman, Mr. Amir Mizhar, whereby we receive management services from Mr. Mizhar. Pursuant to the agreement, Mr. Mizhar will be entitled to a monthly payment of NIS 55,000 (approximately $15,000). Mr. Mizhar will be entitled also to an annual bonus in accordance with the provisions of our compensation policy, and subject to the annual bonus cap set under such policy. Payments made to Mr. Mizhar under this agreement have been aggregated in the compensation table that reflects the aggregate amount that we paid to all of our directors and senior management as a group in 2017, included elsewhere in this prospectus.

Software Purchase from Sasa Software

During 2013, our Subsidiary reached an oral agreement with Sasa Software – Agricultural Cooperative Society Ltd., or Sasa Software, which to our best knowledge is a wholly owned subsidiary of Sasa. Pursuant to the purchase order, our Subsidiary was to purchase certain software products from Sasa Software, and the parties will share the income from reselling such software products, when sold by the Subsidiary to its customers. The aggregate amounts paid to Sasa Software as of December 31, 2015, 2016 and 2017 was $69,000, zero and $10,000.

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Merger Agreement

On March 31, 2016, we, our Subsidiary and the shareholders of our Subsidiary signed a merger agreement as part of the Merger Transaction, in which we acquired all the issued and paid share capital of our Subsidiary in consideration of 8,626,761 of our Ordinary Shares. In addition, and pursuant to the Merger Transaction, outstanding warrants of the Subsidiary converted into warrants to purchase 1,496,725 of our Ordinary Shares. The transaction closed on June 15, 2016.

Prior to the Merger Transaction, the Subsidiary entered into an agreement with several investors, which was amended a number of times. Under these agreements, the Subsidiary and the investors were to make efforts to complete a merger with a public shell company, and the investors would provide certain advisory services to the company with respect to its operations as a public company. In addition, the investors provided bridge loans in the aggregate amount of approximately $2.2 million to the Subsidiary, which would be repaid to the investors in cash upon the completion of a merger. The agreements also stipulated that, upon the consummation of a merger, the shareholders of our Subsidiary will hold 67% of the merged company and the investors will hold 33%, subject to certain adjustments. Following the Merger Transaction we repaid all loans which were granted pursuant to the agreement and the amendments. These agreements culminated with the completion of the Merger Transaction, and do not contain any material provisions that currently affect our operations and conduct.

Services Agreement with Mr. Yuval Illuz

Upon the closing of the Merger Transaction we entered into services agreement with Mr. Yuval Illuz, one of our directors, whereby we committed to pay Mr. Illuz (a) a sales fee of 10% of the revenues actually received by us, less applicable taxes and expenses, under transactions for sale of our products to customers introduced to us by Mr. Illuz, provided that (i) we receive such revenues within 24 months following the date of an introduction, and (ii) a transaction was signed by us within 12 months following the date of introduction; and (b) a fee, or a Transaction Fee, of NIS 20,000 per a calendar year during which we sell our products to at least two new customers introduced to us by Mr. Illuz. The aggregate sales fee to be paid to Mr. Illuz for each customer introduced by him shall not exceed $50,000. The aggregate sales fee and transaction fee amount per a calendar year shall not exceed NIS 200,000. To date, no sales were generated as a result of this agreement, and we have not paid Mr. Illuz any amounts with respect thereto.

Credit Line Agreements with Subsidiary

On July 25, 2016, we signed a Credit Line Agreement with our Subsidiary, pursuant to which we agreed to extend a line of credit with a maximum loan balance of NIS 16.5 million (approximately $4.7 million) to fund the Subsidiary’s day-to-day affairs. The credit line bears interest at the minimum statutory rate. All outstanding loans are to be repaid, in one or more installments, within three years from the loan date. On November 28, 2016, an additional line of credit was extended under the same terms, with a maximum loan balance of NIS 6 million (approximately $1.8 million). On March 29, 2017, an additional line of credit was extended under the same terms, with a maximum loan balance of NIS 10 million (approximately $2.7 million).

On August 29, 2017, the parties aggregated the prior lines of credit into a single line of credit, and extended an additional maximum balance of NIS 12 million (approximately $3.4 million) such that the aggregate credit facility amounts to NIS 44.5 million (approximately $12.6 million) as of December 31, 2017. On May 28, 2018, the line of credit was extended with an additional amount of NIS 8.5 million (approximately $2.4 million). The aggregate facility amount, as of July 18, 2018, is NIS 53.0 million (approximately $14.8 million).

Merger of Subsidiary with RSAccess

On December 31, 2016, our Subsidiary entered into a merger agreement with RSAccess, to merge the two companies subject to certain tax requirements. Since as of the date of the agreement RSAccess was a wholly-owned subsidiary of our Subsidiary, it merged with and into our Subsidiary for no consideration. In September 2017, the Israeli Companies Registrar approved the merger.

Finders Agreement with Mr. Eylon Geda

In February 2017 we entered into a one-year services agreement with Mr. Eylon Geda, one of our directors, whereby we committed to pay Mr. Geda a finder fee of 5% (plus applicable VAT) of the cash amounts actually received by us under a transaction for investment in our securities consummated with parties introduced to us by Mr. Geda. Mr. Geda will not receive any payment in connection with this offering. To date, we have not consummated any investment transactions as a result of this agreement, and we have not paid Mr. Geda any amounts with respect thereto.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital takes into account a reverse share split of our Ordinary Shares that was effected in March 2016, whereupon every 800 of our Ordinary Shares were consolidated into one Ordinary Share (no par value).

As of July 18, 2018, our authorized share capital consisted of 1,000,000,000 Ordinary Shares, no par value per share, of which 28,428,833 shares were issued and outstanding as of such date. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

In the last three years, we have issued: (i) an aggregate of 28,066,093 Ordinary Shares, including (a) 19,097,091 Ordinary Shares in several private placements, public offerings and a rights issuance for aggregate net proceeds of approximately NIS 64.5 million (approximately $18.0 million), (b) 8,626,761 of our Ordinary Shares pursuant to the Merger Transaction, and (c) 343,141 Ordinary Shares pursuant to the Options exercised to Ordinary Shares by officers, employees and consultants; (ii) warrants to purchase an aggregate of 8,605,120 Ordinary Shares to investors, brokers and finders, with exercise prices ranging from $0.65 to NIS 10 (approximately $2.79) per share; and (iii) options to purchase an aggregate of 4,399,842 Ordinary Shares to directors, officers, employees and consultants with exercise prices ranging from NIS 1.5 (approximately $0.42) to NIS 4.50 (approximately $1.26) per share. As of July 18, 2018, 343,141 options granted to directors, officers and employees were exercised, and 849,142 options expired, such that the total outstanding amount of options to directors, officers and employees as of July 18, 2018 is 4,399,842.

In addition, on June 20, 2018, our Board of Directors approved the repricing of options to purchase 1,733,504 Ordinary Shares awarded to our employees and one consultant between August 28, 2016 and November 27, 2017, with original exercise prices ranging between NIS 4.887 (approximately $1.35) per share and NIS 6.976 (approximately $1.92). All exercise prices of the options were reduced to NIS 4.50 per share (approximately $1.24). The resolution is subject to the approval of the Israeli Tax Authority, or the ITA. The amount above includes options to purchase 231,840 Ordinary Shares granted to our Chief Executive Officer, and options to purchase 28,240 Ordinary Shares granted to one of our directors, which are also subject to the approval of our shareholders.

Our registration number with the Israeli Registrar of Companies is 511418477.

Purposes and Objects of the Company

Our purpose is set forth in Article 4 of our amended and restated articles of association and includes every lawful purpose.

The Powers of the Directors

Our Board of Directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of Directors may exercise all powers that are not required under the Companies Law or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;
●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and
●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are elected at an annual general meeting and/or a special meeting of our shareholders and serve on the board of directors until the next annual general meeting (except for external directors) or until they resign or until they cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law, upon the earlier. Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our amended and restated articles of association allow our Board of Directors to appoint directors to fill vacancies and/or as an addition to the Board of Directors (subject to the maximum number of directors) to serve until the next annual general meeting. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Management—Board Practices—External Directors.”

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Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of Directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;
●	the exercise of our Board of Director’s powers by a general meeting if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;
●	appointment or termination of our auditors;
●	appointment of directors, including external directors;
●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;
●	increases or reductions of our authorized share capital; and
●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law and our amended and restated articles of association require that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our Subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

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The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares.  For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;
●	cancel any registered share capital which have not been taken or agreed to be taken by any person;
●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;
●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and
●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES AND WARRANTS

AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent 20 Ordinary Shares (or a right to receive 20 Ordinary Shares) deposited with the principal Tel Aviv office of Bank HaPoalim, as custodian for the depositary in Israel. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depository are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, or DTC.  If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder.  If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights.  Israeli law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs, sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” The depository will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares.  The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders, or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

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Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depository is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share of other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the State of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions.  This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

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Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs).

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property.

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates.

$.05 (or less) per ADS.	Any cash distribution to ADS holders.

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs.	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders.
$.05 (or less) per ADS per calendar year.	Depositary services.

Registration or transfer fees.	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares.

Expenses of the depositary.	Cable and facsimile transmissions (when expressly provided in the deposit agreement). Converting foreign currency to U.S. dollars.

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes.	As necessary.

Any charges incurred by the depositary or its agents for servicing the deposited securities.	As necessary.

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

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Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason.  If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment.  At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;
●	we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;
●	we appear to be insolvent or enter insolvency proceedings;
●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;
●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or
●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

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After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary.  We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith and the depository will not be a fiduciary or have any fiduciary duty to holders of ADSs;
●	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;
●	are not liable if we or it exercises discretion permitted under the deposit agreement;
●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement, or for any;
●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;
●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;
●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and
●

the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;
●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

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The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our shares;
●	when you owe money to pay fees, taxes and similar charges; or
●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five  business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by a Depository Trust Company, or DTC, that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

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WARRANTS TO BE ISSUED AS PART OF THIS OFFERING

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Warrant Certificate, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant Certificate. Warrants issued in connection with this offering will be administered by The Bank of New York Mellon.

Exercisability

The warrants are exercisable immediately upon issuance and at any time up to the date that is three years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise, together with the ADS issuance fee of up to $0.05 per ADS and other applicable charges and taxes.

We have agreed to maintain an effective registration statement under the Securities Act permitting the issuance of ADSs upon exercise of the warrants from the date of issuance until the termination date for the warrants. However, if at any time there is no effective registration statement under the Securities Act permitting the issuance of ADSs upon exercise of the warrants, a holder may not exercise the purchase rights represented by the warrants unless such holder, at the time of such exercise, is an “accredited investor” as defined in Regulation D under the Securities Act, and such holder, at the Company’s request, represents the same to the Company in writing.

Exercise Limitations

Unless otherwise specified in the warrant, the holder will not have the right to exercise the warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price

The initial exercise price per ADS purchasable upon exercise of the warrants is equal to 125% of the per ADS public offering price and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per ADS, the issuance fee of up to $0.05 per ADS and other applicable charges and taxes are due and payable upon exercise.

Transferability

Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to the warrant agent, together with the appropriate instruments of transfer.

Listing

The warrants will be issued in physical form. We do not plan on applying to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Shareholder

Except as otherwise provided in the warrant agreement or by virtue of such holder’s ownership of ADSs or Ordinary Shares, the holder of warrants does not have rights or privileges of a holder of ADSs or Ordinary Shares, including any voting rights, until the holder exercises the warrants.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering our Ordinary Shares have been traded only on the TASE and the ADSs have been quoted on the OTCQB. In connection with this offering, we have applied to list the ADSs on the Nasdaq Capital Market, under the symbol “SFET.” No assurance can be given that our application will be approved. Assuming that the ADSs are listed for trading on the Nasdaq Capital Market, the quoting of the ADSs on OTCQB will be discontinued prior to the completion of this offering. Sales of substantial amounts of our Ordinary Shares and ADSs in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of our Ordinary Shares, ADSs and warrants. Upon completion of this offering, we will have outstanding Ordinary Shares (including those represented by ADSs), assuming the underwriters do not exercise their over-allotment option. All of the ADSs sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than by our affiliates.

Our Ordinary Shares will be held by our existing shareholders. Because all of these shares were sold outside the United States to persons residing outside the United States at the time, and are currently traded on the TASE, they will continue to be freely tradable on TASE without restriction or further registration, except for the restrictions described below, and except for the lock-up restrictions described under “Underwriting” below. Approximately 35.9 % of our outstanding Ordinary Shares will be subject to such lock-up agreements.

Lock-up Agreements

We and our executive officers, directors, and certain shareholders have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares, ADSs, warrants or any other securities convertible into or exchangeable for Ordinary Shares except for the ADSs and warrants offered in this offering without the prior written consent of the representative for a period of 180 days after the consummation of this offering. After the expiration of such day period, the Ordinary Shares held by our directors, executive officers or certain of our other existing shareholders may be sold outside of the United States subject to the restrictions under applicable Israeli securities laws or by means of registered public offerings.

Rule 144

In general, under Rule 144 under the Securities Act as in effect on the date hereof, beginning 90 days after the date hereof, a person who holds restricted Ordinary Shares or ADSs (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least six months, would be entitled to sell an unlimited number of our Ordinary Shares or ADSs, provided current public information about us is available. In addition, under Rule 144, a person who holds restricted shares in us and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date hereof, our affiliates who have beneficially owned our Ordinary Shares or ADSs for at least six months will be entitled to sell within any three month period a number of shares that does not exceed the greater of:

●	1% of the number of Ordinary Shares or ADSs then outstanding; or
●	the average weekly trading volume of our or ADSs on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and the affiliate complies with the manner of sale requirements imposed by Rule 144.

Affiliates are also subject to additional restrictions on the manner of sales under Rule 144 and notice filing requirements. We cannot estimate the number of our Ordinary Shares that our existing shareholders will elect to sell on the TASE.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our Ordinary Shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE ADSS OR WARRANTS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our ordinary shares or ADSs or warrants. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

ISRAELI TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following is a brief summary of the material Israeli income tax consequences of the ownership of our Ordinary Shares. The following also contains a description of material relevant provisions of the current Israeli income tax aspects applicable to companies in Israel, with reference to its effect on us. To the extent that the discussion is based on new tax legislation which has not been subject to judicial or administrative interpretation, there can be no assurance that the tax authorities will accept the views expressed in the discussion in question. This summary is based on laws and regulations in effect as of the date hereof, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares and ADSs. Shareholders should consult their own tax advisors concerning the tax consequences of the purchase, ownership and disposition of Ordinary Shares, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 23% (in 2017 the corporate tax rate was 24%). However, the effective tax rate payable by a company that derives income from a Preferred Enterprise (as discussed below) may be considerably less.

Capital gains derived by an “Israeli resident company” are subject to tax at the regular corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Tax Benefits under the Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, or the Investment Law, provides certain incentives for capital investments in Industrial plants (or other eligible assets).

The Investment Law was significantly amended several times over the recent years, with the three most significant changes effective as of April 1, 2005, or the 2005 Amendment, as of January 1, 2011, or the 2011 Amendment, and as of January 1, 2017, or the 2017 Amendment. Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces a new tax incentives regime. According to a transitional provision stipulated by the Investment Law, the new tax incentives regime that will apply alongside the existing tax benefits under the 2011 Amendment for a transition period ending on June 30, 2021, after which the new tax regime shall apply exclusively.

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Tax Benefits under the 2011 Amendment

On December 29, 2010, the Israeli Parliament approved the 2011 Amendment. The 2011 Amendment significantly revised the tax incentive regime in Israel and commenced on January, 1 2011.

The 2011 Amendment canceled the availability of the tax benefits granted under the Investment Law prior to 2011 and, instead, introduced new tax benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011, or the Preferred Enterprise Regime. The definition of a Preferred Company includes, inter alia, a company incorporated in Israel that (i) is not wholly owned by a governmental entity (ii) owns a Preferred Enterprise, and (iii) is controlled and managed from Israel.

A Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived from its Preferred Enterprise, unless the Preferred Enterprise is located in development area A, in which case the rate will be 7.5%, applicable from 2017 and thereafter (our operations are currently not located in development area A).

Dividends paid out of income attributed to a Preferred Enterprise are generally subject to withholding tax at the source at the rate of 20%, or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if the funds are subsequently distributed to individuals or to non-Israeli residents (individuals and corporations), the withholding tax would apply).

If in the future we generate taxable income, to the extent that we qualify as a “Preferred Company,” the benefits provided under the Investment Law could potentially reduce our corporate tax liabilities.

Tax Benefits under the 2017 Amendment

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefit to Preferred companies for two types of “Technological Enterprises” – “Preferred Technological Enterprises,” or PTEs and “Special Preferred Technological Enterprises,” or SPTEs, as described below.

According to the new incentives regime, a company that complies with the terms under the PTE or SPTE regime may be entitled to certain tax benefits with respect to its technological income, which is income that is generated during the company’s regular course of business and derived from a preferred intangible asset (as determined in the Investments Law), excluding income derived from intangible assets used for marketing and income attributed to production activity. In order to calculate the technological income, the PTE or the SPTE is required to take into account the income and the research and development expenses that are attributed to each single preferred intangible asset, product or group of products (as defined in the Investment Law). Nevertheless, it should be noted that the transitional provisions allow companies to take into account the income and research and development expenses attributed to all of the preferred intangible assets they have.

A PTE is a Preferred Enterprise that meets certain conditions, including the following: (i) the company’s average research and development expenses in the three years prior to the current tax year must be greater than or equal to 7% of its total revenue or exceed NIS 75 million per year; and (ii) the company must also satisfy one of the following conditions: (a) at least 20% of the workforce (or at least 200 employees) are employed in research and development; (b) a venture capital investment of an amount approximately equivalent to at least $2.3 million was previously made in the company and the company has not changed its field of business since this investment was made; or (c) during the three years prior to the tax year, the number of employees or the company’s revenue grew on average by 25% in relation to the preceding year and the company had at least 50 employees in each tax year or the company’s revenue was approximately equivalent to at least $2.9 million in each year, respectively; and (d) the company is part of a group of companies having aggregate annual revenues of approximately equivalent to less than $2.9 billion.

An SPTE is an enterprise that meets the qualification terms of PTE (as stated above) and is part of a group of companies having aggregate annual revenues of approximately equivalent to at least $2.9 billion.

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Technological income of a PTE, satisfying the required conditions, will be subject to a corporate tax rate of 12% unless the PTE is located in development zone A, in which case the rate will be 7.5% with respect to the portion of technological income derived from the preferred intangible asset developed in Israel. Technological income of an SPTE, satisfying the required conditions, will be subject to a corporate tax rate of 6% with respect to the portion of technological income derived from preferred intangible asset developed in Israel, regardless of the company’s geographical location within Israel.

In addition, a PTE will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain preferred intangible assets (as defined in the Investment Law) to a related foreign company if the preferred intangible asset was acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA. An SPTE will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain preferred intangible asset (as defined in the Investment Law) to a related foreign company if the preferred intangible asset was created by the SPTE or acquired from a foreign company on or after January 1, 2017, and the sale receives prior approval from the IIA.

The withholding tax on dividends from such enterprises will be 4% for dividends paid to a foreign parent company holding at least 90% of the shares of the distributing company. For other dividend distributions, the withholding tax rate will be 20% (or a lower rate under a tax treaty, if applicable). However, if such dividends are paid to an Israeli company, no tax is required to be withheld (although, if the funds are subsequently distributed to individuals or to non-Israeli residents – i.e. individuals and corporations, the withholding tax would apply).

In the event that intangible assets used for marketing purposes generate over 10% of the PTE’s or SPTE’s income, the relevant portion, calculated using a transfer pricing study, would be subject to regular corporate income tax. If such income does not exceed 10%, the PTE or SPTE will not be required to exclude the marketing income from the PTE’s or SPTE’s total income.

The new tax incentives regime set a presumption of direct production expenses plus 10% with respect to income related to production, which can be countered by the results of a supporting transfer pricing study. Tax rates applicable to such production income expenses will be similar to the tax rates under the Preferred Enterprise regime, to the extent such income would be considered as eligible (as discussed above).

We are examining the impact of the 2017 Amendment and the degree to which we will qualify as a Preferred Technology Enterprise, and the amount of Preferred Technology Income that we may have, or other benefits that we may receive from the 2017 Amendment.

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Law for the Encouragement of Industry (Taxes), 1969

The Law for the Encouragement of Industry (Taxes), 1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company that was incorporated in Israel, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” located in Israel and owned by it. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production. The following corporate tax-related benefits, among others, are available to Industrial Companies:

●	amortization of the cost of purchased a patent, rights to use a patent, and know-how, which are used for the development or promotion of the Industrial Enterprise, over an eight-year period;
●	the right to elect, under limited conditions, to file consolidated tax returns with related Israeli Industrial Companies;
●	A straight line deduction of expenses related to a public offering over a three year period commencing in the year of the offering; and
●	Accelerated depreciation rates on certain equipment and buildings.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority. There is no assurance that we qualify as an Industrial Company or that the benefits described above will be available in the future.

The Encouragement of Research, Development and Technological Innovations in the Industry Law, 5722-1984

We have in the past received royalty-bearing grants from the IIA for research and development programs that meet specified criteria pursuant to the Innovation Law. We were eligible for grants of 50% of the project’s expenditure, as determined by the research committee, in exchange for the payment of royalties from the revenues generated from the sale of products and related services developed, in whole or in part pursuant to, or as a result of, a research and development program funded by the IIA. Due to the grant we are subject to certain conditions and limitations as set in the IIA’s approval and the Innovation Law, and among others, we are obligated to pay royalties to the IIA from the revenues generated from the sale of products and related services developed, in whole or in part, pursuant to, or as a result of, a research and development program funded by the IIA, until 100% of the U.S dollar-linked grants we received from the IIA plus annual LIBOR interest is repaid. Nonetheless, the sum of royalties that we may be required to pay, may be higher in certain circumstances, such as when the manufacturing activity/ know-how is transferred outside of Israel.

Nonetheless, the restrictions under the Innovation Law (as generally specified below) will continue to apply even after our company has repaid the grants, including accrued interest, in full.

The main obligations under the Innovation Law which are applicable to us as a grant recipient are:

Local manufacturing obligation: The terms of the Innovation Law require that the manufacture of products developed with IIA grants be performed in Israel. Manufacturing activity may not be transferred outside of Israel, unless the prior approval of the IIA is received. However, this does not restrict the export of products that incorporate the funded technology. Ordinarily, as a condition to obtaining approval to manufacture outside Israel, we would be required to pay royalties at an increased rate and increased royalties cap between 120% and 300% of the grants, depending on the manufacturing volume that is performed outside Israel. The transfer of no more than 10% of the manufacturing capacity in the aggregate outside of Israel requires submission of a notification to the IIA and is exempt under the Innovation Law from obtaining the prior approval of the IIA. A company requesting funds from the IIA also has the option of declaring in its IIA grant application its intention to perform part of its manufacturing outside Israel, thus avoiding the need to obtain additional approval.

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Transfer of know-how outside of Israel: The know-how developed with support of the IIA grants may not be transferred to third parties outside Israel without the prior approval of the IIA. The approval, however, is not required for the export of any products developed using grants received from the IIA. The IIA approval to transfer know-how created, in whole or in part, in connection with an IIA-funded project, to a third party outside Israel is subject to payment of a redemption fee to the IIA calculated according to a formula provided under the Innovation Law that is based, in general, on the ratio between the aggregate IIA grants received by the grant recipient (including the accrued interest) and the aggregate investments by the grant recipient in the project that was funded by these IIA grants, multiplied by the value of the funded know how (taking into account any depreciation in accordance with a formula set forth in the Innovation Law) less any royalties already paid to IIA. The regulations promulgated under the Innovation Law establish a cap of the redemption fee payable to the IIA under the above mentioned formulas and differentiate between two situations: (i) in the event that the funded company sells its IIA funded know-how, in whole or in part, or is sold as part of a merger and acquisition transaction, and subsequently ceases to conduct business in Israel, the maximum redemption fee under the above mentioned formulas will be no more than six times the total grants received from the IIA, plus accrued interest; and (ii) in the event that following the transactions described above the company undertakes to continue its research and development activity in Israel for at least three years following such transfer and maintain at least 75% of its research and development staff employees it had for the six months before the know-how was transferred, while keeping the same scope of employment for such research and development staff, then the company is eligible for a reduced cap of the redemption fee of no more than three times the amounts received (plus accrued interest) for the applicable know-how being transferred, or the entire amount received from the IIA, as applicable. Upon payment of such redemption fee, the know-how and the production rights for the products supported by such funding cease to be subject to the Innovation Law.

Transfer of such funded know-how to an Israeli entity is subject to the IIA approval and to an undertaking of the recipient Israeli entity to comply with the provisions of the Innovation Law and related regulations, including the restrictions on the transfer of know-how and the obligation to pay royalties, as further described in the Innovation Law and related regulations.

A recipient of grants under the Innovation Law is allowed to enter into licensing arrangements or grant other rights in know-how developed under IIA programs outside of Israel, subject to the prior consent of IIA and payment of license fees, calculated in accordance with the relevant rules, of not more than six times the amount of the grants received by the grants recipient (plus accrued interest) for the applicable know-how being transferred. The payment of the license fees will not discharge the grant recipient from the obligations to pay royalties or other payments to the IIA.

Certain reporting obligations: A recipient of grants under the Innovation Law is required to notify to IIA of certain events enumerated in the Innovation Law. In addition, the IIA may from time to time audit sales of products by companies which received funding from the IIA and this may lead to additional royalties being payable on additional product candidates.

 Tax Benefits for Research and Development under Income Tax Ordinance of 1961 (New Version)

The Tax Ordinance allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The research was approved by the relevant Israeli government ministry, determined by the field of research;
●	The research and development must be for the promotion of the company; and
●	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures not so approved are deductible in equal amounts over three years.

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Taxation of our Shareholders

The following is a brief summary of the material Israeli tax consequences concerning the ownership and disposition of our ordinary shares by our shareholders. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Capital Gains

Capital gain tax is imposed on the disposal of capital assets by an Israeli resident, and on the disposal of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel. The Israeli Income Tax Ordinance of 1961 (New Version), or the Ordinance, distinguishes between “Real Capital Gain” and the “Inflationary Surplus.” Real Capital Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli CPI or the foreign exchange rate differences in certain cases, between the date of purchase and the date of disposal. Inflationary Surplus generally is not subject to tax in Israel.

Capital Gains Taxes Applicable to Israeli Resident Shareholders

Real Capital Gain accrued by Israeli individuals on the sale of our Ordinary Shares will be taxed at the rate of 25%, unless the individual shareholder is a “Substantial Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, 10% or more of one of the Israeli resident company’s means of control (including, among other things, the right to receive profits of the company, voting rights, the right to receive the company’s liquidation proceeds and the right to appoint a director)) at the time of sale or at any time during the preceding 12 months period, such real capital gain will be taxed at the rate of 30%.

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Furthermore, where an individual claimed real interest expenses and linkage differences on securities, the capital gain on the sale of the securities will be liable to a rate of 30%, this, until the determination of provisions and conditions for the deduction of real interest expenses and linkage differences under section 101A(a)(9) and 101A(b) of the Ordinance.

Real Capital Gain derived by corporations will be generally subject to the regular corporate tax rate (24% in 2017, and 23% in 2018 and thereafter).

Individual shareholders whose income from the sale of securities considered as business income are taxed at the marginal tax rates applicable to business income – up to 47% in 2018 (not including the Excess Tax).

Either the purchaser, the Israeli stockbrokers or financial institution through which the shares are held, is obliged to withhold tax in the amount of consideration paid upon the sale of securities (or the Real Capital Gain realized on the sale, if known) at the Israeli corporate tax rate (24% in 2017, 23% in 2018 and thereafter) or 25% in case the seller is an individual. The individual may provide an approval from the ITA for a reduced tax withholding rate, according to the applicable rate.

At the sale of securities traded on a stock exchange, a detailed return, including a computation of the tax due, must be filed and an advance payment must be made on January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Ordinance and regulations promulgated thereunder, the aforementioned return need not be filed and no advance payment must be paid. Capital gain is also reportable on the annual income tax return.

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders.

A non-Israeli resident who derives capital gains from the sale, exchange or disposition of shares in an Israeli resident company may be exempt under the Ordinance from Israeli tax so long as the following cumulative conditions are met: (i) the shares were purchased upon or after the registration of the securities on the stock exchange, and (ii) the seller does not have a permanent establishment in Israel to which the derived capital gain is attributed. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have, directly or indirectly, along or together with another, a controlling interest of more than 25% of any of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, such exemption would not be available to a person whose gains from selling or otherwise disposing of the securities are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA). For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is (i) a United States resident (for purposes of the treaty); (ii) holding the shares as a capital asset and (iii) is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless either: (i) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment of the Treaty U.S. Resident maintained in Israel, under certain terms; (ii) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the sale, exchange or disposition, subject to certain conditions; or (iii) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year; or (iv) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties. In any of these cases, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable. However, under the U.S.-Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for the tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits.

In some instances where our shareholders may be liable for Israeli tax on the sale of their Ordinary Shares or ADSs, the payment of the consideration may be subject to the withholding of Israeli tax at source. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the ITA to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

Dividends

A distribution of dividends from income, which is not attributed to a Preferred Enterprise to an Israeli resident individual, will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a “Substantial Shareholder” (as defined above) at the time of distribution or at any time during the preceding 12 months period. If the recipient of the dividend is an Israeli resident corporation, such dividend will be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel.

Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares or ADSs at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence.

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With respect to a person who is a Substantial Shareholder at the time of receiving the dividend or on any time during the preceding 12 months, the applicable tax rate is 30%, unless a reduced tax rate is provided under an applicable tax treaty.

For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares or ADSs who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, that are paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest and if a certificate for a reduced withholding tax rate is obtained in advance from the ITA. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

A non-Israeli resident who receives dividend income derived from or accrued in Israel, from which the full amount of tax was withheld at source is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Payers of dividends on our common shares, including the Israeli stockbroker effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemptions, reduced tax rates and the demonstration of a shareholder regarding his, her or its foreign residency, and subject to a certificate for a reduced withholding tax rate from the ITA, to withhold tax upon the distribution of dividend at the rate of 25%, so long as the shares are registered with a Nominee Company (for corporations and individuals).

Excess Tax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% as of 2017 and thereafter on annual income exceeding a certain threshold (NIS 640,000 for 2017, NIS 641,880 for 2018 and thereafter which amount is linked to the annual change in the Israeli CPI), including, but not limited to income derived from dividends, interest and capital gains.

Foreign Exchange Regulations

Non-residents of Israel who hold our Ordinary Shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated, and may be restored at any time by administrative action.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF ORDINARY SHARES AND AMERICAN DEPOSITORY SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Ordinary Shares, ADSs and warrants. For this purpose, a “U.S. Holder” is a holder of Ordinary Shares or ADSs or warrants that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Ordinary Shares or ADSs or warrants. This summary generally considers only U.S. Holders that will own our Ordinary Shares or ADSs or warrants as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, (including with respect to the TCJA, as defined below), and the U.S./Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our Ordinary Shares or ADSs or warrants by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

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This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Ordinary Shares or ADSs or warrants in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Ordinary Shares or ADSs or warrants as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Ordinary Shares or ADSs or warrants representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold Ordinary Shares or ADSs or warrants through a partnership or other pass-through entity are not addressed.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our Ordinary Shares or ADSs or warrants, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Taxation of Dividends Paid on Ordinary Shares or ADSs

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holder’s that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on Ordinary Shares or ADSs (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Ordinary Shares to the extent thereof, and then capital gain. Corporate holders generally will not be allowed a deduction for dividends received, unless such corporate holders hold at least 10% of our shares and are eligible for a dividend received deduction, as described below. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act, or the TCJA. The TCJA provides a 100% deduction for the foreign-source portion of dividends received from “specified 10-percent owned foreign corporations” by U.S. corporate holders, subject to a one-year holding period. No foreign tax credit, including Israeli withholding tax (or deduction for foreign taxes paid with respect to qualifying dividends) would be permitted for foreign taxes paid or accrued with respect to a qualifying dividend. This deduction would be unavailable for “hybrid dividends.” The dividend received deduction enacted under the TCJA may not apply to dividends from a passive foreign investment company, as discussed below.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the Israel/U.S. Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our Ordinary Shares or ADSs are readily tradable on the Nasdaq Capital Market or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Ordinary Shares or ADSs for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our Ordinary Shares or ADSs are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our Ordinary Shares or ADSs will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Distributions paid by us will generally be foreign source income for U.S. foreign tax credit purposes and will generally be considered passive category income for such purposes. Subject to the limitations set forth in the Code and the TCJA, U.S. Holders may elect to claim a foreign tax credit against their U.S. federal income tax liability for Israeli income tax withheld from distributions received in respect of the Ordinary Shares or ADSs. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult with their own tax advisors to determine whether, and to what extent, they are entitled to such credit. U.S. Holders that do not elect to claim a foreign tax credit may instead claim a deduction for Israeli income taxes withheld, provided such U.S. Holders itemize their deductions.

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Taxation of the Disposition of Ordinary Shares or ADSs or warrants

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Ordinary Shares or ADSs or warrants, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Ordinary Shares or ADSs or warrants in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Ordinary Shares or ADSs or warrants will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Gain realized by a U.S. Holder on a sale, exchange or other disposition of Ordinary Shares or ADSs or warrants will generally be treated as U.S. source income for U.S. foreign tax credit purposes. A loss realized by a U.S. Holder on the sale, exchange or other disposition of Ordinary Shares or ADSs or warrants is generally allocated to U.S. source income. The deductibility of a loss realized on the sale, exchange or other disposition of Ordinary Shares or ADSs or warrants is subject to limitations. An additional 3.8% net investment income tax (described below) may apply to gains recognized upon the sale, exchange or other taxable disposition of our Ordinary Shares or ADS or warrants by certain U.S. Holders who meet certain income thresholds.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or
●	At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

We believe that we will not be a PFIC for the current taxable year and do not expect to become a PFIC in the foreseeable future. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Ordinary Shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our Ordinary Shares or ADSs or warrants at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares or ADSs or warrants, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the Ordinary Shares or ADSs or warrants while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our Subsidiaries are a PFIC. Therefore, the QEF election will not be available with respect to our Ordinary Shares or ADSs or warrants.

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In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our Ordinary Shares or ADSs or warrants which are regularly traded on a qualifying exchange, including the Nasdaq Capital Market, can elect to mark the Ordinary Shares or ADSs to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the Ordinary Shares or ADSs or warrants and the U.S. Holder’s adjusted tax basis in the Ordinary Shares or ADSs or warrants. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our Ordinary Shares or ADSs or warrants during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

For taxable years beginning after December 31, 2013, U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Ordinary Shares or ADSs or warrants), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Tax Consequences for Non-U.S. Holders of Ordinary Shares or ADSs or Warrants

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our Ordinary Shares or ADSs or warrants.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our Ordinary Shares or ADSs or warrants or gain from the disposition of our Ordinary Shares or ADSs or warrants if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our Ordinary Shares or ADSs or warrants, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our Ordinary Shares or ADSs or warrants if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of Ordinary Shares or ADSs or warrants. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Pursuant to recently enacted legislation, a U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, our Ordinary Shares or ADSs or warrants, unless such Ordinary Shares or ADSs or warrants are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

Tax Cuts and Jobs Act

On December 22, 2017, President Trump signed into law the TCJA. Although this is the most extensive overhaul of the United States tax regime in over thirty years, other than for certain U.S. corporate holders, none of the provisions of the TCJA are expected to materially impact U.S. Holder’s with respect to such holder’s ownership of our Ordinary Shares or the ADSs.

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UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative, Chardan Capital Markets, LLC, or Chardan, have severally agreed to purchase from us on a firm commitment basis the following respective number of ADSs and warrants at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriters	Number of ADSs	Number of Warrants
Chardan Capital Markets, LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the            ADSs and        warrants being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the            ADSs and          warrants being offered to the public, other than those covered by the over-allotment option described below, if any of these ADSs and warrants are purchased.

The address of Chardan is 17 State Street, 16th Floor, New York, NY 10004, United States.

Over-Allotment Option to Purchase Additional ADSs

We have granted to the underwriters an option, exercisable not later than 45 days after the effective date of the registration statement, to purchase up to            additional ADSs and          warrants at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus. The underwriters may exercise this option only to cover over-allotments made in connection with this offering. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional ADSs and warrants as the number of ADSs and warrants to be purchased by it in the above table bears to the total number of ADSs and warrants offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional ADSs and warrants to the underwriters to the extent the option is exercised. If any additional ADSs and warrants are purchased, the underwriters will offer the additional shares on the same terms as those on which the other ADSs and warrants are being offered hereunder.

Commissions, Discounts, Expenses and Other Compensation

The underwriting discounts and commissions are 7.5% of the initial public offering price. We have agreed to pay the underwriters the discounts and commissions set forth below, assuming either no exercise or full exercise by the underwriters of the underwriters’ over-allotment option. We have been advised by the representative of the underwriters that the underwriters propose to offer the ADSs and warrants to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $      per ADS and warrant under the public offering price of $      per ADS and warrant. The underwriters may allow, and these dealers may re-allow, a concession of not more than $ per ADS and warrant to other dealers. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms.

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The following table summarizes the public offering price, underwriting discounts and commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs and warrants:

	Price Per ADS and Warrant	Total Without Exercise of Over- Allotment	Total With Exercise of Over -Allotment
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$

Proceeds, before expenses, to us	$	$	$

We have agreed to reimburse Chardan for certain out-of-pocket expenses it incurs in connection with this offering, including, but not limited to, filing offering materials with the Financial Industry Regulatory Authority, or FINRA, background checks, “road show” expenses, costs of book-building, prospectus tracking and compliance software and the fees and disbursements of its counsel, accountants and other agents and representatives, up to a maximum aggregate of $150,000. We previously paid Chardan a retainer of $25,000, to be applied toward such expenses.

We estimate that expenses payable by us in connection with the offering of the ADSs and warrants, other than the underwriting discounts and commissions and the counsel fees and disbursement reimbursement provisions referred to above, will be approximately $           .

Representative’s Warrants

We have also agreed to issue to Chardan the representative’s warrants to purchase a number of our ADSs equal to an aggregate of 5% of the ADSs sold in this offering (including any ADSs sold upon exercise of the over-allotment option, if any). The representative’s warrants will have an exercise price equal to 125% of the offering price of the shares sold in this offering. The representative’s warrants are exercisable commencing one year after the effective date of the registration statement related to this offering and will be exercisable for three years after the effective date of the registration statement related to this offering. The representative’s warrants and the Ordinary Shares underlying the representative’s warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under the Rule) may not sell, transfer, assign, pledge or hypothecate the representative’s warrants or the securities underlying the representative’s warrants, nor will they engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the representative’s warrants or the underlying securities for a period of 12 months from the effective date of the registration statement of this offering, except to any FINRA member participating in the offering and their bona fide officers or partners. The representative’s warrants will provide for adjustment in the number and price of such representative’s warrants (and the Ordinary Shares underlying such representative’s warrants) in the event of recapitalization, merger or other structural transaction to prevent mechanical dilution or in the event of a future financing undertaken by us.

Right of First Refusal

Subject to certain terms and exceptions, in the event that gross proceeds of this offering are $6,000,000 or more, for a period of 12 months from the commencement of sales of this offering, Chardan, as the representative of the underwriters, has a right of first refusal to act as lead underwriter, lead book-running manager or lead placement agent for each of our public offerings or private placements in the United States; provided, however, that we shall have the right to add a reputable top-tier firm to act as a joint book runner together with Chardan in any such offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

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Lock-Up Agreements

Prior to the completion of this offering, we and each of our officers, directors and holders of outstanding shares of capital stock, as of the effective date of the registration statement of which this prospectus forms a part, equal to 5% or more of our share capital, will agree not to sell, contract to sell, encumber, grant any option for the sale or otherwise dispose of any Ordinary Shares or ADSs or warrants for a period of six months after the date of the closing of the offering of the ADSs and warrants without the prior written consent of Chardan.

In addition, the underwriting agreement provides that we will not, for a period of six months following the closing of the offering of the ADSs and warrants, offer, sell or distribute any of our securities, without the prior written consent of Chardan.

Listing

We have applied for the listing of our ADSs on the Nasdaq Capital Market under the symbol “SFET.” We make no representation that such application will be approved or that the ADSs will trade on such market either now or at any time in the future. There is no established public trading market for the warrants, and we do not intend to list the warrants on any securities exchange or automated quotation system.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Chardan or by its affiliates. Other than the prospectus in electronic format, the information on Chardan’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or Chardan in its capacity as an underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
●	Over-allotment involves sales by the underwriters of ADSs and warrants in excess of the number of ADSs and warrants the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of ADSs and warrants over-allotted by the underwriters is not greater than the number of ADSs and warrants that may be purchased in the over-allotment option. In a naked short position, the number of ADSs and warrants involved is greater than the number of ADSs and warrants in the over-allotment option. Chardan may close out any covered short position by either exercising the over-allotment option and/or purchasing ADSs and warrants in the open market.
●	Syndicate covering transactions involve purchases of ADSs and warrants in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of ADSs and warrants to close out the short position, Chardan will consider, among other things, the price of ADSs and warrants available for purchase in the open market as compared to the price at which it may purchase ADSs and warrants through the over-allotment option. If the underwriters sell more ADSs and warrants than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying ADSs and warrants in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the ADSs and warrants in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Penalty bids permit Chardan to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ADSs and warrants or preventing or retarding a decline in the market price of our securities. As a result, the price of our ADSs and warrants may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of securities shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer of securities within the EEA should only do so in circumstances in which no obligation arises for us or any of the underwriters to produce a prospectus for such offer.

Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final offering of securities contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer of securities contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and
●	in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the securities acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors,” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors,” as defined in the Prospectus Directive, (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (Order), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Israel

This document does not constitute a prospectus under the Securities Law and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks; portfolio managers, investment advisors, members of the TASE, underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors and up to additional 35 non-qualified investors in a 12 month period. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum and are aware of the meaning of some and agree to it.

Canada

The Ordinary Shares sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Ordinary Shares may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Other Relationships

The underwriters and their respective affiliates in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They may in the future receive customary fees and commissions for these transactions. Except for services provided in connection with this offering, none of the underwriters have provided any financing, investment and/or advisory services to us during the 180 day period preceding the filing of the registration statement related to this offering, and as of the date of this prospectus, we do not have any agreement or arrangement with any of the underwriters to provide any of such services during the 90 day period following the effective date of the registration statement related to this offering.

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EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the ADSs and warrants by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$3,310.02
Nasdaq listing fee	$37,000
FINRA filing fee	$2,000
Transfer agent fees and expenses	$35,300
Printer fees and expenses	$40,000
Legal fees and expenses	$490,000
Accounting fees and expenses	$170,000
Miscellaneous	$23,389.08
Total	$800,000

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Eitan Mehulal & Sadot, Herzliya, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York and Meitar Liquornik Geva Leshem Tal, Ramat Gan, Israel.

EXPERTS

The financial statements as of December 31, 2017 and 2016 and for the years then ended included in this prospectus have been so included in reliance upon the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1h to the financial statements and an explanatory paragraph relating to the company changing its revenue recognition accounting policy effective January 1, 2017 to conform with IFRS 15 – “Revenue from Contracts with Customers”) of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Eitan Mehulal & Sadot, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
●	the judgment is final and is not subject to any right of appeal;
●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;
●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

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●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;
●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of the ADSs and warrants. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.safe-t.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

111

SAFE-T GROUP LTD.

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2017

F-1

Report of Independent Registered Public Accounting Firm

To the shareholders of Safe-T Group Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Safe-T Group Ltd. and its subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2017, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2017 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1(j) to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1(j). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

As discussed in Note 2(r) to the consolidated financial statements, the Company changed the manner in which it accounts for revenues from contracts with customers in 2017.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management and board of directors. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management and the board of directors, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
May 9, 2018

We have served as the Company’s auditor since 2013.

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

F-2

SAFE-T GROUP LTD.

CONOSLIDATED BALANCE SHEETS

	Note	December 31, 2017	December 31, 2016
		U.S. dollars in thousands
A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	4	3,514	1,311
Restricted deposit		93	44
Accounts receivable:
Trade	5	644	144
Other		224	107
		4,475	1,606
NON-CURRENT ASSETS:
Property, plant and equipment, net		165	70
Restricted deposit		-	13
Goodwill	6	523	523
Intangible assets, net	6	764	1,015
		1,452	1,621
TOTAL ASSETS		5,927	3,227
CURRENT LIABILITIES:
Short-term loans from related party	21	-	63
Accounts payable and accruals:
Trade		178	44
Other	9	877	641
Contract liability		424	-
Deferred revenue		-	151
Liability in respect of the Israeli Innovation Authority		92	55
		1,571	954
NON-CURRENT LIABILITIES:
Derivative financial instruments – warrants	13,14	237	889
Contract liability		286	-
Deferred revenue		-	55
Liability in respect of anti-dilution feature	13	692	94
Liability in respect of the Israeli Innovation Authority		-	63
		1,215	1,101
COMMITMENTS	10
EQUITY:	13
Ordinary share capital		-	-
Share premium		28,494	22,220
Other equity reserves		12,583	11,624
Accumulated deficit		(37,936)	(32,672)
TOTAL EQUITY		3,141	1,172
TOTAL EQUITY AND LIABILITIES		5,927	3,227

The accompanying notes are an integral part of the consolidated financial statements.

F-3

SAFE-T GROUP LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

		Year ended
	Note	2017	2016
		U.S. dollars in thousands
REVENUES	15	1,096	843
COST OF REVENUES	15	583	512
GROSS PROFIT		513	331

OPERATING EXPENSES:
Research and development expenses	16	1,608	1,085
Selling and marketing expenses	17	4,051	2,892
General and administrative expenses	18	2,150	2,123
Listing expenses	1i	-	1,579

TOTAL OPERATING EXPENSES		7,809	7,679
OPERATING LOSS		(7,296)	(7,348)

FINANCE EXPENSES		(975)	(1,854)
FINANCE INCOME		2,959	282
FINANCIAL INCOME (EXPENSES), net	19	1,984	(1,572)
LOSS BEFORE TAXES ON INCOME		(5,312)	(8,920)
TAXES ON INCOME	8	1	2
NET LOSS FOR THE YEAR		(5,313)	(8,922)

BASIC AND DILUTED LOSS PER SHARE(IN DOLLARS)	20	(0.29)	(0.77)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

SAFE-T GROUP LTD.

CONOSLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

				Other
	Ordinary	Share	Accumulated	equity
	Shares	premium	deficit	reserves	Total

BALANCE AT JANUARY 1, 2016*	6	14,889	(23,750)	10,138	1,283
CHANGES IN THE YEAR 2016:
Reverse acquisition	(6)	1,868			1,862
Proceeds from issuance of shares net of issuance costs of $ 101 thousand		4,058			4,058
Share-based payment				1,818	1,818
Proceeds from private issuance of shares net of issuance costs of $ 185 thousand		1,071			1,071
Exercise of options		108		(106)	2
Expiry of options		226		(226)	-
Net loss for the year			(8,922)		(8,922)
BALANCE AT DECEMBER 31, 2016	-	22,220	(32,672)	11,624	1,172
ADJUSTMENTS DUE TO APPLICATION OF THE PROVISIONS OF IFRS 15**	-	-	49	-	49
BALANCE AT JANUARY 1, 2017	-	22,220	(32,623)	11,624	1,221
CHANGES IN THE YEAR 2017:
Exercise of options		543		(463)	80
Exercise of warrants		2,286			2,286
Share-based payment				1,318	1,318
Proceeds from private placement of shares net of issuance costs of $422 thousand		3,416		133	3,549
Expiry of options		29		(29)	-
Net loss for the year		-	(5,313)	-	(5,313)
BALANCE AT DECEMBER 31, 2017	-	28,494	(37,936)	12,583	3,141

*	Retrospective application of reverse acquisition, see note 1i.
**	Early application of IFRS 15, see note 2r

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SAFE-T GROUP LTD.

CONOSLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31,
	2017	2016
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the year	(5,313)	(8,922)
Adjustments required to reflect the cash flows from operating activities:
Effect of exchange rate differences on cash and cash equivalents balances	(251)	(25)
Gain from cancellation of options to a group of investors	-	(193)
Finance expenses in respect of financial liability to a group of investors	-	193
Recognition of day-one deferred loss	-	1,056
Listing expenses	-	1,545
Issuance expenses	242	-
Amortization of intangible assets	251	251
Depreciation	27	29
Change in financial liability at fair value through profit or loss	(1,981)	513
Share-based payment	1,318	1,818
Capital gain	(5)	-
	(399)	5,187

Changes in operating asset and liability items:
(Increase) decrease in trade receivables	(138)	468
Increase in other receivables	(117)	(83)
Increase (decrease) in trade payables	134	(46)
Increase (decrease) in other payables	236	(22)
Decrease in deferred revenue and contract liability	191	101
	306	418
Net cash used in operating activities	(5,406)	(3,317)

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted deposits	(36)	(13)
Proceeds from sale of property, plant and equipment	15	-
Purchase of property, plant and equipment	(132)	(39)
Net cash used in investing activities	(153)	(52)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash acquired from reverse acquisition	-	317
Issuance of shares and warrants, net of issuance expenses	-	4,072
Repayment to Israeli Innovation Authority	(26)	(17)
Payment of loans	(63)	-
Payment of financial liability at fair value through profit or loss	-	(1,056)
Private issuance, net of issuance costs (Note 13(b))	5,582	1,527
Proceeds from exercise of options and warrants	2,018	2
Payment of financial liabilities at amortized cost	-	(1,122)
Proceeds from financial liabilities and options to group of investors	-	870
Net cash provided by financing activities	7,511	4,593

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SAFE-T GROUP LTD.

CONOSLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31,
	2017	2016
	U.S. dollars in thousands

Increase in cash and cash equivalents	1,952	1,224
Effect of exchange rate differences on cash and cash	251	25
Cash and cash equivalents at beginning of year	1,311	62
Cash and cash equivalents at end of year	3,514	1,311

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Conversion of warrants into shares	348	-
Issuance of options to consultants	(133)	-

The accompanying notes are an integral part of the consolidated financial statements.

F-7

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	Safe-T Group Ltd. (formerly – Matarat Mizug Havarot Ltd., and hereinafter – the “Company”) was incorporated in Israel on October 22, 1989 as a private company, and is engaged in the development of information systems for organizations. In 2001, the Company became a public company and listed its shares on the Tel Aviv Stock Exchange (“TASE”). In 2010, the Company’s operations were sold. Since then and up until June 2016, the Company has been operating as a “shell company” having no significant business activity other than management of the Company’s administrative functions. On June 23, 2016, the Company’s name was changed from Matarat Mizug Havarot Ltd. to Safe-T Group Ltd.

b.	Safe-T Data A.R. Ltd (hereinafter – “Safe-T”) is engaged in the development and marketing of a comprehensive solution for secure and safe data transfer, through two main products – Secure Data Exchange (formerly Safe-T Box) and Secure Data Access (formerly RSAccess). The solution allows organizations to benefit from improved productivity and effectivity, enhanced security and higher level of compliance with regulatory requirements relating to information security.

c.	On December 24, 2015, the Tel-Aviv-Jaffa District Court issued a ruling in Liquidation Case no. 31184-03-15, approving a composition with creditors in accordance with Section 350 to the Companies Law, between the Company and its shareholders on the one hand, and the Company’s creditors on the other hand (hereinafter – the “Composition with Creditors”). The Composition with Creditors approved Mr. Kfir Zilberman’s proposal (hereinafter – the “Investor”) to acquire the control in the Company as a “shell company” with no business activity and no assets and liabilities, in consideration for a cash payment to the Composition with Creditors’ account and the issuance of shares to the Investor and/or anyone acting on his behalf.

d.	In March 2016, a merger agreement (hereinafter – “the Merger” or the “Merger Transaction”) was signed between Safe-T Group and Safe-T which was closed on June 15, 2016 (hereinafter – the “Merger Date”). Under the Merger Transaction, Safe-T’s shareholders sold to the Company all of their holdings in Safe-T by way of share exchange. Safe-T’s shareholders were to constitute 67% of the Company’s share capital on a fully diluted basis prior to the change in share capital caused by the exercise of the warrants relating to capital raising as described below.

e.	On April 5, 2016, the Company announced that it complied with the definition of a “shell company,” as defined in the amendment to the Rules and Regulations of the TASE (as published on March 28, 2016), and in accordance with the guidelines of the Israel Securities Authority. On April 10, 2016, in view of the finalization of the Composition with Creditors, the Company requested the Israel Securities Authority to resume trading of its shares. On June 21, 2016, following the approval of its request, the Company’s shares were reinstated into the TASE’s primary list.

f.	On May 9, 2016, the Company filed a supplementary prospectus by way of public offering and a rights issuance prospectus. On June 7, 2016, the Company completed the issuance of rights at the total amount of approximately $380 thousand. On June 8, 2016 the Company raised approximately $4.2 million from the public. In the process, the Company incurred issuance costs of $101 thousand.

The Merger Transaction was completed on June 15, 2016, such that all conditions precedent set in the Merger were met. As a result, Safe-T Group and Safe-T were merged such that Safe-T Group holds all share capital and voting rights of Safe-T, which became its fully-owned subsidiary, and is essentially a holding company, of Safe-T and its subsidiaries (RSAccess Ltd. and Safe-T USA Inc.) (hereinafter – “RSAccess” and “Safe-T Inc.”). RSAccess was merged to Safe-T on in September 2017 and ceased to exist. See Also Note 1h.

F-8

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 1 - GENERAL (continued):

g.	The following was carried out as part of the finalization of the Merger Transaction:

1)	The Company issued 8,626,761 ordinary shares to all shareholders of Safe-T against 22,915,980 Safe-T shares, which were previously held by the aforementioned Safe-T shareholders (constituting 100% of the issued share capital of Safe-T). The Company has also issued – as part of an options plan – 1,496,725 options to all holders of Safe-T’s options, which were listed as offerees in the prospectus. Those options were issued in lieu of 3,975,875 options held by these option holders immediately before the Merger was concluded. Subsequent to the issuance of Company options in lieu of those options, Safe-T has no remaining options. The shares and options issued to Safe T’s shareholders and option holders constitute approximately 67% of the Company’s share capital, excluding the warrant series issued to the public, as set out in the Merger Transaction (including the exchange ratio adjustment mechanism), which is described in detail in note 14b.

2)	The Company repaid the financial liabilities at amortized cost and its financial liabilities at fair value through profit or loss, amounting to $2,178 thousand, see note 14c for further details.

h.	On February 2, 2017, the Company’s general meeting approved the merger of RSAccess into Safe-T. The Tax Authority approved the merger as a tax-exempt merger, subject to certain conditions. In September 2017, the merger was approved by the Registrar of Companies and RSAccess ceased to exist. The assets and liabilities of RSAccess, including a debt of approximately 242 thousand NIS (approximately $69 thousand) to the Company’s controlling shareholder, was transferred to Safe-T, and RSAccess entered into voluntary liquidation.

i.	The consolidated financial statements include Safe-T Group’s and Safe-T’s financial statements. Although legally the Company is the entity, which acquired the shares, since Safe-T’s shareholders gained control over the Company, Safe-T is the accounting acquirer and therefore the transaction was accounted for using the reverse acquisition method.

Accordingly, the assets and liabilities of Safe-T Group (the accounting acquiree) were recognized in the consolidated financial statements according to their carrying amounts immediately before the transaction. The consideration for this acquisition, amounting to $1,862 thousand, was determined based on the value of Safe-T Group’s (the accounting acquiree) equity instruments on the day on which the transaction was finalized. The excess of the consideration over the carrying amounts of Safe-T Group’s assets and liabilities, amounting to $1,545 thousand, was recorded as “listing expenses” in the statement of operations in the year ended December 31, 2016. In addition to the excess of the consideration referred to above, additional transaction costs of approximately $34 thousand were charged to the “listing expenses” line item in the statement of operations.

j.	Going concern

The Company has incurred losses and most of its activities are funded by its shareholders. Therefore, the continuation of the Company’s activities is conditional upon its obtaining additional funding until it achieves profitability. The Company monitors its cash flow projections on a current basis and takes active measures to obtain the funding it requires to continue its operations. These cash flow projections are subject to various risks and uncertainties concerning their fulfilment. These factors and the risk inherent in the Company’s operations raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the Company is unsuccessful in commercializing its products and raising capital, it may need to reduce activities, curtail or cease operations.

F-9

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Basis of presentation of financial statements:

1)	The financial statements of the Company as of December 31, 2017 and 2016 and for the years ended on December 2017 and 2016 are in compliance with International Financial Reporting Standards (hereinafter – “IFRS”), and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

In connection with the presentation of these financial statements, the following should be noted:

a)	The significant accounting policies described below have been applied consistently to all the years presented, unless otherwise stated.

b)	The financial statements have been prepared under the historical cost convention, as modified by the revaluation of financial liabilities (including derivatives) at fair value through profit or loss, which are presented at fair value.

c)	The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires the Company’s management to exercise its judgment in the process of applying the Company’s accounting policies.

d)	The Company has decided to early adopt IFRS 15 “Revenue from Contracts with Customers” (hereinafter – “IFRS 15”) since July 1, 2017, with the cumulative effect at January 1, 2017. For further information see also Note 2r.

2)	The Company analyzes the expenses recognized in the statement of operations using the classification method based on the functional category to which the expense belongs.

b.	Consolidated financial statements

Subsidiaries

Subsidiaries are all entities over which the Company has control. The Company controls an entity when the Company is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Company. They are deconsolidated from the date that control ceases.

Intercompany balances and transactions, including income and expenses on transactions between The Company’s subsidiaries are eliminated.

The accounting policy applied by the subsidiaries is consistent with the accounting policy adopted by the Company

c.	Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker in the Company, who is responsible for allocating resources and assessing the performance of the operating segments. The Company has one operating segment. Entity wide disclosures are provided in note 22.

F-10

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

d.	Translation of foreign currency balances and transactions:

1)	Functional and presentation currency.

Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (hereinafter – the “Functional Currency”). The consolidated financial statements of the Company are presented in U.S. dollars, which is the Company’s Functional Currency.

2)	Transactions and balances

Transactions made in a currency which is different from the functional currency (hereinafter – “Foreign Currency”) are translated into the Functional Currency using the exchange rates prevailing at the dates of the transactions or valuations where the items are re-measured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at the end-of-year exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit or loss as finance income (expense).

e.	Cash and cash equivalents

Cash and cash equivalents include cash in hand, short-term bank deposits and other short-term highly liquid investments with original maturities of three months or less, which are subject to insignificant risk of changes in value.

f.	Restricted deposits

Restricted deposits include cash deposits, which are pledged against a bank guarantee relating to lease agreements and credit cards. The classification of the restricted deposits as current or non-current assets depends on the date on which the deposit matures.

g.	Trade receivables

The trade receivable balance represents the unconditional right to consideration because only the passage of time is required before the payment is due from Company customers for licenses granted or services rendered in the ordinary course of business. If collection is expected within one year or less, trade receivables are classified as current assets. If not, trade receivables are presented as non-current assets.

Trade receivables are recognized initially at fair value and subsequently measured at amortized cost using the effective interest method, less provision for doubtful accounts (hereinafter – “Provision for Impairment” or “Provision for Doubtful Accounts”), see note 5.

h.	Goodwill

Goodwill arising from a business combination represents the excess of the overall amount of the consideration transferred, the amount of any non-controlling interests in the acquired company over the net amount as of acquisition date of the identifiable assets acquired and the liabilities assumed.

Impairment reviews of the cash-generating-unit (hereinafter – “CGU”) to which goodwill was allocated are undertaken annually and whenever there is any indication of impairment of a CGU. The carrying amount of the Company’s assets (which constitutes a single CGU), including goodwill, is compared to its recoverable amount, which is the higher of value in use and the fair value less costs to sell. Any impairment loss is allocated to reduce the carrying amount of the Company’s assets at the following order: first to reduce the carrying amount of any goodwill allocated to a CGU and subsequently to the remaining assets of the Company, which fall within the scope of IAS 36, on a proportionate basis based on the carrying amount of each Company asset.

Any impairment loss is recognized immediately in profit or loss and is not subsequently reversed. As of December 31, 2017 and 2016, the Company did not record impairment of goodwill. For further details see note 6.

F-11

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

i.	Intangible assets:

1)	Research and development

Through December 31, 2017 and 2016, the Company has not met the criteria for capitalizing research and development expenses as intangible assets, and accordingly, no asset has so far been recognized in the financial statements in respect of capitalized research and development expenses. Consequently, the research and development expenses of the Company are fully recognized as incurred.

2)	Contractual customer relationships

Contractual customer relationships acquired in a business combination are recognized at fair value at the acquisition date. The contractual customer relationships have a finite useful life and are carried at cost net of accumulated amortization. Amortization is classified to selling and marketing expenses and is calculated for 6 years using the straight-line method over the expected useful life of the customer relationships.

3)	Technology

The technology acquired as part of the business combination is an innovative data security product, which is a supplementary product to various other products such as Firewall, applications, Sharepoint, etc. The technology has a finite useful life and it is carried at cost net of accumulated amortization. The amortization is classified to cost of revenues and is calculated for 8 years using the straight-line method over the technology’s useful life.

j.	Impairment of non-monetary assets

An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less selling costs and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels of identifiable cash flows (CGUs). As mentioned above, the Company constitutes a single CGU. Non-monetary assets, other than goodwill, that were impaired are reviewed annually for possible reversal of the impairment recognized at each statement of financial position date. The Company did not record any impairment charges during the years ended December 31, 2017 and 2016.

k.	Government grants

During the first quarter of 2015, the Israeli Innovation Authority (hereinafter – the “IIA”) approved the Company’s participation in an IIA grants scheme pertaining to the participation in research and development performed by Safe-T (hereinafter – “IIA Grants”), which fall into the scope of “forgivable loans” as defined in IAS 20 – “Accounting for Government Grants and Disclosure of Government Assistance” (hereinafter – “IAS 20”).

IIA Grants are recognized in accordance with IAS 39 – “Financial Instruments: Recognition and Measurement” (hereinafter – “IAS 39”). If on the date on which the right for the IIA Grants is established (hereinafter – “Entitlement Date”) the Company’s management concludes that there is no reasonable assurance that the IIA Grants to which entitlement has been established (hereinafter – the “Received Grant”), will not be repaid, the Company recognizes a financial liability on that date, which is accounted for under the provisions of IAS 39 regarding financial liabilities measured at amortized cost.

F-12

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

l.	Financial assets and liabilities:

1)	Classification

The Company classifies its financial assets as loans and receivables. The classification is determined, among other things, in accordance with the purpose for which the financial assets were acquired. The Company’s management determines the classification of the financial assets upon initial recognition.

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They are included in current assets, except for maturities longer than 12 months after the statement of financial position date. These are classified as non-current assets. The Company’s loans and receivables are presented among “accounts receivable,” “restricted deposits” and “cash and cash equivalents” in the statement of financial position (see also sections e, f and g above).

2)	Recognition and measurement

Financial assets, which are initially measured at fair value, including any transaction costs, are measured in subsequent periods at amortized cost using the effective interest method. Financial assets, which are measured at fair value through profit or loss are initially measured at fair value and the transaction costs are carried to the statement of operations. For information on the method used to measure the fair value of the Company’s financial instruments, see note 3.

3)	Impairment of financial assets - financial assets measured at amortized cost

The Company assesses at the end of each reporting period whether there is objective evidence that a financial asset or group of financial assets is impaired. A financial asset or a group of financial assets is impaired and impairment losses are incurred only if there is objective evidence of impairment as a result of one or more events that occurred after the initial recognition of the asset (hereinafter – a “Loss Event”) and that Loss Event (or events) has an impact on the estimated future cash flows of the financial asset or group of financial assets that can be reliably estimated.

Where objective evidence for impairment exists, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not yet been incurred) discounted at the financial asset’s original effective interest rate (i.e., the effective interest rate computed for the asset upon initial recognition). The asset’s carrying amount is reduced and the amount of the loss is recognized in the statements of operations.

If the amount of impairment loss in a subsequent period decreases, and this decrease may be attributed to an objective event that took place after the impairment was recognized (like improved credit rating of the borrower), reversal of the previously recognized impairment loss is recorded in the statements of operations.

The Company does not test impairment of groups of customers due to immateriality.

m.	Derivatives and embedded derivatives

The Company accounts for warrants with an exercise price denominated in NIS, and anti-dilution features, as derivatives (see above). The warrants are measured at fair value (level 1) in accordance with their quoted price. Changes are recorded to profit or loss on a periodic basis. The anti-dilution features are measured at fair value (level 3) as reflected in a valuation carried out as of the date of the transaction. Changes are recorded to profit or loss on a periodic basis.

F-13

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

Derivatives, which are embedded in financial instruments or in any other host contract, which are comprised of the anti-dilution feature and warrants, are bifurcated from the host contract if and only if (a) their economic characteristics and risks are not closely related to the economic characteristics and risks of the host contract, (b) a separate instrument with the same terms as the embedded derivative would meet the definition of derivative, and (c) the hybrid instrument in its entirety (including the embedded derivative) is not measured at fair value through profit or loss.

Changes in the fair value of such embedded derivatives that were bifurcated as above, are recorded as income (expense) in the statements of profit or loss.

n.	Trade payables

Trade payables are the Company’s obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

Trade payables are recognized initially at fair value.

o.	Current and deferred income taxes

The tax expenses for the reported years comprise current and deferred taxes. Taxes are recognized in the statement of operations, except to the extent that they relate to items recognized directly in equity. In that case, the tax is also recognized in equity.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the statement of financial position date in the countries where the Company operates and generates taxable income. The Company’s management periodically evaluates the tax aspects applicable to its taxable income based on the relevant tax laws and makes provisions in accordance with the amounts payable to the ITA.

Deferred income tax is provided using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements.

However, deferred income tax liabilities are not accounted for if they arise from initial recognition of goodwill. Also, deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the statement of financial position date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

The Company does not provide deferred income tax on temporary differences arising from investments in subsidiaries, since the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

F-14

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

p.	Employee benefits:

1)	Severance pay and pension obligations

A defined contribution plan is a post-employment benefits scheme under which group companies pay fixed contributions into a separate and independent entity. The Company has no legal or constructive obligation to pay further contributions if the fund does not hold sufficient assets to pay all employees the benefits relating to employee service in the current and prior periods.

The Company’s severance pay and pension obligations are generally funded through payments to insurance companies or trustee-administered funds. Under their terms, the said pension plans meet the criteria for defined contribution plan as above.

2)	Vacation and recreation pay

Every employee is legally entitled to vacation and recreation benefits, which are computed on an annual basis. This entitlement is based on the term of employment. The Company charges a liability and expense due to vacation and recreation pay, based on the benefits that have been accumulated for each employee.

Since the Company expects that the benefit arising from vacation pay will be fully settled within 12 months of the end of the reporting period in which the employees provide the relating services, the liability in respect of this benefit is measured in accordance with the additional amount, which the Company expects to pay for unutilized vacation benefits accrued at the end of the reporting period.

3)	Severance pay

Severance pay is paid when an employee is terminated by the Company before the normal retirement date, or when an employee had agreed to accept voluntary redundancy in exchange for these benefits. The Company recognizes severance pay liabilities at the earlier of:

●	when the entity can no longer withdraw the offer of those benefits; and

●	when the entity recognizes costs for a restructuring in the scope of IAS 37 that includes the payment of severance benefits.

q.	Share based payment

The Company operates a number of equity-settled, share-based compensation plans, under which the Company receives services from employees as consideration for equity instruments (options) of the Company. The fair value of the employee services received in exchange for the grant of the options is recognized as an expense. The total amount to be expensed is determined by reference to the fair value of the options granted excluding the impact of any service and non-market performance vesting conditions. The total expense is recognized over the vesting period, which is the period over which all of the specified vesting conditions are to be satisfied.

In addition, in some circumstances employees may provide services in advance of the grant date and therefore the grant date fair value is estimated for the purposes of recognizing the expense during the period between service commencement period and grant date.

F-15

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

At the date of each statement of financial position, the Company revises its estimates of the number of options that are expected to vest based on the non-market vesting conditions. It recognizes the impact of the revision to original estimates, if any, in the statement of operations, with a corresponding adjustment to equity.

When the options are exercised, the Company issues new shares. The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and share premium.

For plans that include conditions that are not vesting conditions, any relating expenses are immediately recognized in the statement of operations. When the Company revises the conditions of an equity-settled grant, the Company recognizes an additional expense, in excess of the original expense calculated for every such revision that increases the overall fair value of the granted benefit or benefits the other service provider, based on the fair value at the time of revision.

r.	Revenue recognition

Accounting policy for the year ended December 31, 2017 under IFRS 15

A.	General

The Company has decided to early adopt IFRS 15 from January 1, 2017 (hereinafter – the “date of initial application”), whereas revenues recognized in 2016 were accounted for according to the provisions of IAS 18 “Revenue”. The early adoption of IFRS 15 by the Company was done pursuant to the transitional provision that enables the recognition of the accumulated impact of adoption as an adjustment of the opening balance of retained earnings as of January 1, 2017 (also known as the modified retrospective approach).

The Standard replaces the guidelines that were in effect through January 1, 2017 regarding revenue recognition and presents a new single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The Standard provides two approaches to revenue recognition: one point in time or over time. The model framework consists of five steps for analyzing transactions to determine the timing and amount of revenue recognition.

1)	Identify the contract with the customer.

2)	Identify the separate performance obligations in the contract.

3)	Determine the transaction price.

4)	Allocate the transaction price to each of the performance obligations in the contract.

5)	Recognize revenue as each performance obligation is satisfied, while making a distinction between satisfying an obligation on a certain date and satisfying an obligation over time.

In addition, the standard provides new and more extensive disclosure requirements to those that exist today, which are provided in notes 15 and 22.

F-16

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

B.	Accounting for perpetual and term licenses of software

The main impact which the Standard had on the Company’s financial statements is the timing of recognition of revenue in respect of the license component in transactions for the sale of fixed-term license contracts. Pursuant to the Standard, the Company’s promise to the customer in granting a license is to provide a right to use the entity’s intellectual property as intellectual property exists (in terms of form and functionality), at the point in time at which the license is granted to the customer. This means that the customer can direct the use of, and obtain substantially all of the remaining benefits from, the license at the point in time at which the license transfers.

Therefore, revenue in respect of the license component in such transactions shall be recognized at the time at which the license granted to the customer.

The total accumulated impact of the early adoption of the Standard as of the date of initial application is a $49 thousand decrease in the accumulated deficit balance, which related solely to term licenses for which revenue was recorded earlier when compared to the previous policy.

The timing for the remaining performance obligations remained unchanged – see below.

C.	Presentation of revenue and revenue related balances

The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company controls the specified goods or services before the transfer to its customers. In determining this, the Company follows the accounting guidance for principal-agent considerations. This determination involves judgment and is based on an evaluation of the terms of each arrangement, considering the party that is primarily responsible in the arrangement, whether it bears inventory risk and whether it determines the prices charged to the customers. When an entity that is a principal satisfies a performance obligation, the entity recognizes revenue in the gross amount of consideration to which it expects to be entitled in exchange for the goods or services transferred.

Sales to resellers are recognized on a net basis which means that the reseller are considered the ultimate customer in such arrangements.

Revenue is recognized net to Value Added Tax.

Commencing January 1, 2017, the Company recognized obligations in respect of sale contracts at the total amount equal to the total amount of transactions invoiced, net of transactions in respect of which revenues were recognized.

D.	Allocation of revenue to multiple performance obligations

The Company allocates revenue to licenses, post contract Customer Support and Professional Services on a relative stand-alone selling price basis, except in cases in which a stand-alone selling price of an individual performance obligation is highly uncertain or variable, in which case the residual method is used.

F-17

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

E.	Other insignificant impacts

Other impacts arising from the application of IFRS 15 are: (1) adjusting the amount of consideration that has been promised to reflect the effect of a significant financial component, if the Company expects, at inception, that the period between the performance of the obligations (transfer of license or rendering a service to the customer) and the associated payment is expected to exceed one year; (2) recognizing the incremental costs of obtaining the contact, which will be amortized over the initial period of contract or over the expected period of engagement with the customer, as appropriate under the relevant circumstances. Nevertheless, these impacts are negligible as of the date of the initial application of IFRS 15 and for the year ended December 31, 2017.

F.	Election of certain practical expedients

The Company has also elected to apply the following practical expedients in connection with the application of IFRS 15:

1)	IFRS 15 was applied only to contracts that were not completed as of the date of the initial application.

2)	Where the asset that would be recognized as a result of capitalizing the cost of obtaining a contract would be amortized over one year or less, the Company shall expense those costs when incurred.

3)	For contracts in which, at inception, the period between the performance of the obligations (transfer of goods or service to the customer) and the associated payment is expected to be one year or less, the Company does not account for the effect of a significant financing component.

Accounting policy for the year ended December 31, 2016 under IAS 18

Under IAS 18, through December 31, 2016 inclusive, the Company’s revenues were measured at the fair value of the consideration received or receivable for the sale of goods and services in the ordinary course of the Company’s activities. Revenue is shown net of value-added tax, returns, rebates and discounts and after eliminating sales between subsidiaries of the Company.

1)	Revenue from perpetual and term licenses of software

The Company recognized revenue from the sale of perpetual software licenses when all of the following conditions were met: the license was delivered to the client; the amount of revenue can be reliably measured; it is probable that future economic benefits will flow to the Company; and the costs incurred or to be incurred in respect of the transaction can be measured reliably.

The Company recognized revenue from software licensing for a limited period on a straight-line basis over the licensing period.

2)	Revenue from provision of services

Revenue from provision of maintenance and support services was recognized on a straight-line basis over the service provision period. Any consideration received prior to the provision of the service is deferred at the time of receipt thereof and recognized in the statement of operations on a straight-line basis over the service provision period.

F-18

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

Revenues from transactions that include professional services rendered to the Company’s customers is recognized only when the development was delivered to the customer or the provision of service had been completed, the amount of revenue can be reliably measured; it is probable that future economic benefits will flow to the Company; and the costs incurred or to be incurred in respect of the transaction can be measured reliably.

3)	Multiple-element transactions

Revenue from multiple-element sale agreements, which include a number of components such as a license and support services and which do not include a general right of return, is allocated into separate accounting units and recognized separately for each accounting unit. An element constitutes a separate accounting unit if and only if it has a standalone value for the customer. In addition, there should be reliable and objective evidence of the fair value of those elements of the transaction that have not yet been delivered.

The license element within a multiple element sale is measured using the marginal method, as this is one of those limited circumstances where no stand-alone selling price observable and no suitable methods for estimating the stand-alone selling price exist.

Elements, which were not considered to be separate accounting units since they do not meet the conditions specified above, are grouped into a single accounting unit. Revenue from the various accounting units is recognized when the revenue recognition criteria are met with respect to all the elements of the accounting unit based on their specific type and only up to the amount of the consideration that is not contingent on completion or performance of the other elements in the contract.

Where a discount was given as part of the transaction, the Company allocated the whole discount amount to the license element.

4)	Gross verses net revenue reporting

The Company reported its revenue on a gross basis since it acts as the principal supplier and is the primary obligor in transactions with Company customers. Also, the Company has latitude to set the price of its transactions and bears the risks and benefits arising from a transaction, including the credit risk. In cases where the Company acts as an agent or a broker without bearing the risks and benefits arising from the transaction, it presents its revenue on a net basis.

s.	Loss per share

Basic loss per share is calculated by dividing net loss attributable to holders of ordinary Company shares by the weighted average number of ordinary shares in issue during the period, excluding treasury shares.

When calculating the diluted loss per share, the Company adjusts the loss attributable to holders of ordinary shares and the weighted average number of shares in issue, to reflect the effect of all potentially dilutive ordinary shares, as follows:

The Company adds to the weighted average number of shares in issue that was used to calculate the basic loss per share the weighted average of the number of shares to be issued assuming the all shares that have a potentially dilutive effect would be converted into shares, and adjusts net loss attributable to holders of ordinary Company shares to exclude any profits or losses recorded during the year with respect to potentially dilutive shares.

F-19

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

The potential shares, as above, are only taken into account in cases where their effect is dilutive (reducing the earnings per share or increasing the loss per share).

When calculating the loss per share the Company used the weighted average of Safe-T’s shares up until the date of completion of the Merger Transaction, multiplied by the exchange ratio set for the transaction, as described in note 1i.

The number of shares used to calculate the loss per share as from the date of the transaction and thereafter is the weighted average number of Company shares. As to the agreement between Safe-T Group and Safe-T shareholders of June 2016, see note 14.

t.	New international financial reporting standards, amendments and interpretations to existing standards:

Standards, amendments and interpretations to existing standards that are not yet effective and have not been early adopted by the Company:

1)	IFRS 9 – “Financial Instruments” (hereinafter – “IFRS 9” or “the Standard”)

IFRS 9 addresses the classification, measurement and recognition of financial assets and financial liabilities. The complete version of IFRS 9 was issued in July 2014. It replaces the guidance in IAS 39 that relates to the classification and measurement of financial instruments.

IFRS 9 retains but simplifies the mixed measurement model and establishes three primary measurement categories for financial assets: amortized cost, fair value through other comprehensive income and fair value through profit and loss. The basis of classification depends on the entity’s business model and the contractual cash flow characteristics of the financial asset. Investments in equity instruments are required to be measured at fair value through profit or loss with the irrevocable option at inception to present changes in fair value in other comprehensive income not recycling.

The standard presents a new model for impairment of financial assets. The new model is based on expected credit losses and it replaces the incurred loss impairment model used in IAS 39.

For financial liabilities, there were no changes to classification and measurement except for the recognition of changes in own credit risk in other comprehensive income, for liabilities designated at fair value through profit or loss.

IFRS 9 will be effective retrospectively for annual periods beginning on or after January 1, 2018, taking into account the reliefs specified in the transitional provisions of IFRS 9. The Company’s assessed that the impact of IFRS 9 on the financial statements is immaterial.

2)	IFRS 15 - “Revenue from Contracts with Customers” (hereinafter – “IFRS 15” or “the Standard”) – see note 2r above.

F-20

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

3)	IFRS 16 – “Leases” (hereinafter – “IFRS 16”)

IFRS 16 will replace upon first-time implementation the existing guidance in IAS 17 “Leases” (hereinafter – “IAS 17”). The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases, and is expected to have material impact mainly on the accounting treatment applied by the lessee in a lease transaction.

IFRS 16 changes the existing guidance in IAS 17 and requires lessees to recognize a lease liability that reflects future lease payments and a “right-of-use asset” in all lease contracts (except for the following), with no distinction between financing and capital leases. IFRS 16 exempts lessees in short-term leases or the when underlying asset has a low value.

IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently.

IFRS 16 also changes the definition of a “lease” and the manner of assessing whether a contract contains a lease.

IFRS 16 will be effective retrospectively for annual periods beginning on or after January 1, 2019, taking into account the reliefs specified in the transitional provisions of IFRS 16. Under the provisions of IFRS 16, early adoption is permitted only if IFRS 15 has also been applied. The Company is assessing the expected impact of IFRS 16 on its consolidated financial statements.

4)	IFRIC 23, Uncertainty Over Income Tax Treatments

IFRIC 23 clarifies how to apply the recognition and measurement requirements of IAS 12 for uncertainties in income taxes. According to IFRIC 23, when determining the taxable profit (loss), tax bases, unused tax losses, unused tax credits and tax rates when there is uncertainty over income tax treatments, the entity should assess whether it is probable that the tax authority will accept its tax position. Insofar, as it is probable that the tax authority will accept the entity’s tax position, the entity will recognize the tax effects on the financial statements according to that tax position. On the other hand, if it is not probable that the tax authority will accept the entity’s tax position, the entity is required to reflect the uncertainty in its accounts by using one of the following methods: the most likely outcome or the expected value. IFRIC 23 clarifies that when the entity examines whether or not it is probable that the tax authority will accept the entity’s position, it is assumed that the tax authority with the right to examine any amounts reported to it will examine those amounts and that it has full knowledge of all relevant information when doing so. Furthermore, according to IFRIC 23 an entity has to consider changes in circumstances and new information that may change its assessment. IFRIC 23 also emphasizes the need to provide disclosures of the judgments and assumptions made by the entity regarding uncertain tax positions.

IFRIC 23 is effective for annual reporting periods beginning on or after January 1, 2019.

F-21

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT:

a.	Financial risk management

Financial risk factors

The Company’s activities expose it to a variety of financial risks: credit risk and liquidity risk. The Company’s overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company’s financial performance.

Risk management is carried out by the Company’s finance department in accordance with a policy approved by the Board of Directors. The Company’s finance department identifies, evaluates and hedges the financial risks. The Board of Directors provides written principles for the overall management of the risks.

1)	Credit risks

Most of the Company’s credit risks arise from short-term deposits and trade receivables. The Company mitigates the risk by ensuring it has sufficient funds to meet its needs and by selling to customers of high credit quality.

No credit limits were exceeded in 2017, and management does not expect any losses from non-performance by these counterparties beyond those that have already been recognized.

2)	Foreign exchange risk

The Company operates internationally and is exposed to foreign exchange risk arising from foreign currency transactions, primarily with respect to the NIS. Foreign exchange risk arises from future commercial transactions, recognized assets and liabilities denominated in foreign currency.

The Company hedges and minimizes the foreign exchange risk by ensuring that the amounts of net current assets at a specific point in time correspond to the amount of current liabilities at that point in time.

3)	Liquidity risk

Prudent liquidity risk management requires maintaining sufficient cash and cash equivalents. The Company works to maintain sufficient cash and cash equivalents, taking into account forecasts as to the cash flows required to fund its activities, in order to minimize the liquidity risk to which it is exposed.

Cash flow forecasting is performed by the Company’s finance department on a consolidated basis. The Company monitors rolling forecasts of the Company’s liquidity requirements to ensure it has sufficient cash to meet operational needs. Surplus cash held by the operating entities of the Company over and above the balance required for working capital management are invested in interest bearing current accounts and time deposits, choosing instruments with appropriate maturities or sufficient liquidity to provide sufficient headroom as determined by the abovementioned forecasts.

The table below analyzes non-derivative financial liabilities into relevant maturity groupings based on the remaining period at statement of financial position date to the contractual maturity date. Derivative financial liabilities are included in the analysis if their contractual maturities are essential for an understanding of the timing of the cash flows. The amounts disclosed in the table are the contractual undiscounted cash flows.

F-22

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (continued):

	Less than one year	Between one to two years
	U.S. dollars in thousands
Balance as of December 31, 2017:
IIA liability (*)	92	-
Trade payables and other payables	1,055	-
	1,147	-

Balance as of December 31, 2016:
IIA liability	55	63
Trade payables and other payables	685	-
Loan from related party	63	-
	803	63

(*)	The decrease in the IIA liability for the year ended December 31, 2017 results primarily from payments to the IIA.

b.	Fair value estimation

The table below analyzes financial instruments carried at fair value, by valuation method. The different levels have been defined as follows:

●	Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1).

●	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2).

●	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (level 3).

Level 1 financial instruments:

The Company has a financial liability in respect of derivative financial instruments – warrants – which is measured at fair value through profit or loss. As of December 31, 2017 and 2016 the amounts of the liabilities are $176 thousand and $889 thousand, respectively.

The fair value of financial instruments traded in active markets is based on quoted market prices at the statement of financial position date. A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service, or regulatory agency, and those prices represent actual and regularly occurring market transactions on an arm’s length basis.

F-23

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (continued):

Level 3 financial instruments:

The Company has several financial liabilities measured at fair value through profit or loss, which meet the level 3 criteria as of December 31, 2017 and 2016.

The following table presents the changes in level 3 instruments for the 2017 and 2016:

	Anti-dilution feature	Non Traded Warrants	Total
	U.S. dollars in thousands
Balance as of January 1, 2017	94	-	94
Initial recognition	315	1,958	2,273
Finance expenses (income)	283	(1,897)	(1,614)
Balance as of December 31, 2017	692	61	753
Total unrealized losses (gains) for the period included in profit or loss for liabilities held at December 31, 2017	283	(1,897)	(1,614)

	Anti-dilution feature	Options to group of investors	Bridge loan	Financing of issuance expenses	Total
	U.S. dollars in thousands
Balance as of January 1, 2016	-	-	*	*	*
Initial recognition	106	193	-	-	299
Finance expenses (income)	(12)	-	**800	**256	1,044
Settlement/cancellation	-	(193)	(800)	(256)	(1,249)
Balance as of December 31, 2016	94	-	-	-	94
Total unrealized gains for the period included in profit or loss for liabilities held at December 31, 2016	12	-	-	-	12

*	Represents an amount of less than $1 thousand.

**	Recognition of deferred initial loss at an amount equal to the cash amount paid by the Company at the time of completion the Merger Transaction. For details see note 14.

F-24

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (continued):

d.	Financial instruments

Loans and receivables
December 31, 2017	U.S. dollars in thousands
Assets:
Cash and cash equivalents	3,514
Trade receivable and other receivables (excluding prepaid expenses)	740
Restricted deposits	93
4,347

	Liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total
	U.S. dollars in thousands
Liabilities:
Trade payables and other payables	-	1,055	1,055
IIA liability	-	92	92
Liability in respect of anti-dilution feature	692	-	692
Derivative financial instruments – warrants	237	-	237
	929	1,147	2,076

Loans and receivables
December 31, 2016	U.S. dollars in thousands
Assets:
Cash and cash equivalents	1,311
Trade receivable and other receivables (excluding prepaid expenses)	215
Restricted deposits	57
1,583

	Liabilities at fair value through profit or loss	Other financial liabilities at amortized cost	Total
	U.S. dollars in thousands
Liabilities:
Trade payables and other payables	-	685	685
IIA liability	-	118	118
Loan from related party	-	63	63
Liability in respect of anti-dilution feature	94	-	94
Derivative financial instruments – warrants	889	-	889
	983	866	1,849

F-25

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (continued):

Assets and liabilities, which are not measured on a recurring basis at fair value, are presented at their carrying amount, which approximates their fair value.

d.	Valuation processes of the Company

Set forth below are details regarding the valuation processes of the Company:

1)	Financial liabilities at fair value through profit or loss – see notes 13 and 14.

2)	Warrants to group of investors as of December 31, 2017 – the Company used the Black-Scholes model, using the following principal assumptions: expected volatility of 64.91%, risk-free interest of 0.1%, expected term of 0.92 years. For details, see note 14.

3)	Anti-dilution feature – the Company used the binomial share price model for a period of 12 months, using the following principal assumptions: expected volatility between 52.53% – 56.45%, risk-free interest between 0.10% – 0.11%, expected term between 0.26 – 0.45 years and a 75% probability of capital raise during February – April 2017 and 90% probability of capital raise during April – June 2017.

4)	Options to employees and advisors – for details see note 12.

NOTE 4 - CASH AND CASH EQUIVAELNTS

As of December 31, 2017 and 2016, the balance of cash and cash equivalents was comprised of cash at bank.

NOTE 5 - ACCOUNTS RECEIVABLE – TRADE, net:

As of December 31, 2017 and 2016, the accounts receivable-trade balance comprises open accounts. Also, as of December 31, 2017 the Company has a doubtful debt in an amount that is not material, and as of December 31, 2016, the Company did not record a provision for doubtful accounts. The Company has no customers that exceed their credit terms.

F-26

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - INTANGIBLE ASSETS:

Composition of intangible assets is as follows:

	Cost				Accumulated amortization				Amortized
	Balance at	Additions	Retirements	Balance	Balance at	Additions	Retirements	Balance	balance
	beginning	during	during the	at end	beginning	during	during the	at end	December 31,
2017:	of year	the year	year	of year	of year	the year	year	of year	2017
	U.S. dollar in thousand
Technology	1,955	-	-	1,955	954	245	-	1,199	756
Contractual customer relations	38	-	-	38	24	6	-	30	8
Goodwill	523	-	-	523	-	-	-	-	523
	2,516	-	-	2,516	978	251	-	1,229	1,287

	Cost				Accumulated amortization				Amortized
	Balance at	Additions	Retirements	Balance	Balance at	Additions	Retirements	Balance	balance
	beginning	during	during the	at end	beginning	during	during the	at end	December 31,
2016:	of year	the year	year	of year	of year	the year	year	of year	2016
	U.S. dollar in thousand
Technology	1,955	-	-	1,955	709	245	-	954	1,001
Contractual customer relations	38	-	-	38	18	6	-	24	14
Goodwill	523	-	-	523	-	-	-	-	523
	2,516	-	-	2,516	727	251	-	978	1,538

F-27

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - INTANGIBLE ASSETS (continued):

Testing of goodwill impairment

As of December 31, 2017 and 2016, the recoverable amount of the Company, which constitutes a single cash generating unit, is calculated on the basis of its fair value less cost to sell of Company’s share. As of December 31, 2017 and 2016, the recoverable amount exceeded the Company’s equity.

NOTE 7 - INTERESTS IN OTHER ENTITIES:

Subsidiaries:

Set forth below are details regarding the Company’s subsidiaries as of December 31, 2017 and 2016:

Name of company	Principal place of business	Nature of business activities	Percentage held directly by the Company	Rate of shares held by the Company
			%
Safe-T Data A.R	Israel	Development of data security software	100	100

RSAccess*	Israel	Development of data security software	-	100

Safe-T USA Inc.	USA	Business development and sales in the USA	-	100

*	RSAccess completed its merger into Safe-T Data on September 2017, therefore the above rate is relevant only for December 31, 2016. For further details see note 14.

NOTE 8 - TAXES ON INCOME:

a.	Corporate taxation in Israel

The income of the Company and its Israeli subsidiary is taxed at the regular corporate tax rate which is 25% for 2016, and 24% for the year 2017.

b.	Tax assessments

The Company and Safe-T have open tax assessments as of 2013.

c.	Carryforward tax losses

Deferred tax assets in respect of carryforward tax losses are recognized in case that it is expected that the relating tax benefit would be realized against a future taxable income. The Company’s losses for tax purposes through Merger Date were written-off in accordance with the Tax Authority’s tax ruling, which approved the Merger.

Carryforward tax losses in Israel of the Company from the merger amount to $0.2 million and $0.3 million as of December 31, 2017 and 2016, respectively. Carryforward tax losses in Israel of Safe-T Data A.R amount to $15.8 million and $9.1 million as of December 31, 2017 and 2016, respectively. Carryforward tax losses in Israel of the RSAccess as of December 31, 2016 before it was merged to Safe-T and ceased to exist (see also Note 1h) amounted to $0.4 million. The Company did not recognize deferred taxes for these losses since their utilization is not expected in the foreseeable future.

F-28

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - TAXES ON INCOME (continued):

d.	Theoretical tax reconciliation

Following is a reconciliation of the theoretical tax expense, assuming all income is taxed at the regular tax rates applicable to companies in Israel (see section a above) and the actual tax expense:

	Year ended December 31, 2017		Year ended December 31, 2016
	%	US dollars in thousands	%	US dollars in thousands

Loss before taxes on income, as reported in the statement of operations	100	5,312	100	8,920
Theoretical tax saving on this profit or loss	(24)	(1,275)	(25)	(2,230)
Increase in taxes resulting from permanent differences - non-deductible expenses	1.56	83	14.14	1,261
Increase in taxes resulting from tax losses in the reported year for which deferred taxes were not recognized	22.46	1,193	10.88	971
Tax expenses	0.02	1	0.02	2

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUALS:

a.	Accounts payable - other:

	December 31,
	2017	2016
	U.S dollars in thousands
Employees and related institutions	558	280
Accrued expenses	319	361
	877	641

b.	The carrying amount of accounts payables, which are financial liabilities, is a reasonable approximation of their fair value since the effect of discounting is immaterial.

NOTE 10 - COMMITMENTS:

a.	Lease agreements

In 2013, Safe-T entered into a lease agreement for the premises it uses for an office, which expired on June 30, 2015. The agreement included an option to extend the lease with a lease fee increase of 6%. In 2015, Safe-T extended the lease agreement in similar terms until December 31, 2017.

On September 13, 2017 Safe-T signed an amendment to its office leases agreement. According to the amendment, Safe-T will lease its Israeli Offices for a monthly fee of approximately $16 thousand. The lease will expire on December 31, 2019.

Also, the second-tier subsidiary – Safe-T Inc. has entered into a lease agreement, which expired on November 30, 2017. On September 19, 2017, Safe-T Inc. signed an extension to its office lease agreement. According to the extension, Safe-T Inc. leases its U.S. offices for a monthly amount of $1.3 thousand. The lease will expire on April 30, 2020.

F-29

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The minimal future lease fees (including the management fees), which are payable under the said leases agreements are:

For the year ended December 31:	U.S dollars in thousands
2018	211
2019	211
2020	5

b.	Royalties payable to the IIA

Under the terms of a plan with IIA, the Company is obligated to pay royalties to the IIA on proceeds from sales of products in the research and development of which the IIA participated by way of grants. Royalties are payable at the rate of 3% to 3.5% of the proceeds from such sales.

Safe-T completed the performance of the plan on October 31, 2015 and filed a final report to the IIA, who approved the report. Since 2015, Safe-T received a total of $163 thousand in grants. As of December 31, 2017 and 2016 the company paid royalties in an amount of $26 thousand and $33 thousand, respectively, and presents liabilities to the IIA of $92 thousand and $118 thousand, respectively.

c.	Lease of vehicles

The minimal future lease fees, which are payable under the Company’s vehicles lease agreements are:

For the year ended December 31:	U.S dollars in thousands
2018	69
2019	64
2020 and thereafter	32

F-30

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 11 - RETIREMENT BENEFITS OBLIGATION:

a.	Liability for employee rights upon retirement

Labor laws and agreements require the Company to pay severance pay and/or pensions to employees dismissed or retiring from their employ in certain other circumstances. The amounts of benefits those employees are entitled to upon retirement are based on the number of years of service and the last monthly salary.

Also, under labor laws and labor agreements in effect, including the Expansion Order (Combined Version) for Obligatory Pension under the Collective Agreements Law of 1957 (hereinafter – the “Expansion Order”), The Company is liable to make deposits with provident funds, pension funds or other such funds (hereinafter – the “Funds”) so as to cover its employees’ pension insurance as well as some of its severance pay liabilities.

Under the terms of the Expansion Order, the Company deposits for severance pay as required under the Expansion Order as well as other deposits made by those companies “in lieu of severance pay” and which were announced as such as required under the Expansion Order, replace all payment of severance pay under Section 14 of the Severance Pay Law with respect to the wages, components, periods and rates for which the deposit alone was made (hereinafter – “Deposits under Section 14”).

b.	Defined contribution plans

The Company’s severance pay liability to Israeli employees for which the said liability is covered under section 14 of the Severance Pay Law is covered by regular deposits with defined contribution plans. The amounts funded as above are not reflected in the consolidated statements of financial position.

The amounts recognized as expense in respect of defined contribution plans in 2017 and 2016 are $157 thousand and $95 thousand, respectively.

NOTE 12 - SHARE BASED PAYMENT

The data provided in this note, in the tables under note 12(b) and note 12(c) are presented after adjustments arising from the exchange ratio between Safe-T group and Safe-T and after adjustment/exchange carried out further to the reverse acquisition (as described in note 15), such that the number of options and the exercise prices were adjusted as part of the presentation thereof in this note. The data provided in notes 12(a)(1) and 12(a)(2) are presented in the amounts they were originally denominated in, before these adjustments.

According to the Company’s share based payment plan, the options vest over a period of up to 4 years, and their term period is ten years.

a.	Options plan, restricted (non-tradable) shares to employees, office holders and Advisors:

1)	On January 18, 2016, the exercise price of 150,000 options, which were granted to Safe-T’s CEO in June 2015, was fixed as $0.15. The said 150,000 options, constituting 75% of the number of options that were granted to the CEO, the exercise price of which was to be derived from the share price that was to be set as part of the IPO, which did not take place. The Company has accounted the fixing of the exercise price as a modification of terms as defined in IFRS 2. As a result, the Company recorded additional expenses in respect of the incremental fair value as reflected in the valuation of the options.

F-31

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 - SHARE BASED PAYMENT (continued):

The incremental fair value at date of grant, which was computed at January 18, 2016 according to the binomial model and amounted to $29 thousand. This value is based on the following assumptions: expected volatility of 59.22%, risk free interest of 2.9%, expected term until exercise of 9.4 years and an early exercise multiple of 2.5. Volatility is based on volatility data of share price of software companies for periods matching the expected term of the option until exercise.

2)	On January 18, 2016, Safe-T’s Board of Directors approved the grant of 1,178,000 options to employees at an exercise price of $0.15. The options will be exercisable at the end of the vesting period in accordance with the terms of the award agreements; further to the Merger, the said options were exchanged with 443,460 Company options at an exercise price of $0.3985.

The fair value of the options at date of grant, which was computed according to the binomial model, amounted to $1,002 thousand. This value is based on the following assumptions: expected volatility of 59.22%, risk free interest of 3.08%, expected term until exercise of 10 years and an early exercise multiple of 2.5 for each offeree. Volatility is based on volatility data of share price of software companies for periods matching the expected term of the option until exercise.

3)	On August 28, 2016, the Company’s Compensation Committee and Board of Directors approved the grant of 779,296 options to Company employees and advisors, at exercise prices of 5.137 NIS (approximately $1.37).

The fair value of the options at date of grant, which was computed according to the binomial model, amounted to $607 thousand. This value is based on the following assumptions: expected volatility of 59.22%, risk free interest of 1.62%, expected term until exercise of 10 years and an early exercise multiple of 2.5 for each offeree. Volatility is based on volatility data of share price of software companies for periods matching the expected term of the option until exercise.

4)	On September 15, 2016, the Company’s Compensation Committee and Board of Directors approved the grant of 171,408 options to Company’s CEO, to a member of the Company’s Board of Directors and to an employee, who is a relative of the Chairman of the Board of Directors. The options were granted at an exercise price of 4.887 NIS (approximately $1.28), which constitutes an average of the closing price of the Company’s share over the course of the 30 trading days that preceded the resolutions. The said grants were approved by the general meeting of the Company’s shareholders on November 3, 2016.

The fair value of the options at the date of grant, which was computed according to the binomial model, amounted to $102 thousand. This value is based on the following assumptions: expected volatility of 59.22%, risk free interest of 1.99%, expected term until exercise of 10 years and an early exercise multiple of 2.5 for each offeree. Volatility is based on volatility data of share price of software companies for periods matching the expected term of the option until exercise.

5)	On March 29, 2017, the Company’s Board of Directors approved the grant of 747,896 options to Company employees and advisors at an exercise price of 6.371 NIS per share, including a grant of 100,000 to the Company’s C.E.O.

The fair value of the options at the date of grant, which was computed according to the binomial model, amounted to $655 thousand. This value is based on the following assumptions: expected volatility of 47.4%, risk free interest of 2.31%, expected term until exercise of 10 years and an early exercise multiple of 2.5 for each offeree. Volatility is based on volatility data of share price of software companies for periods matching the expected term of the option until exercise.

F-32

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 - SHARE BASED PAYMENT (continued):

6)	On July 24, 2017, the Company’s Board of Directors approved the award of 641,744 options to employees and advisors of the Company at an exercise price of 6.976 NIS per share. The options will be exercisable at the end of the vesting periods in accordance with the terms of the award agreements.

The fair value of the options at the date of grant, which was computed according to the binomial model, amounted to $784 thousand. This value is based on the following assumptions: expected volatility of 68.07%, risk free interest of 2.05%, expected term until exercise of 10 years and an early exercise multiple of 2.5 for each offeree. Volatility is based on volatility data of the traded share price of the Company.

The Company’s Board of Directors has also approved the award of 100,000 Series 2 marketable options to an advisor, at an exercise price of 7.5 NIS per share; the expiry date of those options is December 9 2017. The expenses relating to the marketable options were accounted for as share-based payment pursuant to the provisions of IFRS 2.

7)	On August 8, 2017, the Company’s general meeting approved the award of options to the Company’s CEO at an exercise price of 6.588 NIS per share. In accordance with the conditions set out in the March 29, 2017 grant above.

The fair value of the options at the date of grant, which was computed according to the binomial model, amounted approximately to $85 thousand. This value is based on the following assumptions: expected volatility of 68.03%, risk free interest of 1.95%, expected term until exercise of 10 years and an early exercise multiple of 2.5.

8)	On August 29, 2017, the Company’s Board of Directors approved the award of 500,000 options to employees and advisors of the Company at an exercise price of 5.655 NIS per share. The options will be exercisable at the end of the vesting periods in accordance with the terms of the award agreements.

The fair value of the options at the date of grant, which was computed according to the binomial model, amounted to $473 thousand. This value is based on the following assumptions: expected volatility of 68.17%, risk free interest of 1.81%, expected term until exercise of 10 years and an early exercise multiple of 2.5 for each offeree.

9)	On November 27, 2017, the Company’s Board of Directors approved the award of approximately 305,008 options to Company’s employees at an exercise price of 4.30 NIS per share. The options will be exercisable at the end of the vesting periods in accordance with the terms of the award agreements.

The fair value of the options at the date of grant, which was computed according to the binomial model, amounted to $163 thousand. This value is based on the following assumptions: expected volatility of 65.8%, risk free interest of 1.98%, expected term until exercise of 10 years and an early exercise multiple of 2.5 for each offeree.

F-33

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 - SHARE BASED PAYMENT (continued):

b.	Movement in the number of share options outstanding and their related weighted average exercise prices are as follows:

	2017		2016
	Number	Average	Number	Average
	of	exercise	of	Exercise
	options	price	options	Price
		$		$
Outstanding at beginning of year:	2,384,909	0.84	1,099,240	0.49
Granted	2,194,648	1.70	1,444,164	1.07
Exercised	(159,648)	0.51	(4,235)	0.40
Forfeited	(351,810)	1.52	(78,734)	0.51
Expired	(12,839)	1.12	(75,526)	0.46
Outstanding at end of year	4,055,260	1.26	2,384,909	0.84
Exercisable at end of year	1,552,660	0.74	1,061,645	0.55

c.	The following table summarizes information about exercise price and the remaining contractual life of options outstanding at the end of 2017 and 2016:

	2017		2016
		Weighted		Weighted
	Number	average	Number	average
	outstanding	remaining	outstanding	remaining
Exercise	at	contractual	at	contractual
Prices	end of year	Life	end of year	Life
$		Years		Years

0.40	336,802	6.32	382,475	7.23
0.40	341,606	7.25	351,606	8.26
0.40	372,310	8.05	407,698	9.05
0.61	162,694	7.01	248,458	8.01
1.22	305,008	9.91	-	-
1.28	162,912	8.71	171,408	9.71
1.37	614,288	8.66	773,264	9.66
1.58	450,000	9.67	-	-
1.73	50,000	1.66	50,000	2.66
1.76	547,896	9.25	-	-
1.83	100,000	9.32	-	-
1.94	611,744	9.57	-	-
	4,055,260		2,384,909

F-34

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 12 - SHARE BASED PAYMENT (continued):

d.	Expenses recognized in the financial statements

The cost, which was recognized in the Company’s financial statements in respect of services received from its employees is presented in the table below:

	Year ended December 31,
	2017	2016
	U.S. dollars in thousands
Share-based payment plans	1,318	1,818

The plans are intended to be governed under rules set for that purpose in the Company’s options plan. The exercise prices of the options that are exercisable into shares as of December 31, 2017 range between $0.4 and $1.94.

NOTE 13 - SHAREHOLDERS’ EQUITY:

a.	Share capital

As of December 31, 2017 and 2016, the Company’s ordinary share capital (hereinafter – “ordinary shares”) is composed as follows:

	Number of shares
	Authorized		Issued and paid
	December 31,		December 31,
	2017	2016	2017	2016

Ordinary shares of no par value	1,000,000,000	1,000,000,000	20,198,583	15,162,033

b.	Issuance of share capital

Funds raised on or before the consummation of the Merger Transaction, which included the rights issuance and public offering on June 7, 2016 and June 8, 2016, respectively, are described in note 14.

On November 21 and 23, 2016, the Company’s Board of Directors approved an agreement for a private issuance of shares. Under the agreement, the Company shall issue units comprising one share and one warrant in consideration for 4.25 NIS per unit.

Under the agreement, if the Company carries out further capital raising rounds at a price, which is lower than the price of the unit, the shares that will be issued as part of the private issuance shall benefit from anti-dilution protection for a period of one year from the date of closing the investment up until December 14, 2017. The protection shall be effected by a further issuance of shares in accordance with the calculation of the number of shares that the investors would have been entitled to receive had the issuance been carried out at the price of the diluting issuance, but in no case, shall the price per share be lower than 3 NIS.

The agreement also provides that the exercise price of warrants that will be granted to the investors will be 7.5 NIS per share. The warrants will expire on November 9, 2017. See also note 14c below.

The issuance of the units was completed on December 14, 2016 – 1,492,670 units comprising one share and one warrant, in consideration for a total of approximately 6.34 million NIS (approximately $1.64 million). As part of the private issuance, the Company paid capital raising commissions in the amount of 710 NIS thousand (approximately $185 thousand).

F-35

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 - SHAREHOLDERS’ EQUITY (continued):

On March 27, 2017, the Company’s Board of Directors approved an additional private share issuance agreement. Under the agreement, the Company shall issue 1,963,834 units comprising one share and one non-traded warrant in consideration for 6.00 NIS per unit, such that the total consideration to be received by the Company amounted to approximately 11.8 million NIS (approximately $3.3 million).

The non-traded warrants that were awarded to the investors are non-marketable. The exercise price of the non-traded warrants that was awarded to the investors will be 8.75 NIS (approximately $2.40) per share. The non-traded warrants will expire on November 30, 2018. The investment of one of the Company’s investors under this board’s approval– amounting to approximately 3.63 million NIS (605,000 units) – was subject to listing the Company’s shares for trading over the counter (OTC) in the USA. The investor has eventually waived this demand.

On April 24 and April 30 2017, the Company’s Board of Directors approved an additional private placement at the amount of 2,649 thousand NIS (approximately $727 thousand) under the same terms, against the issuance of 441,483 shares. The prices of the shares and the terms of the options are similar to the terms of the private issuance.

In addition, on May 21, 2017, the Company’s Board of Directors approved a further private placement. The Company issued 1,174,286 units comprising one share and one non-traded warrant in consideration for 7.00 NIS per unit, such that the additional consideration received by the Company totaled approximately 8.15 million NIS (approximately $ 2.28 million). The exercise price of the non-traded warrants is 10.00 NIS per share and they shall expire on November 30, 2018.

On June 26, 2017, the Company obtained all approvals required for listing the Company’s shares as ADS (American Depository Shares) that are tradable as part of the OTCQB Venture Market of the Over the Counter (OTC) market in the USA.

In accordance with the approvals, the Company may commence trade as part of the ADR Level 1 program as from June 27, 2017 under the symbol SFTTY; each ADS represents 4 ordinary Company shares.

F-36

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 - SHAREHOLDERS’ EQUITY (continued):

As part of the abovementioned private issuances, the Company has undertaken that in case that it will decide to issue additional securities over the course of up to 12 months from the respective dates of the issuances, at a price per share that is lower than the price per share that was set as part of the private issuances, it will compensate the relevant investors by issuing additional shares in accordance with the difference between the price per share of the relevant private issuance and the price per share in that future issuance, up to a minimal price that ranges between 4-6 NIS per share, according to the terms of the relevant issuance. In connection with the private issuance referred to in this note 13(b), the Company used the services of brokers, who mediated between the investors and the Company. In consideration for the services rendered by those brokers, the Company awarded them fully-vested non-traded warrants, as follows:

Date of award	Number of non-traded warrants awarded	Exercise price (in NIS)	Exercise period (in years)	FV in the date of the award in USD in thousands

April 6, 2017	11,383	6	5	12
April 6, 2017	56,558	6	3	47
May 11, 2017	22,074	6	3	17
May 22, 2017	45,375	6	3	67
June 13, 2017	84,500	10	3	76

The Company accounted for the said awards in accordance with the provisions of IFRS 2. The value of the services that were rendered by the brokers was treated as issuance costs, by crediting equity and allocating on a pro rata basis between the premium and finance expenses according to the proportion of equity instruments and liability instruments included in each private issuances.

By June 30, 2017, the Company received the total proceeds in connection with the abovementioned private issuances (including the two extensions), amounting to 22,634 thousand NIS ($6,244 thousand). The issuance costs as of December 31, 2017 and 2016 amounted at $663 thousand and $51 thousand, respectively.

For accounting purposes, the Company recognized financial liabilities in respect of warrants and in respect of anti-dilution features (see above). The warrants are measured at fair value (level 1) in accordance with their quoted price. Changes are recorded to profit or loss on a periodic basis. The anti-dilution features are measured at fair value (level 3) as reflected in a valuation carried out as of the date of the transaction. Changes are recorded to profit or loss on a periodic basis. The equity component is initially recognized by subtracting the fair value of the financial liabilities from consideration received. The equity component is not re-measured in subsequent periods. Issuance expenses of $51 thousand in 2016 and $663 thousand in 2017 were allocated on a pro-rata basis to the three components mentioned above.

F-37

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 13 - SHAREHOLDERS’ EQUITY (continued):

c.	Exercises of tradable options

●	Series 1 warrants

On January 30, 2017, the Company’s general meeting decided to defer the exercise date of the Series 1 warrants from February 9, 2017 to April 30, 2017 and to reduce the exercise price of the warrants from 6.25 NIS to 5.50 NIS. As of April 30, 2017, 8,750 warrants were exercised before the reduction of the exercise price, for a total consideration of approximately 55 thousand NIS (approximately $14 thousand), and 1,281,529 warrants were exercised after the reduction of the exercise price, for a total consideration of approximately 7,048 thousand NIS (approximately $1,930 thousand) (99.85% of all series 1 warrants were exercised in consideration for approximately 7,103 thousand NIS (approximately $ 1,943 thousand). The remaining warrants expired on April 30, 2017.

●	Series 2 warrants

7,020 warrants were exercised in May 2017 for a total consideration of approximately 53 thousand NIS (approximately $15 thousand). On November 2017, the Company’s general meeting and board of directors decided to defer the exercise date of the Series 2 warrants from December 9, 2017 to February 9, 2018 and to reduce the exercise price of the warrants from 7.50 NIS to 6.50 NIS. For more details see note 23c.

d.	Rights conferred by shares

●	Ordinary shares

The ordinary shares confer upon their holders voting rights, the right to receive dividends, the right to a share in excess assets upon liquidation of the Company and other rights as set out in the Company’s articles of association (hereinafter – the “Articles of Association”).

F-38

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - THE MERGER TRANSACTION:

a.	Background to Merger

Prior to the Merger Transaction in March 2016 as described in Note 1d, the group of investors entered into a number of agreements during 2015 and beginning of 2016. As further detailed below, the first, second and third amendments to the original agreement (which was signed in 2015), were signed in November 2015, January 7, 2016 and February 4, 2016, respectively (hereinafter – the “First Amendment,” the “Second Amendment,” the “Third Amendment,” respectively). The Second Amendment fully cancels the First Amendment. The Second Amendment also essentially cancels the Fidelity Agreement, which included the grant of options of shares to the group of investors, in the event of an IPO. Additionally, under the Second Amendment, Safe-T and the group of investors will work to complete a merger with a shell company. Furthermore, until the said merger, the group of investors provided funding to Safe-T of $1,924 thousand between June 2015, and June 2016. This amount, along with a $254 thousand loan, which was extended by a potential investor in December 2015, shall be named hereinafter – “Additional Loans” or “Financial Liabilities from Group of Investors.”

Under the Second Amendment, it was resolved that some of the Additional Loans, amounting to approximately $1,056 thousand (hereinafter – the “Issuance-Funding Loans” or “Financial Liabilities at Fair Value Through Profit or Loss”) shall have the same terms. If the merger process is successful, all of the said amounts were to be repaid to the investors in cash and would not be converted into Company’s share capital.

Under the agreement, upon completion of the Merger Transaction the company shall have a cash balance of approximately $4 million (16.06 million NIS) at the very least. The cash amounts comprising this balance shall be transferred to Safe-T by the group of investors and/or by anyone acting on its behalf until the date of completion of the merger. In consideration for those cash amounts, the group of investors and the public shall be issued shares, which constitute approximately 35% of the Company’s share capital on a fully diluted basis.

The group of investors also received options (hereinafter – “Options to the Group of Investors”), which was to constitute approximately 8.8% of the issued and paid share capital of the Company on a fully diluted basis. These options will be exercisable over a period of 36 months. The exercise price of the options is determined by dividing the value of the Company ($13 million) by the number of shares comprising the share capital (on a fully diluted basis) after the completion of the Merger Transaction through a cash-less exercise mechanism.

Additionally, the Second Amendment stipulates that the existing shareholders of Safe-T shall receive additional shares of the Company (hereinafter – the “Milestones Shares”), without consideration. Those shares constitute approximately 5.8% and approximately 6.6% of the share capital of the Company on a fully diluted basis. This is conditional upon the achievement of sales targets in the 12 and 18-month periods from date of completion of the merger, respectively. If Safe-T does not achieve its sales targets in the course of the said periods, but does meet them within the subsequent 12-month period, Safe-T’s existing shareholders shall receive further shares of the Company, which constitute approximately 5.12% of the share capital of the Company, on a fully diluted basis.

The Second Amendment also stipulates that beginning on the date on which the merger is finalized, the group of investors would provide ongoing support and advisory services to the Company on how to conduct itself in the capital market, and how to operate a public company, in exchange for the terms specified in the Second Amendment.

F-39

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - THE MERGER TRANSACTION (continued):

On February 4, 2016, the Third Amendment to the Fidelity Agreement was signed (hereinafter – “the Third Amendment”). According to the Third Amendment, upon completion of the merger, the Merged Company will have a cash balance of about $4 million (16.06 million NIS). The group of investors has also agreed that if the merger transaction is not completed by March 31, 2016, it will extend further loans of approximately $250 thousand.

It has been further agreed as part of the Third Amendment that immediately after the Merger Transaction is completed, the holdings of the group of investors and anyone acting on its behalf, along with public holdings in the Company, shall constitute approximately 33% of the fully diluted share capital, as compared to the 35% stake set in the Second Amendment. Furthermore, the Third Amendment stipulates that the options and Milestone Shares of the group of investors, which were granted as part of the Second Amendment, shall be cancelled be void.

On February 24, 2016, further loans of approximately $250 thousand were extended by the group of investors (hereinafter – “Additional Loan II” which is part of the “Additional Loans”).

b.	Signing the Merger Transaction

In March 2016, the Merger Transaction was signed between Safe-T and the Company, which was completed on the Merger Date. Under this agreement, Safe-T’s shareholders sold to the Company all of their holdings by way of share exchange. Safe-T’s shareholders were to constitute 67% of the Company’s share capital on a fully diluted basis prior to the change in share capital caused by the exercise of the warrants relating to capital raising as described below.

In order to complete the transaction, the Company agreed to raise at least 17 million NIS (approximately $4.5 million) net of the amounts agreed upon between the Parties, which, cumulatively, shall not exceed approximately 100 thousand NIS (hereinafter – the “Threshold”). If the funds raised exceed or fall short of the Threshold, the rate of Company shares to be issued will be adjusted, such that for every 1 million NIS raised in excess of the Threshold or below the Threshold, the rate of shares issued to Safe-T’s shareholders decrease or increase by 1.3% of the Company’s share capital on a fully diluted basis (hereinafter – the “Exchange Ratio Adjustment Mechanism”). If the amount raised was to be lower than 13 million NIS, the Board of Directors of Companies Merging Purpose Ltd. had the power to cancel the agreement.

Options

In addition, any outstanding options of Safe-T at the Merger Date converted into non-tradable options of the Company. Set forth below are the conversion terms (i.e. the Adjustment Mechanism) of the options:

1)	Number of options – each holder of Safe-T’s options received a number of Company options equal to the product of (a) the number of Safe-T options it held immediately before the completion of the transaction; and (b) the ratio between (1) the product of (i) the number of shares included in Safe-T’s issued and paid share capital on a fully diluted basis (excluding the number of shares that will arise from the exercise of the warrants relating to capital raising, see below) immediately before the completion of the transaction, and (ii) the ratio between the number of shares included in the Company’s issued and paid share capital on a fully diluted basis immediately after the completion of the transaction that will be held by Safe-T’s shareholders (excluding the number of shares that will arise from the exercise of the warrants relating to capital raising, see below) and the number of shares included in the Company’s issued and paid share capital on a fully diluted basis that will not be held by Safe-T’s shareholders (excluding the number of shares that will arise from the exercise of the warrants relating to capital raising, see below) as the numerator and (2) the number of Safe-T’s shares immediately before the completion of the transaction on a fully diluted basis – as the denominator.

F-40

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - THE MERGER TRANSACTION (continued):

2)	The exercise price of the options was calculated to be the product of (a) the exercise price of Safe-T’s options granted and (b) the ratio between the number of Safe-T options outstanding at the Merger Date (as the numerator) and the number of Company options to be issued to the relevant holder as part of the transaction (as the denominator).

3)	The options’ exercise period did not change as a result of the conversion

Capital Raising

Capital was raised through two offerings:

a)	Offer of rights: An issuance of up to 1,447,360 ordinary Company shares, which will be offered to the Company’s existing shareholders for a minimum price of 1 NIS per share, and

b)	Public Offering on the TASE – These units included (a) 3,179,700 ordinary Company shares, at a minimum price of 5 NIS per share, (b) 1,271,880 warrants (series 1) and (c) Company warrants (series 2) tradable on the TASE. Each unit included 100 ordinary Company shares, 40 (series 1) warrants, and 40 (series 2) warrants.

Set forth below are the exercise terms of the warrants:

a)	Series 1 warrants: 1,271,880 warrants in consideration for an exercise price of 6.25 NIS per warrant. The exercise period of this series began when the public offering was made on June 9, 2016 and was due to end 8 months later on February 9, 2017. As to the extension of the exercise period, see note 13d.

b)	Series 2 warrants: 1,271,880 options, in consideration for an exercise price of 7.5 NIS per warrant. The exercise period of this series began when the public offering was made on June 9, 2016 and was due to end 18 months later on December 9, 2017.

Loans

As part of the Merger, the group of investors loaned the Company approximately $1,808 thousand). Those loans were used to fund the Merger costs. The loan funds were repaid after the issuance of rights. In addition, during April to June 2016, the group of investors extended further loans of approximately $370 thousand in accordance with the provisions of the Third Amendment (hereinafter – “Additional Loan III”).

As part of the Merger, the Company repaid all of the following loans amounting to a total of approximately $2,178 thousand:

1)	A total of approximately $1,056 thousand – in respect of the loans used to fund the offering.

2)	A total of approximately $1,122 thousand – in respect of the Additional Loans ($752 thousand) and Additional Loan III ($370 thousand).

F-41

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - THE MERGER TRANSACTION (continued):

c.	Issuance and finalization of the Merger:

1)	On June 7, 2016, the Company completed the issuance of rights by allocating 1,445,827 shares at 1 NIS per share in consideration for $379 thousand. This issuance was not dependent on the funds the Company was planning to raise from the public and did not constitute a condition precedent for the finalization of the Merger.

2)	On June 8, 2016 the Company made a public offering by way of issuing units of securities. As part of the issuance, offers were received to purchase 32,307 units of 3,230,700 shares, 1,292,280 Series A warrants and 1,292,280 Series B warrants, in consideration for $4,173 thousand. The issuance expenses relating to this public offering amounted to $101 thousand. This issuance was a condition precedent for the completion of the Merger.

3)	The terms of the warrants, which were issued are as follows: each Series A warrant is exercisable into one share in consideration for 6.25 NIS until January 9, 2017. Each Series B warrant is exercisable into one share in consideration for 7.50 NIS until November 9, 2017.

All the conditions attached to the Merger Transaction were met on June 15, 2016 and the transaction was finalized as described in note 14. Close to that date, the Company repaid all the loans listed above amounting to a total of approximately $2,178 thousand.

d.	Accounting treatment applied to the Merger Transaction

The Company has assessed whether the Merger meets the criteria of reverse acquisition in accordance with paragraph b15 of IFRS 3R, and concluded that although legally the Company is the entity, which acquired the shares, since Safe-T’s shareholders gained control over the Company, Safe-T is the accounting acquirer and therefore the transaction was accounted for using the reverse acquisition method.

Since the transaction discussed here is a transaction for the acquisition of a shell company, the consideration received in the Merger was accounted for in accordance with IFRS 2, such that the difference between the fair value of the shell company as of the date of finalization of the Merger and the carrying value of the net acquired assets, constitutes a service provided to the accounting acquirer in exchange for its listing on the stock exchange. Therefore, the said difference was of approximately $1.5 million recognized as an expense in the Company’s financial statements at the time of the finalization of the merger. For further details, see note 1i.

As described in note 14c, the public offering included the issuance of a unit of securities comprising 32,307 units of 100 shares and two series of warrants. The exercise price of the warrants (host contract) is denominated in New Israeli Shekels. Since the functional currency of the Company is the U.S. dollar, the warrants were accounted for as a derivative financial instrument. At of the date of issuance to the public, the warrants were accounted for as a financial liability in accordance with IAS 39 and were measured at fair value. Out of the total proceeds arising from the public offering, the derivative was allocated its fair value upon initial recognition and the remaining proceeds were allocated to equity. Subsequent to initial recognition, the liability in respect of the warrants is measured at fair value through profit or loss and changes in the liability are carried to finance expenses (income), net.

F-42

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - THE MERGER TRANSACTION (continued):

e.	Accounting treatment applied to loans used to fund the offering and the additional loans:

1)	Loans used to fund the offering and options to the group of investors in connection with the offering -

a)	Before the Merger Transaction was finalized, loans used to fund the offering were accounted for as financial liabilities in accordance with IAS 39 and were allocated to fair value through profit or loss at initial recognition. Even after the amendments to the loan agreements described above, made as part of the Second and Third Amendments, the total deferred initial loss in respect of loans used to fund the offering – amounting to $ 2,259 thousand – exceeds the value of the financial liabilities, and accordingly, the net carrying amount of those loans did not change in the course of the period.

b)	As of the date of completion of the Merger Transaction, the Company had observable market data available and accordingly a deferred initial loss of approximately $1,056 thousand was recognized within finance expenses (income), net. The amount of the said loss is equal to the amount of the cash payment that was expected to be paid to the lenders close to that date. Those loans were fully repaid after the finalization of the Merger Transaction.

2)	Additional Loan I and options to the group of investors in connection with the offering -

Further to the Second Amendment, the Additional Loan included a financial liability component in respect of the repayment of the loan and a component of options to the group of investors.

The liability component relating to Safe-T’s obligation to repay the Additional Loan was accounted for as a financial liability in accordance with IAS 39 and was recognized for the first time by subtracting the fair value of the liability in respect of the options to the group of investors – $193 thousand (which constitutes the proportionate share of the value of the options for the investment group as specified above) from the cash amount received. Subsequent to initial recognition, the liability in respect of the loan was measured at amortized cost using the effective interest method. The liability was classified as a current liability since the Company expected to settle the liability within less than 12 months after the end of the reporting period.

Upon the cancellation of the options to investors as a result of the Third Amendment, Safe-T recognized finance income of approximately $ 193 thousand. After the finalization of the Merger, this loan was fully repaid as part of the repayment of all loans as described in note 14c.

3)	Additional Loans II and III

Prior to the finalization of the Merger Transaction and as described above, the loans were accounted for as a financial liability in accordance with IAS 39. The loans had been classified as a current liability, since the Company expected to settle the liability within less than 12 months after the end of the reporting period. These loans were fully repaid after the finalization of the Merger, as described above.

F-43

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 14 - THE MERGER TRANSACTION (continued):

4)	Loan from potential investor

Prior to the finalization of the Merger Transaction and as described above, the change in the terms of the loan, which was extended by the potential investor, did not have any effect on the statement of operations for the first quarter of 2016. Accordingly, the loan was accounted for as a financial liability in accordance with IAS 39. This liability was classified as a current liability since the Company expected to settle the liability within less than 12 months after the end of the reporting period. This loan was fully repaid after the finalization of the Merger, as described above.

f.	The accounting treatment applied to options granted to Safe-T’s employees and to warrants issued further to the public and private offering:

1)	Options granted to Safe-T’s employees

The Adjustment Mechanism did not result in any incremental fair value provided by the Company, and consequently no additional expenses were recorded in respect of the incremental fair value.

2)	Series A warrants and the Series B warrants

The Series A and Series B warrants constitute a derivative financial instrument. On the date of the public offering, the Series and Series B warrants were accounted for as a financial liability in accordance with IAS 39 and measured at fair value as of offering date – at $14 thousand. On the date of the private offering, the Series and Series B warrants were recognized at fair value of $350 thousand. Upon initial recognition, this amount was subtracted from the proceeds arising from the public offering and the issuance. Subsequent to initial recognition, the liability in respect of the Series and Series B warrants is measured at fair value through profit or loss and is carried to net finance expenses (income), net.

NOTE 15 - REVENUES AND COST OF REVENUES:

		Year ended December 31
		2017	2016*
		U.S dollars in thousands
a.	Revenues(**):
	Revenues from licenses	486	453
	Revenues from provision of maintenance and support services	519	341
	Revenue from provision of other services	91	49
	Total revenues	1,096	843

*	The Company has initially applied IFRS 15 using the modified retrospective approach, the comparative information is not restated, See note 2r.
(**)	See note 22 with respect to the disclosure of disaggregated revenue, which is identical to entity wide disclosures.

F-44

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 - REVENUES AND COST OF REVENUES (continued):

b.	Revenue recognized in relation to contract liabilities

The following table includes revenue expected to be recognized in the future related to performance obligations that are unsatisfied at the reporting date.

In U.S dollars in thousands	2018	2019 and thereafter	Total
contracts with customers	424	286	710

The Company recognized $151 thousand of revenue related to beginning of the period contract liability balances.

c.	Disclosure of impact in year of adoption.

In accordance with the new revenue standard requirements, the disclosure of the impact of adoption on our consolidated income statement and balance sheet for the period ended December 31, 2017 was as follows:

1.	Income statement

	Year ended December 31, 2017 as reported	Year ended December 31, 2017 according to previous policy	Effect of adjustment of IFRS 15
	U.S dollars in thousands
Revenues	1,096	932	164
Net income	(5,313)	(5,477)	164
Basic and diluted loss per share	(0.29)	(0.30)	0.01

2.	Balance sheet

	Balance at December 31, 2017 as reported	Balance at December 31, 2017 according to previous policy	Effect of adjustment of IFRS 15
	U.S dollars in thousands
Trade receivable	644	209	435
Contract liability-short term	424	-	424
Contract liability-long term	286	-	286
Deferred revenue-short term	-	296	(296)
Deferred revenue-long term	-	112	(112)

F-45

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 15 - REVENUES AND COST OF REVENUES (continued):

e.	Cost of revenues:

	Year ended December 31
	2017	2016
	U.S dollars in thousands

Payroll, related expenses and share-based payment	254	216
Expenses relating to amortization of intangible assets	245	245
Cost relating to sales as an agent	47	10
Other	37	41
Total cost of revenues	583	512

NOTE 16 - RESEARCH AND DEVELOPMENT EXPENSES:

	Year ended December 31
	2017	2016
	U.S dollars in thousands

Payroll, related expenses and share-based payment	1,022	715
Subcontractors	377	249
Other	209	121
	1,608	1,085

NOTE 17 - SELLING AND MARKETING EXPENSES:

	Year ended December 31
	2017	2016
	U.S. dollars in thousands
Payroll, related expenses and share-based payment	2,140	1,466
Professional fees	823	741
Marketing	490	353
Other	598	332
	4,051	2,892

NOTE 18 - GENERAL AND ADMINISTRATIVE EXPENSES:

	Year ended December 31
	2017	2016
	U.S. dollars in thousands

Payroll, related expenses and share-based payment	1,237	1,284
Professional fees	749	731
Other	164	108
	2,150	2,123

F-46

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 19 - FINANCE EXPENSES, NET:

Finance expenses:

	Year ended December 31
	2017	2016
	U.S. dollars in thousands
Bank fees	(15)	(12)
Issuance expenses	(242)	-
Financial liabilities at fair value through profit or loss	(718)	(1,842)
Total finance expenses	(975)	(1,854)

Financing income:

	Year ended December 31
	2017	2016
	U.S. dollars in thousands
Financial liabilities at fair value through profit or loss	2,697	205
Interest received from institutions	9	2
Exchange differences	253	75
Total financing income	2,959	282
Financing income (expenses) - net	1,984	(1,572)

NOTE 20 - LOSS PER SHARE:

a.	Basic

Basic loss per share is calculated by dividing the loss attributable to the Company’s owners by the weighted average number of ordinary shares in issue.

	Year ended December 31
	2017	2016
	U.S. dollars in thousands

Loss attributable to Company’s owners	5,313	8,922
	-	-
	5,313	8,922
The weighted average of the number of ordinary shares in issue	18,433	11,527
Basic and diluted loss per share (dollar)	0.29	0.77

In the calculation of the loss per share, the Company used the weighted average number of Safe-T shares until the date of finalization of the Merger Transaction, multiplied by the exchange ratio determined for the transaction, as described in note 1i.

The number of shares used in the calculation as from the transaction date is the weighted average number of Company’s shares.

F-47

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 20 - LOSS PER SHARE (continued):

b.	Diluted

The Company adjusts the loss attributable to holders of ordinary shares and the weighted average number of shares in issue, to reflect the effect of all potentially dilutive ordinary shares, as follows:

The Company adds to the weighted average number of shares in issue that was used to calculate the basic loss per share, the weighted average of the number of shares to be issued assuming that all shares that have a potentially dilutive effect would be converted into shares, and adjusts net loss attributable to holders of ordinary Company shares to exclude any profits or losses recorded during the year with respect to potentially dilutive shares.

The potential shares, as mentioned above, are only taken into account in cases where their effect is dilutive (reducing the earnings per share or increasing the loss per share).

When calculating the loss per share for 2017 and 2016, the Company did not take into account any dilutive instruments (the issuance expenses, the bridge loans, share options, options to employees and anti-dilution mechanism) since their effect, on a fully diluted basis, is anti-dilutive.

NOTE 21 - RELATED PARTIES TRANSACTIONS AND BALANCES:

“Related Parties” – As defined in IAS 24.

Key management personnel – included together with other entities in the said definition of “related parties” in IAS 24, include the members of the Board of Directors and senior executives.

a.	Transactions with related parties:

1)	Compensation to related parties:

	Year ended December 31
	2017	2016
	U.S dollars in thousands
Payroll and related expenses to interested parties employed by the Company	234	307
Management fees and consulting fees to interested parties hired by the Company	344	166
Compensation to directors who are not employed by the Company	57	36

2)	Compensation to key management personnel:

The compensation paid to key management personnel for work services they provide to the Company is as follows:

	Year ended December 31
	2017	2016
	U.S. dollars in thousands
Payroll and other short-term benefits	1,073	703
Advisory fees	251	246
Management fees	222	166
Share-based payment	665	1,291
	2,211	2,406

F-48

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 21 - RELATED PARTIES - TRANSACTIONS AND BALANCES (continued):

b.	Other transactions with related parties:

1)	As part of the ongoing running of its business, the Company receives management services from the controlling shareholder and the Chairman of the Board of Directors in consideration for a monthly payment of $16 thousand. In the years 2017 and 2016 and, the total amounts in respect of these engagements amounted to $222 and $166 thousand, respectively. As of December 31, 2017 and 2016 the payable balance amounted to $15 thousand and $16 thousand, respectively.

2)	During 2017 and 2016, the Company employed related parties of its shareholders. The total amounts relating to those commitments amounted to $121 and $114 thousand, respectively. As of December 31, 2017 and 2016, the payable balance amounted to $12 and $3 thousand, respectively.

3)	On February 4, 2015, the Company’s controlling shareholder and Chairman of the Board of Directors transferred to RSAccess an amount of approximately $62 thousand (242 thousand NIS), which was to be used to partly repay its debt to the Safe-T. The funds were transferred as a loan, which does not bear interest, with the aim that RSAccess will repay the loan as soon as possible out of revenue proceeds or out of investment proceeds it will receive from Safe-T. In September 2017, following the completion of the merger of RSAccess into Safe-T Data, the loan was fully repaid with no interest.

4)	On June 20, 2016, the Company repaid all of Safe-T’s loans amounting to $2,178 thousand (as described in note 1g2). On July 25, 2016, the Company and Safe-T signed a credit facility agreement, where under the Company will provide a credit facility of up to approximately 16.5 million NIS (approximately $4.3 million) for the purpose of withdrawing the abovementioned loans and further loans to be used in Safe-T’s operating activities. The loans shall bear interest in accordance with the minimum rate set in the Income Tax Regulations and they are repayable in one installment or several installments within three years from the date of receipt of each such loan. The amount of Safe-T’s loans repaid by the Company as described above was included in the maximum credit facility amount provided by the Company to Safe-T. On November 28, 2016, the parties signed a further credit facility agreement under similar terms. The maximum amount of this credit facility is 6 million NIS (approximately $1.6 million).

In the period from June 22, 2016 through December 31, 2017, Safe-T has withdrawn further amounts totaling approximately $ 2,748 thousand on account of the said credit facility, such that the total amount of the loans extended by the Company to Safe-T is approximately $4,931 thousand as of December 31, 2017 (including exchange differences).

5)	Over the course of the 2017, the Company paid certain amounts to a subsidiary of a related party, who is a shareholder. The amounts were paid in respect of participation in revenues from services provided to a customer, including maintenance and support services. The total amount paid in the 12 months ended December 31, 2017 was $10 thousand.

F-49

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 22 - ENTITY LEVEL DISCLOSURES

Management has determined the operating segment based on the information reviewed by the chief operating decision maker for the purposes of allocating resources and assessing performance. Accordingly, for management purposes, the Company has one operating segment, which is based on its revenues from licenses and services.

As of the date of these financial statements, the Company’s activities are mainly focused on data security services and development and marketing of data security solutions. Most of the Company’s customers are commercial Israeli and American companies. The remaining Company customers are European companies. Set forth below is a breakdown of the Company’s revenues by geographic regions:

	Israel	USA	Other	Total
		U.S. dollars in thousands
Company’s revenues:

For the year 2017	823	227	46	1,096
For the year 2016*	590	243	10	843

*	The Company has initially applied IFRS 15 using the modified retrospective approach, the comparative information is not restated, See note 2r.

Company revenues by types of products:

	Year ended December 31
	2017		2016*
	U.S dollars in thousands	%	U.S dollars in thousands	%
Secure Data Exchange	745	67.9	661	78.4
Secure Data Access	228	20.8	133	15.8
Services & Other	123	11.3	49	5.8
	1,096	100	843	100

*	The Company has initially applied IFRS 15 using the modified retrospective approach, the comparative information is not restated, See note 2r.

F-50

SAFE-T GROUP LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 22 - ENTITY LEVEL DISCLOSURES (continued):

Principal customers:

	Year ended December 31
	2017	*2016
	U.S. dollars in thousands
Revenue from principal customers	436	499

	Percentage of total sales
Customer A	21%	23%
Customer B	3%	23%
Customer C	3%	14%
Customer D	13%	-

*	The Company has initially applied IFRS 15 using the modified retrospective approach, the comparative information is not restated, See note 2r.

NOTE 23 - SUBSEQUENT EVENTS

a.	Merging the current products into one solution

The Company has decided that as of January 1st 2018, the current products – SDE and SDA – will be merged into one solution that will include various sub-solutions to meet customer needs.

b.	Document of understanding in the field of transport cyber security

On the date of approval of these financial statements, Safe-T announced that it has decided to withdraw from the non-binding document of understanding to found a joint company that will engage in cyber security in vehicles and trains. The withdrawal was agreed upon mutually with the other parties that signed the document.

c.	Expiration of Series 2 options

On February 9, 2018, Series 2 options expired. Out of a total of 2,884,950 options, 7,020 options (0.24%) were exercised for an exercise amount of $14.6 thousand. The rest of the options expired.

d.	Intellectual property purchase

On March 22, 2018, The Company’s board of directors approved an agreement between Safe-T and a cyber security company, to purchase its intellectual property which is aimed to recognize hostile attacks on online services through the identification of the users’ anomalous behavior. Safe-T intends to use the intellectual property in order to strengthen the protection it already provides its customers from such hostile attacks.

The transaction completion is subject to the fulfilment of several conditions. Upon the successful completion of the transaction the consideration for it will be paid in cash.

e.	Private issuance

On May 6, 2018 and May 7, 2018 the Company’s board of directors approved a private share issuance agreement. Under the agreement, the Company shall issue approximately 7.07 million units comprising one share and one non-tradable warrant in consideration for 1.50 NIS per unit and 0.42 million shares triggered by anti-dilution conditions from previous issuances, such that the total consideration to be received by the Company amounted to approximately 10.7 million NIS (approximately $2.95 million). As of the date of signing the consolidated financial statements the Company received an amount of approximately 1.1 million NIS (approximately $0.3M). The issuance closing is subject to the issuance approval of the TASE.

F-51

SAFE-T GROUP LTD.

INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

MARCH 31, 2018

F-52

F-53

SAFE-T GROUP LTD.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31		December 31
	2018	2017	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
CURRENT ASSETS:
Cash and cash equivalents	1,609	1,692	3,514
Restricted deposit	97	47	93
Trade receivables and contract assets	852	*420	644
Other receivables	199	117	163
	2,757	2,276	4,414
NON-CURRENT ASSETS:
Property, plant and equipment, net	176	65	165
Restricted deposit	-	13	-
Deferred issuance expenses	132	-	61
Goodwill	523	523	523
Intangible assets, net	703	953	764
	1,534	1,554	1,513
TOTAL ASSETS	4,291	3,830	5,927
CURRENT LIABILITIES:

Short-term loan from related party	-	63	-
Accounts payable and accruals:
Trade	195	44	178
Other	1,013	801	877
Contract liability	777	*436	424
Proceeds on account of private allocation	-	613	-
Liability in respect of the Israeli Innovation Authority	71	79	92
	2,056	2,036	1,571
NON-CURRENT LIABILITIES:
Derivatives financial instruments – warrants	3	1,168	237
Contract liability	234	*140	286
Liability in respect of anti-dilution feature	181	3	692
Liability in respect of the Israeli Innovation Authority	-	39	-
	418	1,350	1,215
COMMITMENTS
EQUITY:
Share premium	29,240	22,706	28,494
Other equity reserves	12,117	11,837	12,583
Accumulated deficit	(39,540)	(34,099)	(37,936)
TOTAL EQUITY	1,817	444	3,141
TOTAL EQUITY AND LIABILITIES	4,291	3,830	5,927

* Early adoption of IFRS 15

Amir Mizhar	Shahar Daniel	Shai Avnit
Chairman of the Board of Directors	CEO	CFO

Date of approval of financial statements by Company’s Board of Directors: June 20, 2018.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-54

SAFE-T GROUP LTD.

CONDESED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

	Three-month period		Year ended
	ended March 31		December 31
	2018	2017	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands

REVENUE	458	*319	1,096
COST OF REVENUE	223	139	583
GROSS PROFIT	235	180	513

OPERATING EXPENSE:
Research and development expense	487	305	1,608
Selling and marketing expense	1,593	658	4,051
General and administrative expense	484	475	2,150
TOTAL OPERATING EXPENSE	2,564	1,438	7,809
OPERATING LOSS	(2,329)	(1,258)	(7,296)

FINANCE EXPENSE	(18)	(341)	(975)
FINANCE INCOME	743	123	2,959
FINANCE INCOME (EXPENSE), net	725	(218)	1,984

LOSS BEFORE TAXES ON INCOME	(1,604)	(1,476)	(5,312)
TAXES ON INCOME	-	-	1
NET LOSS FOR THE PERIOD	(1,604)	(1,476)	(5,313)

BASIC LOSS PER SHARE (IN DOLLARS)	(0.08)	(0.10)	(0.29)
DILUTED LOSS PER SHARE (IN DOLLARS)	(0.10)	(0.10)	(0.29)

* Early adoption of IFRS 15

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-55

SAFE-T GROUP LTD.

CONDESED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Ordinary	Cost of treasury	Share	Receivables on account	Accumulated	Other equity
	shares	shares	premium	of shares	deficit	reserves	Total
	U.S. dollars in thousands
BALANCE AT DECEMBER 31, 2017 (audited)	-	-	28,494	*	(37,936)	12,583	3,141
BALANCE AT JANUARY 1, 2018 (unaudited)
CHANGES IN THE THREE MONTHS ENDED MARCH 31, 2018 (unaudited):
Exercise of options			727			(643)	84
Share-based payment						196	196
Expiry of options			19			(19)	-
Loss for the period					(1,604)		(1,604)
BALANCE AT MARCH 31, 2018 (unaudited)	-	-	29,240	*	(39,540)	12,117	1,817
BALANCE AT DECEMBER 31, 2016 (audited)	-	-	22,220	*	(32,672)	11,624	1,172
ADJUSTMENTS DUE TO APPLICATION OF IFRS 15					49		49
			22,220	*	(32,623)	11,624	1,221
CHANGES IN THE THREE MONTHS ENDED MARCH 31, 2017 (unaudited):
Exercise of warrants			469				469
Share-based payment						230	230
Expiry of options			17			(17)	-
Loss for the period					**(1,476)		**(1,476)
BALANCE AT MARCH 31, 2017 (unaudited)			22,706		(34,099)	11,837	444
BALANCE AT DECEMBER 31, 2016 (audited)	-	-	22,220	*	(32,672)	11,624	1,172
ADJUSTMENTS DUE TO APPLICATION OF IFRS 15					49		49
BALANCE AT JANUARY 1, 2017	-	-	22,220	*	(32,623)	11,624	1,221
CHANGES IN THE YEAR 2017:
Exercise of options			543			(463)	80
Exercise of warrants			2,286				2,286
Share-based payment						1,318	1,318
Proceeds from private placement of shares net of issuance costs of $ 422 thousand			3,416			133	3,549
Expiry of options			29			(29)	-
Net loss for the year			-		(5,313)	-	(5,313)
BALANCE AT DECEMBER 31, 2017 (audited)	-	-	28,494	*	(37,936)	12,583	3,141

*	Represents an amount of less than $1 thousand.
**	Early adoption of IFRS 15.

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-56

SAFE-T GROUP LTD.

CONDESED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three-month period ended March 31		Year ended December 31
	2018	2017	2017
	(Unaudited)		(Audited)
	U.S dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period	(1,604)	*(1,476)	(5,313)
Adjustments required to reflect the cash flows from operating activities:
Exchange differences on cash and cash equivalents balances	16	(69)	(251)
Change in financial liabilities at fair value through profit or loss	(745)	296	(1,981)
Issuance expenses	-	-	242
Foreign currency transaction gain	(4)	-	-
Amortization of intangible assets	61	62	251
Depreciation	13	6	27
Capital gain	-	-	(5)
Share-based payment	196	230	1,318
	(463)	525	(399)
Changes in operating asset and liability items:
Increase in trade receivables and contract assets	(208)	*(276)	(138)
Increase in other receivables	(36)	(10)	(56)
Increase in trade payables	17	-	134
Increase in other payables	136	160	236
Decrease in contract liability	301	*419	191
	210	293	367
Net cash used in operating activities	(1,857)	(658)	(5,345)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property, plant and equipment	-	-	15
Restricted deposits	-	-	(36)
Acquisition of property, plant and equipment	(24)	(1)	(132)
Net cash used in investing activities	(24)	(1)	(153)

* Early adoption of IFRS 15

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-57

SAFE-T GROUP LTD.

CONDESED CONSOLIDATED STATEMENT OF CASH FLOWS

	Three-month period ended March 31		Year ended December 31
	2018	2017	2017
	(Unaudited)		(Audited)
	U.S dollars in thousands

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to Israeli Innovation Authority	(21)	-	(26)
Payment of loans	-	-	(63)
Proceeds from issuance of shares and warrants, net of issuance expenses paid in cash	-	613	5,582
Deferred issuance expenses	(71)	-	(61)
Proceeds in respect of exercise of options and warrants	84	358	2,018
Net cash provided by (used in) financing activities	(8)	971	7,450

INCREAESE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,889)	312	1,952
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,514	1,311	1,311
EFFECT OF EXCHANGE RATE DIFFERENCES IN RESPECT OF CASH AND CASH EQUIVALENTS	(16)	69	251
CASH AND CASH EQUIVALENTS AT END OF PERIOD	1,609	1,692	3,514

SUPPLEMENTARY DATA ON ACTIVITIES NOT INVOLVING CASH FLOWS:
Conversion of warrants into shares	-	-	348
Issuance of warrants to advisors	-	-	(133)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-58

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL:

a.	Safe-T-Data Group Ltd. (hereinafter - the “Company”) is a holding company, which is engaged, as of that date, through the subsidiary Safe-T Data (hereinafter – “Safe-T”) and its subsidiaries (RSAccess Ltd. and Safe-T USA Inc.) (hereinafter – “RSAccess,” “Safe-T Inc.” and together with the Company – the “Group”) in the development and marketing of solutions for secure and safe data transfer that allow organizations to benefit from improved productivity and effectivity, enhanced security and higher level of compliance with regulatory requirements relating to information security. As of September 30, 2017, RSAccess was merged into Safe-T and its operation was liquidated.

b.	A merger transaction between the Company and Safe-T was completed on June 15, 2016, such that the Company holds all the share capital and voting rights of Safe-T and Safe-T’s shareholders gained control in the Company. The Company is essentially a holding company, which operates, as of that date, through Safe-T, a fully owned subsidiary of the Company and its subsidiaries.

c.	The condensed consolidated financial statements include the Company and Safe-T’s financial statements. Although legally the Company is the entity, which acquired the shares, since Safe-T’s shareholders gained control over the Company, Safe-T is the accounting acquirer and therefore the transaction was accounted for using the reverse acquisition method.

d.	The Company has accrued losses and most of its activities are funded by its shareholders. Therefore, the continuation of the Company’s activities is conditional upon its obtaining additional funding until it achieves profitability. The Company monitors its cash flow projections on a current basis and takes active measures to obtain the funding it requires to continue its operations (see note 8a). These cash flow projections are subject to various risks and uncertainties concerning their fulfilment. The above factors and the risk inherent in the Company’s operations raise significant doubts as to the Company’s ability to continue as a “going concern.” The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and the amounts and classification of liabilities that might be necessary should the Company be unable to continue in its present form.

NOTE 2 - BASIS OF PREPARATION OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

a.	Basis of presentation

The Company’s condensed consolidated interim financial statements for the three months ended March 31, 2018 (hereinafter – the “Condensed Consolidated Interim Financial Statements”) have been prepared in accordance with International Accounting Standard IAS 34, “Interim Financial Reporting.” These Condensed Consolidated Interim Financial Statements, which are unaudited, do not include all the information and disclosures that would otherwise be required in a complete set of annual financial statements and should be read in conjunction with the annual financial statements as of December 31, 2017 and their accompanying notes, which have been prepared in accordance with International Financial Reporting Standards (hereinafter – “IFRS”) as published by the International Accounting Standards Board (hereinafter – “IASB”). The results of operations for the three months ended March 31, 2018 are not necessarily indicative of the results that may be expected for the entire fiscal year or for any other interim period.

The accounting policies applied in the preparation of the Condensed Consolidated Interim Financial Statements are consistent with those applied in the preparation of the annual financial statements as of December 31, 2017, except for the adoption of International Financial Reporting Standard No. 9 “Financial Instruments” (hereinafter –“IFRS 9”), effective from January 1, 2018, which did not have a material effect on the Company’s financial statements.

F-59

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 2 - BASIS OF PREPARATION OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued):

b.	Estimates

The preparation of interim financial statements requires the Company’s management to exercise its judgment and to use significant accounting estimates and assumptions that affect the application of the Company’s accounting policy and the amounts of reported assets, liabilities, income and expenses. Actual results may materially differ from those estimates.

In preparation of these condensed consolidated interim financial statements, the significant judgments that were exercised by the management in applying the Company’s accounting policy and the key sources of estimation uncertainty were similar to those applied in the Company’s annual financial statements for the year ended December 31, 2017.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES:

a.	Early adoption of IFRS 15 “Revenue from Contracts with Customers” (hereinafter – “IFRS 15” or “the Standard”)

1.	General

The Company has decided to early adopt IFRS 15 “Revenue from Contracts with Customers” (hereinafter – “IFRS 15”) from January 1, 2017 (hereinafter – the “date of initial application”), whereas revenues recognized in 2016 were accounted for according to the provisions of IAS 18 “Revenue.” The early adoption of IFRS 15 by the Company was done pursuant to the transitional provision that enables the recognition of the accumulated impact of adoption as an adjustment of the opening balance of retained earnings as of January 1, 2017 (also known as the modified retrospective approach).

The Standard replaces the guidelines that were in effect through January 1, 2017 regarding revenue recognition and presents a new single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. The model framework consists of five steps for analyzing transactions to determine the timing and amount of revenue recognition.

The accounting policy applied to the revenues presented in the condensed interim of profit and loss for the three-month period ended March 31, 2018 and the comparative figures for the corresponding period ended March 31, 2017, which were restated to conform with IFRS 15, is consistent with the accounting policy set out in the accounting policies note in the Company’s annual financial statements for the year ended December 31, 2017.

F-60

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (continued):

2.	Effect of adopting IFRS 15

The quantitative effects arising from the early application of IFRS 15 on the condensed consolidated statement of financial position as of March 31, 2017 and on the condensed consolidated statements of profit and loss for the three months ended on that date, presented by way of comparison between the amounts recognized in this period applying the provisions of IFRS 15, and the amounts that would have been recognized applying the previous revenue recognition policy (according to IAS 18), as detailed below:

a.	Income statement (unaudited)

	Three-months ended March 31, 2017 as reported	Three-months ended March 31, 2017 according to previous policy	Effect of adopting IFRS 15
	U.S dollars in thousands
Revenue	319	195	124
Net income	(1,476)	(1,600)	124
Basic and diluted loss per share	(0.10)	(0.10)	-

b.	Statement of financial position (unaudited)

	Balance at March 31, 2017 as reported	Balance at March 31, 2017 according to previous policy	Effect of adopting IFRS 15
	U.S dollars in thousands
Trade receivables and contract assets	420	44	376
Contract liability-short term	436	-	436
Contract liability-long term	140	-	140
Deferred revenue-short term	-	321	(321)
Deferred revenue-long term	-	52	(52)

3.	Disaggregated revenue data

Set forth below is a breakdown of the Company’s revenue by geographic regions:

	Israel	USA	Other	Total
		U.S. dollars in thousands
Company’s revenue:

For the three-months ended March 31, 2018 (unaudited)	270	81	107	458
For the three-months ended March 31, 2017 (unaudited)	221	96	2	319
For 2017 (audited)	823	227	46	1,096

F-61

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (continued):

Set forth below is a breakdown of the Company’s revenue by revenue stream:

	Three-months ended March 31, 2018 (unaudited)	Three-months ended March 31, 2017 (unaudited)	Year ended December 31, 2017 (audited)
	U.S dollars in thousands
Revenue:
Revenue from sale of licenses	311	197	486
Revenue from provision of maintenance and support services	132	112	519
Revenue from provision of other services	15	10	91
Total revenue	458	319	1,096

b.	IFRS 9 – “Financial Instruments” (hereinafter – “IFRS 9” or “the Standard”)

IFRS 9 addresses the classification, measurement and recognition of financial assets and financial liabilities. The complete version of IFRS 9 was issued in July 2014. It replaces the guidance in IAS 39 that relates to the classification and measurement of financial instruments.

IFRS 9 retains but simplifies the mixed measurement model and establishes three primary measurement categories for financial assets: amortized cost, fair value through other comprehensive income and fair value through profit and loss. The basis of classification depends on the entity’s business model and the contractual cash flow characteristics of the financial asset. Investments in equity instruments are required to be measured at fair value through profit or loss with the irrevocable option at inception to present changes in fair value in other comprehensive income not recycling.

The standard presents a new model for impairment of financial assets. The new model is based on expected credit losses and it replaces the incurred loss impairment model used in IAS 39.

For financial liabilities, there were no changes to classification and measurement except for the recognition of changes in own credit risk in other comprehensive income, for liabilities designated at fair value through profit or loss.

The Company adopted IFRS 9 on January 1, 2018. The Company’s financial assets continue to be measured, as in the past, at their amortized cost, while applying the impairment model for impairment mentioned above. The Company’s non-derivative financial liabilities also continue to be measured at their amortized cost.

The initial application of IFRS 9 did not have a material effect on the Company’s condensed consolidated financial statements.

F-62

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (continued):

c.	New standards and interpretations not yet adopted

1.	IFRS 16 – “Leases” (hereinafter – “IFRS 16”)

IFRS 16 will replace upon first-time implementation the existing guidance in IAS 17 “Leases” (hereinafter – “IAS 17”). The standard sets out the principles for the recognition, measurement, presentation and disclosure of leases, and is expected to have material impact mainly on the accounting treatment applied by the lessee in a lease transaction.

IFRS 16 changes the existing guidance in IAS 17 and requires lessees to recognize a lease liability that reflects future lease payments and a “right-of-use asset” in all lease contracts (except for the following), with no distinction between financing and capital leases. IFRS 16 exempts lessees in short-term leases or the when underlying asset has a low value.

IFRS 16 substantially carries forward the lessor accounting requirements in IAS 17. Accordingly, a lessor continues to classify its leases as operating leases or finance leases, and to account for those two types of leases differently.

IFRS 16 also changes the definition of a “lease” and the manner of assessing whether a contract contains a lease.

IFRS 16 will be effective retrospectively for annual periods beginning on or after January 1, 2019, taking into account the reliefs specified in the transitional provisions of IFRS 16. Under the provisions of IFRS 16, early adoption is permitted only if IFRS 15 has also been applied. The Company is assessing the expected impact of IFRS 16 on its condensed consolidated financial statements.

2.	In the Company’s annual financial statements for 2017, information was presented regarding new IFRS standards and amendments to existing IFRS that are not yet in effect and which the Company did not choose to apply earlier.

The Company is examining the effect of these standards on the financial statements.

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANCIAL RISKS

a.	Fair value disclosure

As of March 31, 2018, the Company does not have financial liabilities, which are based on observable data (level 1) in respect of derivative financial instruments.

b.	Fair value measurements based on unobservable data (level 3)

The Company evaluated the fair value of the options and anti-dilution mechanisms that were issued to the private investors and to advisors in connection with capital raising rounds that have taken place over the course of the 3-month period ended March 31, 2018 (see note 7).

F-63

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 4 - FINANCIAL INSTRUMENTS AND FINANCIAL RISKS (continued):

The following table presents Company’s financial liabilities, which are measured at fair value for the three-month period ended March 31, 2018 (unaudited):

	Anti-dilution feature	Warrants	Total
	U.S dollars in thousands
Balance as of January 1, 2018	692	61	753
Finance income, net	(511)	(58)	(569)
Balance as of March 31, 2018	181	3	184
Total unrealized gains for the period included in profit or loss for liabilities held at the end of the reporting period	(511)	(58)	(569)

The following table presents Company’s financial liabilities which are measured at fair value for the three-month period ended March 31, 2017 (unaudited):

Anti-dilution feature
Balance as of January 1, 2017	94
Finance income, net	(91)
Balance as of March 31, 2017	3
Total unrealized gains (losses) for the period included in profit or loss for liabilities held at the end of the reporting period	91

The following table presents Company’s financial liabilities which are measured at fair value as of December 31, 2017 (audited):

	Anti-dilution feature	Warrants	Total
	U.S. dollar in thousands
Balance as of January 1, 2017:	94	-	94
Inception	315	1,958	2,273
Finance expenses (income), net	283	(1,897)	(1,614)
Balance as of December 31, 2017	692	61	753
Total unrealized gains )losses) for the period included in profit or loss for liabilities held at the end of the reporting period	283	(1,897)	(1,614)

c.	Valuation processes used by the Company

Company’s valuation policy and methodology are consistent with the ones disclosed in the 2017 condensed consolidated financial statements.

d.	Fair value of financial assets and financial liabilities measured at amortized cost

Assets and liabilities, which are not measured on a recurrent basis at fair value, are presented at their carrying amount, which approximates their fair value,

F-64

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 5 - TRANSACTIONS WITH RELATED PARTIES

a.	On June 20, 2016, the Company repaid all of Safe-T’s loans amounting to $2,178 thousand. This refund recorded as a loan to Safe-T. On July 25, 2016, the Company and Safe-T signed a credit facility agreement, for the purpose of withdrawing the above mentioned loan and further loans which are taken by Safe-T for its operating activities. The loans bear interest in accordance with the rate set in the Income Tax Regulations and they are repayable in one installment or several installments within three years from the date of receipt of each such loan.

In the year 2018, Safe-T has withdrawn further amounts totaling approximately $1,057 thousand on account of the said credit facility, such that the total amount of the loans extended by the Company to Safe-T is approximately $11,894 thousand as of March 31, 2018 (including exchange differences) (and the total amount of interest is $328 thousand).

b.	As part of the ongoing running of its business, the Company receives management services from the controlling shareholder and the Chairman of the Board of Directors in consideration for a monthly payment of $15 thousand. In the three-month periods ended March 31, 2018, total payroll costs amounted to approximately $48 thousand. As of March 31, 2018, this balance reflected a $16 thousand balance payable to the controlling shareholder.

c.	The Company employs related parties. In the three-month periods ended March 31, 2018, the total payroll costs, including share based compensation, amounted to approximately $79 thousand. As of March 31, 2018, the balance payable to those related parties amounted to approximately $56 thousand.

NOTE 6 - EQUITY

a.	Composition of share capital:

	Number of shares
	Authorized	Issued and paid	Authorized	Issued and paid
	March 31, 2018		December 31, 2017
Ordinary shares of no par value	1,000,000,000	20,342,454	1,000,000,000	20,198,583

b.	Approval of private allocation

On March 27, 2017, the Company’s Board of Directors approved a private share allocation agreement. Under the agreement, the Company shall allocate 1,963,834 packages comprising 1 share and 1 warrant in consideration for 6.00 NIS per package, such that the total consideration to be received by the Company will amount to approximately 11.8 million NIS (approximately $3.3 million). In April 2017, the Stock Exchange issued an approval for the finalization of the allocation.

The warrants that were awarded to the investors are non-marketable. The exercise price of the warrants that will be awarded to the investors will be 8.75 NIS per share. The warrants will expire on November 30, 2018. The investment of one of the Company’s investors – amounting to approximately 3.63 million NIS – was subject to listing the Company’s shares for trading over the counter (OTC) in the USA. The investor has waived this demand and invested 3.63 million NIS (approximately $1 million) in the Company. The Company allocated 605,000 shares to this investor against the said investment. Those shares are included in the number of packages approved by the Company’s Board of Directors on March 27, 2017.

Furthermore, on April 24 and April 30, 2017, the Company’s Board of Directors approved the extension of the private allocation by approximately 2,649 thousand NIS (approximately $727 thousand) under the same terms, against the allocation of 441,483 shares. The prices of the shares and the terms of the options are similar to the terms of the private allocation from March 27, 2017.

F-65

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - EQUITY (continued):

In addition, on May 21, 2017, the Company’s Board of Directors approved a further extension of the private allocation pursuant to an agreement where under two of the investors will make further investments in the Company. Under the agreement, the Company allocated 1,174,286 packages comprising 1 share and 1 warrant in consideration for 7.00 NIS per package, such that the additional consideration received by the Company totaled approximately 8.15 million NIS (approximately $2.28 million). The exercise price of the warrants is 10.00 NIS per share and they shall expire on November 30, 2018.

On June 26, 2017, the Company obtained all approvals required for listing the Company’s shares as ADS (American Depository Shares) that are tradable as part of the OTCQB Venture Market of the Over the Counter (OTC) market in the USA. In accordance with the approvals, the Company commenced trade as part of the ADR Level 1 program from June 27, 2017 under the symbol SFTTY; each ADS represents 4 ordinary Company shares.

As part of the abovementioned allocations, the Company has undertaken that in case that it will decide to allocate additional securities over the course of up to 12 months from the dates of the allocations, at a price per share that is lower than the price per share that was set as part of the private allocation, it will compensate the investors by allocating additional shares in accordance with the difference between the price per share of the relevant allocation and the price per share in the future allocation, up to a minimal price that ranges between 4-6 NIS per share, according to the terms of the relevant allocation.

In connection with the private allocation referred to in this note 6b, the Company used the services of advisers, who mediated between the investors and the Company. In consideration for the services rendered by those advisors, the Company awarded them warrants, as follows:

Date of award	Number of warrants awarded	Exercise price (in NIS)	Exercise period (in years)

April 6, 2017	11,383	6	5
April 6, 2017	56,558	6	3
May 11, 2017	22,074	6	3
May 22, 2017	45,375	6	3
June 13, 2017	84,500	10	3

The Company accounted for the said awards in accordance with the provisions of IFRS 2. The value of the services that were rendered by the advisors was allocated on a pro rata basis between the premium and general and administrative expenses in accordance with the proportion of equity instruments and liability instruments included in the private allocations.

The Company received a total of 22,634 thousand NIS ($6,244 thousand) as a result of the private allocation (including the two extensions).

c.	Series 1 warrants

On January 30, 2017, the Company’s general meeting decided to defer the exercise date of the Series 1 warrants from February 9, 2017 to April 30, 2017 and to reduce the exercise price of the warrants from 6.25 NIS to 5.50 NIS.

As of April 30, 2017, 8,750 warrants were exercised before the reduction of the exercise price, for a total consideration of approximately 55 thousand NIS (approximately $14 thousand), and 1,281,529 warrants were exercised after the reduction of the exercise price, for a total consideration of approximately 7,048 thousand NIS (approximately $1,930 thousand) (99.85% of all series 1 warrants were exercised in consideration for approximately 7,103 thousand NIS (approximately $1,943 thousand). The remaining warrants expired on April 30, 2017.

F-66

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 6 - EQUITY (continued):

d.	Series 2 warrants

In November 2017, the Company’s Board of Directors approved taking the required steps to postpone the expiry of Series 2 options from December 9, 2017 to February 9, 2018, and to reduce the exercise price of the options from 7.50 NIS per share to 6.50 NIS per share.

On February 9, 2018, Series 2 options expired. Out of a total of 2,884,950 options, 7,020 options (0.24%) were exercised for an exercise amount of $14.6 thousand. The rest of the options expired.

NOTE 7 - LOSS PER SHARE

a.	Basic

Basic loss per share is calculated by dividing the loss attributable to Company’s owners by the weighted average number of ordinary shares in issue.

	Three-month period ended March 31		Year ended December 31
	2018	2017	2017
	U.S. dollars in thousands

Loss attributable to Company’s owners	1,604	*1,476	5,313
The weighted average of the number of ordinary shares in issue (in thousands of shares)	20,323	15,262	18,433
Basic loss per share (dollar)	0.08	0.10	0.29

* Early adoption of IFRS 15

In the calculation of the loss per share, the Company used the weighted average number of Safe-T shares until the date of finalization of the merger transaction, multiplied by the exchange ratio determined for the transaction, as described in note 1c. The number of shares used in the calculation as from the transaction date is the weighted average number of Company’s shares.

b.	Diluted

The diluted loss per share is computed by adjusting the weighted average number of ordinary shares in issue by including all dilutive potential ordinary shares. The Company has two categories of dilutive potential ordinary shares: non-marketable warrants and marketable warrants. The underlying assumption in computing the diluted loss per share is that all warrants shall be converted into ordinary shares and the net loss is adjusted to cancel the effect of finance income in respect of those instruments.

F-67

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 7 - LOSS PER SHARE (continued):

	Three-month period ended March 31		Year ended December 31
	2018	2017	2017
	U.S. dollars in thousands
Loss attributable to Company’s owners, used in computation of basic loss per share	1,604	*1,476	5,313
Adjustment in respect of the finance income relating to anti-dilution mechanism	511	-	-
	2,115	1,476	5,313

The weighted average of the number of ordinary shares in issue used in computation of basic loss per share (in thousands of shares)	20,323	15,262	18,433
Adjustment in respect of incremental shares assuming the conversion of the anti-dilution mechanism	1,084	-	-
	21,407	15,262	18,433
Diluted loss per share (dollar)	0.10	0.10	0.29

* Early application of IFRS 15

When calculating the diluted loss per share for 2017 and 2016, the Company accounted for the dilutive effect of the anti-dilution mechanism. Other financial instruments were not accounted for when calculating the diluted loss per share for 2017 and 2016 since their effect, on a fully diluted basis, is anti-dilutive.

NOTE 8 - SUBSEQUENT EVENTS

a.	Private placement

On June 3, 2018, the Company completed a private allocation of 7,634,536 shares and 4,378,693 warrants in consideration of approximately 10.6 million NIS (approximately $2.97 million). The warrants that were awarded to the investors are non-marketable and can be exercised to ordinary shares of the Company using a conversion ratio of 1:1 and for an exercise price of $0.65 per share until November 30, 2019.

As part of the abovementioned allocation, the Company has undertaken that in case that it will decide to allocate additional securities over the course of up to 24 months from the allocation closing date, at a lower price per share, it will compensate the investors by allocating them additional shares according to relevant agreements.

Also, the Company may compensate a foreign investor with additional shares, subject to non-fulfillment of certain terms related to the conversion of the shares to ADS (American Depository Shares) within 6 months from the allocation closing date. In addition, the Company approved an allocation of 416,456 shares which were triggered by an anti-dilution clause related to previous share purchase agreements executed in 2017, in consideration of approximately 125 thousand NIS.

As a result of the allocation, the Company will also grant to three brokers 414,042 non-marketable warrants in consideration of an exercise price of $0.65 per share to be exercised until November 30, 2019, and also 12,893 non-marketable warrants in consideration of 10.0 NIS per share to be exercised until November 30, 2018.

The brokers will receive fees equal to approximately 5.6% in cash out of the gross proceeds received in the allocation (not including the gross proceeds resulted from the anti-dilution shares allocation).

F-68

SAFE-T GROUP LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

NOTE 8 - SUBSEQUENT EVENTS (continued):

As of the date of the financial statements approval, the Company received an amount of approximately 10,725 thousand NIS from the issuance (approximately $3,008 thousand).

b.	Options grant and options re-pricing

On June 20, 2018, the Company’s board of directors approved the award of 900,048 options to Company’s employees and consultants at an exercise price of 4.50 NIS per share. The options will be exercisable at the end of the vesting periods in accordance with the terms of the award agreements.

The board of directors also approved the reduction of the exercise prices of 1,733,504 options awarded to the Company’s employees and one consultant between August 28, 2016 and November 27, 2017 at exercise prices which ranged between 4.887 NIS per share and 6.976 NIS. All exercise prices of the said options were reduced to 4.5 NIS per share. The reduction is subject to the approval of the tax authorities.

The amount above includes 231,840 options granted to the Company’s CEO, which are subject also to the approval of the Company’s shareholders.

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1,000,000 American Depositary Shares

Representing 20,000,000 Ordinary Shares

1,000,000 Warrants

Safe-T Group Ltd.

PROSPECTUS

Sole Book – Running Manager

Chardan

           , 2018

Until and including,              2018 (25 days after the date of this prospectus), all dealers that buy, sell, or trade the ADSs or warrants, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.    Indemnification of Directors, Officers and Employees

Indemnification

The Israeli Companies Law 5759-2999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;
●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;
●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court,: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and
●

expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and
●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

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Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since January 1, 2015, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

The following description of the Company’s share capital takes into account a reverse stock split of the Company’s Ordinary Shares that was effected in March 2016, whereupon every 800 of our Ordinary Shares were consolidated into one Ordinary Share (no par value).

On March 29, 2016, the Company issued an aggregate of 325,656 Ordinary Shares, pursuant to a creditors arrangement under Section 350 of the Companies Law.

On June 7, 2016, the Company completed an issuance of an aggregate of 1,445,827 Ordinary Shares pursuant to a rights issuance, at a price of NIS 1.00 (approximately $0.26) per share, whereby each of our shareholders holding one Ordinary Share at the beginning of trading on the TASE on May 22, 2016 was entitled to purchase four ordinary shares for NIS 4.0 per unit and NIS 1.00 per share (approximately $1.04 and $0.26, respectively).

On June 15, 2016, as part of a merger agreement with Safe-T Data A.R Ltd., or the Subsidiary, the Company issued an aggregate of 3,230,700 Ordinary Shares in a public offering, at a price of NIS 5.00 (approximately $1.30) per share. In addition, the Company issued to the investors 1,292,280 Series 1 warrants with an exercise price of NIS 6.25 (approximately $1.63) per Ordinary Share, designated to expire on February 9, 2017, and 1,292,280 Series 2 warrants with an exercise price of NIS 7.50 (approximately $1.95) per Ordinary Share, designated to expire on December 9, 2017. On February 4, 2017 court approval was obtained to postpone the expiration date of the Series 1 warrants to April 30, 2017, and to reduce their exercise price to NIS 5.50 (approximately $1.46) per Ordinary Share. Ultimately, 1,290,279 Series 1 warrants were exercised into 1,290,279 Ordinary Shares. On December 3, 2017, court approval was obtained to postpone the expiration date of the Series 2 warrants to February 9, 2018, and to reduce their exercise price to NIS 6.50 (approximately $1.85) per Ordinary Share. As of December 31, 2017, 7,020 Series 2 warrants were exercised into 7,020 Ordinary Shares.

On June 15, 2016, as part of a merger agreement with the Subsidiary, the Company issued an aggregate of 8,626,761 Ordinary Shares to the shareholders of the Subsidiary in exchange for their shares of the Subsidiary, and issued an aggregate of 1,496,725 options to the Subsidiary employees, consultants and directors in exchange for their options of the Subsidiary. Such options were granted at exercises prices ranging between $0.39 and $0.61. As of December 31, 2017, 163,883 of such options have been exercised and 119,430 of such options have expired.

On November 13, 2016, the Company issued aggregate of 1,000,704 options, as follows: (i) options to purchase 829,296 Ordinary Shares to its employees and consultants at exercise prices ranging from NIS 5.137 to NIS 6.50 (approximately $1.37 to $1.73) per share. 50,000 of these options vested immediately, and the rest over a period of four years. As of December 31, 2017, none of such options have been exercised and 165,008 of such options have expired; and (ii) options to purchase 171,408 Ordinary Shares to certain individuals including the Company’s Chief Executive Officer and members of the Company’s board of directors, with an exercise price of NIS 4.887 (approximately $1.28) per share. The options vest over a period of three to four years. As of December 31, 2017, none of such options have been exercised and 8,496 of such options have expired.

On December 14, 2016, the Company issued to certain investors, pursuant to a private placement, an aggregate of 1,492,670 Ordinary Shares, at a price of NIS 4.25 (approximately $1.10) per share. In addition, the Company issued to such investors Series 2 warrants to purchase 1,492,670 Ordinary Shares at an original exercise price of NIS 7.50 (approximately $1.95) per share, which designated to expire on December 9, 2017. Recently, the exercise price of Series 2 Warrants and the expiration date thereof have been amended, as detailed above.

On April 7 and June 21, 2017, the Company issued to certain investors, pursuant to a private placement, an aggregate of 1,963,834 Ordinary Shares, at a price of NIS 6.00 (approximately $1.64) per share. In addition, the Company issued to the investors warrants to purchase 1,963,834 Ordinary Shares with an exercise price of NIS 8.75 (approximately $2.39) per share, which expire on November 30, 2018. As of December 31, 2017, none of such options have been exercised. In addition, on the same dates the Company issued to certain finders, warrants to purchase 113,316 Ordinary Shares with an exercise price of NIS 6.0 (approximately $1.58) per share, which expire on November 30, 2018.

On May 22 and 28, 2017, the Company issued to certain investors, pursuant to a private placement, an aggregate of 441,483 Ordinary Shares, at a price of NIS 6.00 (approximately $1.66) per share. In addition, the Company issued to such investors warrants to purchase 441,483 Ordinary Shares with an exercise price of NIS 8.75 (approximately $2.42) per share, which expire on November 30, 2018. As of December 31, 2017, none of such options have been exercised. In addition, on the same dates the Company issued to certain finders, warrants to purchase 22,074 Ordinary Shares with an exercise price of NIS 6.0 (approximately $1.58) per share, which expire on November 30, 2018.

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On June 21, 2017, the Company issued to certain investors, pursuant to a private placement, an aggregate of 1,174,286 Ordinary Shares, at a price of NIS 7.00 (approximately $1.98) per share. In addition, the Company issued to such investors warrants to purchase 1,174,286 Ordinary Shares with an exercise price of NIS 10.00 (approximately $2.84) per share, which expire on November 30, 2018. As of December 31, 2017, none of such options have been exercised. In addition, on the same date the Company issued to certain finders, warrants to purchase 84,499 Ordinary Shares with an exercise price of NIS 10.00 (approximately $2.63) per share, which expire on November 30, 2018.

On September 12, 2017, the Company issued: (i) options to purchase 647,896 Ordinary Shares to its employees and consultants at an exercise price of NIS 6.371 (approximately $1.76) per share. Such options vest over a period of forty four to forty eight months. As of December 31, 2017, none of such options have been exercised and 100,000 of such options have expired; (ii) options to purchase 641,744 Ordinary Shares to its employees and consultants with an exercise price of NIS 6.976 (approximately $1.94) per share. 20,000 of these options vest over a period of two years, and the rest over a period of four years. As of December 31, 2017, none of such options have been exercised and 30,000 of such options have expired; (iv) options to purchase 100,000 Ordinary Shares to its Chief Executive Officer, at an exercise price of NIS 6.588 (approximately $1.83) per share. The options vest over a period of four years. As of December 31, 2017, none of such options have been exercised nor expired; and (v) options to purchase 500,000 Ordinary Shares to its employees and consultants at an exercise price of NIS 5.655 (approximately $1.58) per share. 100,000 of such options vested immediately, 50,000 vest over a period of two years, and the rest over a period of four years. As of December 31, 2017, none of such options have been exercised and 50,000 of such options have expired.

Since January 2016, the Company has granted its employees, directors, senior management, consultants and service providers options to purchase an aggregate of 4,399,842 Ordinary Shares under the Company’s Global Equity Plan, with exercise prices ranging between NIS 1.42 (approximately $0.3985) and NIS 4.50 (approximately $1.26) per share, of which 1,612,708 were vested as of July 18, 2018. The options vest over a period of four years. As of December 31, 2017, none of such options have been exercised nor expired.

On June 3, 2018 we issued the following securities, pursuant to a private placement: (a) 3,775,520 Ordinary Shares to certain investors, at a price per share of NIS 1.50 (approximately $0.42), (b) 3,859,016 Ordinary Shares to certain investors, at a price per share of approximately NIS 1.28 (approximately $0.36), (c) warrants to purchase an aggregate of 4,792,735 Ordinary Shares with an exercise price of $0.65, and (d) the corresponding issuance of 416,456 Ordinary Shares and warrants to purchase 12,893 Ordinary Shares, issued pursuant to an anti-dilution provision included in a certain private placement agreement, that was triggered upon the foregoing issuances.

Item 8.    Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement by and among Safe-T Group Ltd. and the underwriters named therein.

3.1**	Amended and Restated Articles of Association of Safe-T Group Ltd.

4.1*	Form of Amended and Restated Deposit Agreement.

4.2*	Form of Warrant.

4.3*	Form of Representative's Warrant.

5.1	Opinion of Eitan Mehulal & Sadot, Israeli counsel to Safe-T Group Ltd.

5.2	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. counsel to Safe-T Group Ltd.

10.1**	Form of Indemnification Agreement.

10.2**	Safe-T Group Global Equity Plan.

10.3	Lease Agreement dated June 25, 2013, by and between Safe-T Data A.R Ltd. and Herzeliya Center Building and Investments (M.H.B.H) Ltd. and Shvartzbard Assets and Investments Ltd.

10.4	Summary of Supplements to Lease Agreement dated July 23, 2015 and September 10, 2017 by and between Safe-T Data A.R Ltd. and Herzeliya Center Building and Investments (M.H.B.H) Ltd. and Shvartzbard Assets and Investments Ltd.

10.5**	Safe-T Group Compensation Policy.

21.1**	List of Subsidiaries.

23.1	Consent of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited.

23.2	Consent of Eitan Mehulal & Sadot (included in Exhibit 5.1)

23.3	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in Exhibit 5.2)

24.1**	Power of Attorney.

*	To be filed by amendment.

**	Previously filed

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Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9.    Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on July 20, 2018.

SAFE-T GROUP LTD.

By:	/s/ Shachar Daniel
Shachar Daniel
Chief Executive Officer

Signature	Title	Date

/s/ Shachar Daniel	Chief Executive Officer, Director	July 20, 2018
Shachar Daniel	(Principal Executive Officer)

/s/ Shai Avnit	Chief Financial Officer (Principal Financial	July 20, 2018
Shai Avnit	and Accounting Officer)

*	Director, Chairman of the Board of Directors	July 20, 2018
Amir Mizhar

*	Director	July 20, 2018
Yehuda Halfon

*	Director	July 20, 2018
Yuval Illuz

*	Director	July 20, 2018
Eylon Geda

*	Director	July 20, 2018
Vered Raz-Avayo

*	Director	July 20, 2018
Lior Vider

* By:	/s/ Shachar Daniel
Shachar Daniel
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, John Parmley, the duly authorized representative in the United States of Safe-T Group Ltd., has signed this registration statement on July 20, 2018.

/s/ John Parmley

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